Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

INVERSIONES E INMOBILARIA GHC LTDA, ROSE HILL ACQUISITION CORPORATION

and

ALEJANDRO GARCÍA HUIDOBRO EMPRESARIO INDIVIDUAL

solely for the purposes of Section 2.1, Section 2.2, Section 4.4(b) and Article XI

dated as of October 19, 2022

ARTICLE I

DEFINITIONS
1.1.	Defined Terms	5
ARTICLE II

INCORPORATION OF CERTAIN ENTITIES, THE PRE-CLOSING RESTRUCTURING AND THE MERGERS

2.1.	Incorporation of Certain Entities	20
2.2.	The Pre-Closing Restructuring	20
2.3.	First Merger	20
2.4.	Second Merger	21
2.5.	Closing	21
2.6.	Effective Times	21
2.7.	Effect of Mergers	22
2.8.	Governing Documents	22
2.9.	Directors and Officers	22
ARTICLE III

CLOSING TRANSACTIONS

3.1.	Effect on SPAC Shares and Warrants and New PubCo	22
3.2.	Effect on Merger Sub Shares	23
3.3.	Exchange Procedures	24
3.4.	Issuance of the Closing Number of Securities	24
3.5.	SPAC Financing Certificate	24
3.6.	Company Financing Certificate	24
3.7.	Closing Calculations	25
3.8.	Earn-Out Shares	25
3.9.	Withholding Taxes	26
3.10.	Taking of Necessary Action; Further Action	26
3.11.	Transaction Expense Payment; Excess Transaction Expense Amount	26

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1.	Organization and Qualification	27
4.2.	Company Subsidiaries	27
4.3.	Capitalization of the Group Companies	27
4.4.	Authority Relative to this Agreement	29
4.5.	No Conflict; Required Filings and Consents	29
4.6.	Compliance; Approvals	29
4.7.	Financial Statements	30
4.8.	No Undisclosed Liabilities	30
4.9.	Absence of Certain Changes or Events	31
4.10.	Litigation	31
4.11.	Employee Benefits Plans	31
4.12.	Labor Matters	31
4.13.	Real Property; Tangible Property	32
4.14.	Taxes	34
4.15.	Environmental Matters	35
4.16.	Brokers; Third Party Expenses	36

4.17.	Intellectual Property	36
4.18.	Agreements, Contracts and Commitments	38
4.19.	Insurance	40
4.20.	Interested Party Transactions	40
4.21.	Information Supplied	40
4.22.	Anti-Bribery; Anti-Corruption	41
4.23.	International Trade; Sanctions; Anti-Money Laundering Laws	41
4.24.	Customers and Suppliers	42
4.25.	AGH Approval; Company Shareholder Approval	42
4.26.	Disclaimer of Other Warranties	42

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SPAC

5.1.	Organization and Qualification	43
5.2.	Capitalization	44
5.3.	Authority Relative to this Agreement	44
5.4.	No Conflict; Required Filings and Consents	44
5.5.	Compliance; Approvals	45
5.6.	SPAC SEC Reports and Financial Statements	45
5.7.	Absence of Certain Changes or Events	46
5.8.	Litigation	46
5.9.	Business Activities	46
5.10.	SPAC Material Contracts	47
5.11.	SPAC Listing	47
5.12.	Trust Account	47
5.13.	Taxes	48
5.14.	Information Supplied	49
5.15.	Employees; Benefit Plans	49
5.16.	Board Approval; Shareholder Vote	50
5.17.	Affiliate Transactions	50
5.18.	Brokers	50
5.19.	Disclaimer of Other Warranties	50

ARTICLE VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1.	Conduct of Business by the Company, the Company Subsidiaries, HoldCo, New PubCo and Merger Sub	51
6.2.	Conduct of Business by SPAC	53
6.3.	Requests for Consent	55

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1.	Proxy Statement/Registration Statement; Special Meeting; Shareholder Approval	55
7.2.	Certain Regulatory Matters	57
7.3.	Other Filings; Press Release	57
7.4.	Confidentiality; Communications Plan; Access to Information	58
7.5.	Commercially Reasonable Efforts	59
7.6.	No SPAC Securities Transactions	59
7.7.	No Claim Against Trust Account	60
7.8.	Disclosure of Certain Matters	60

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7.9.	Securities Listings	60
7.10.	No Solicitation	60
7.11.	Trust Account	61
7.12.	Director and Officer Matters	61
7.13.	Tax Matters	62
7.14.	Financing Arrangements	63
7.15.	Qualification as a Foreign Private Issuer	63
7.16.	Qualification as an Emerging Growth Company	63
7.17.	New PubCo Board	63
7.18.	New PubCo Equity Plan	64
7.19.	Financial Statements; Other Financial Information	64
7.20.	Transaction Expenses	64
7.21.	Company Shareholder Approval	65
7.22.	Transaction Litigation	65
7.23.	Extension Proposal	66

ARTICLE VIII

CONDITIONS TO THE TRANSACTION

8.1.	Conditions to Obligations of Each Party’s Obligations	66
8.2.	Additional Conditions to Obligations of the Company	67
8.3.	Additional Conditions to the Obligations of SPAC	67

ARTICLE IX

TERMINATION

9.1.	Termination	68
9.2.	Notice of Termination; Effect of Termination	69

ARTICLE X

NO SURVIVAL

10.1.	No Survival	69

ARTICLE XI

GENERAL PROVISIONS

11.1.	Notices	70
11.2.	Interpretation	71
11.3.	Counterparts; Electronic Delivery	71
11.4.	Entire Agreement; Third Party Beneficiaries	71
11.5.	Severability	71
11.6.	Other Remedies; Specific Performance	71
11.7.	Governing Law	71
11.8.	Consent to Jurisdiction; Waiver of Jury Trial	71
11.9.	Rules of Construction	71
11.10.	Expenses	71
11.11.	Assignment	71
11.12.	Amendment	71
11.13.	Extension; Waiver	71
11.14.	No Recourse	71
11.15.	SPAC Legal Representation	71
11.16.	Company Legal Representation	71
11.17.	Disclosure Letters and Exhibits	72

EXHIBITS

Exhibit A	Form of Registration Rights Agreement and Lock-up Agreement
Exhibit B	Form of Joinder Agreement
Exhibit C	Form of First Plan of Merger
Exhibit D	Form of Second Plan of Merger

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BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT is made and entered into as of October 19, 2022 (this “Agreement”), by and among Inversiones e Inmobilaria GHC Ltda, a limited liability company organized under the laws of Chile (the “Company”), Rose Hill Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”), and Alejandro García Huidobro Empresario Individual, solely for the purposes of Section 2.1, Section 2.2, Section 4.4(b) and Article XI (“AGH” and, together with the Company, the “Company Parties”). Each Company Party and SPAC will individually be referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, SPAC is a blank check company incorporated as a Cayman Islands exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, prior to the Closing (as defined below), the Company will incorporate the Incorporated Entities (as defined below) and the Company and AGH will consummate the Pre-Closing Restructuring (as defined below), pursuant to which, among other things, prior to the First Effective Time, (i) all Company Subsidiaries will become directly or indirectly owned by HoldCo, (ii) HoldCo will become a wholly owned subsidiary of Merger Sub, and (iii) Merger Sub will become a wholly owned subsidiary of the Company;

WHEREAS, the Parties intend to effect the Mergers (as defined below) in accordance with the Companies Act (as defined below) and upon the terms and conditions set forth in this Agreement whereby (i) on the Closing Date (as defined below), and in any case prior to the Second Merger (as defined below), SPAC shall be merged with and into New PubCo (the “First Merger”), with New PubCo continuing as the surviving company and (ii) on the Closing Date, subsequent to the First Merger, Merger Sub shall be merged with and into New PubCo (the “Second Merger” and, together with the First Merger, the “Mergers”) with New PubCo continuing as the surviving company;

WHEREAS, the board of directors of SPAC has unanimously (i) determined that the Mergers and the other Transactions (as defined below) are advisable and in the best interests of SPAC, (ii) approved this Agreement, the Mergers (and the other Transactions) and the Transaction Agreements (as defined below) to which it is a party, and
(iii) determined to recommend that the shareholders of SPAC (the “SPAC Shareholders”) approve the SPAC Shareholder Matters (as defined below) (the “SPAC Recommendation”);

WHEREAS, AGH in his capacity as administrator of the Company has (a) determined that it is fair, advisable and in the best interests of the Company and its equityholders for the Company to enter into this Agreement and the other Transaction Agreements to which it is or will be a party and (b) approved this Agreement and the other Transaction Agreements to which the Company is or will be a party and the Transactions, including the Mergers and the Pre-Closing Restructuring;

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the First Merger qualify as a transaction treated as a reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the applicable Treasury Regulations with respect to the First Merger (the “Intended Tax Treatment”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to the Company Parties’ willingness to enter into this Agreement, SPAC, SPAC Sponsor (as defined below), the Company and the other Persons named therein and party thereto, have entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, SPAC Sponsor has agreed, among other things, to (i) approve the actions contemplated in this Agreement for which their approval is required, (ii) certain restrictions on transfer relating to its SPAC Shares prior to the Closing as set forth therein; (iii) not redeem any of its SPAC Shares in connection with the vote to approve the SPAC Shareholder Matters or the Extension Proposal, vote in favor of the Mergers and the other Transactions and against any alternative transaction and, prior to the Closing, not to transfer any Subject Securities (as defined therein) except as permitted thereby, (iv) waive certain anti-dilution provisions contained in the SPAC Governing Documents (as defined below) in connection with the Mergers; and (v) subject a certain number of its SPAC Shares to vesting;

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WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, AGH and the Company have entered into a Company Support Agreement (the “Company Support Agreement”), pursuant to which AGH has agreed, among other things, to (i) take and refrain from certain actions contemplated in this Agreement related to the Company Shareholder Approval and (ii) certain restrictions on transfer relating to Subject Securities (as defined therein) prior to the Closing as set forth therein;

WHEREAS, in connection with the Closing, New PubCo, SPAC Sponsor, the Company and certain other Persons party thereto shall enter into a Registration Rights and Lock-up Agreement in the form attached hereto as Exhibit A (the “Registration Rights and Lock-Up Agreement”), which, among other things (i) effective as of the Closing, terminates and replaces the Current Registration Rights Agreement (as defined below) and (ii) provides for certain restrictions on transfer relating to New PubCo Ordinary Shares (as defined below) following Closing as set forth therein; and

WHEREAS, as of immediately following the consummation of the Closing, the Parties anticipate that New PubCo will qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act (as defined below).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1.          Defined Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Additional SPAC SEC Reports” shall have the meaning set forth in Section 5.6(a).

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate SPAC Shareholder Extension Redemption Payments Amount” shall mean the aggregate amount of all payments required to be made by SPAC to redeeming SPAC Shareholders in connection with the Extension Proposal.

“Aggregate SPAC Shareholder Redemption Payments Amount” shall mean the aggregate amount of all payments required to be made by SPAC to redeeming SPAC Shareholders in connection with the SPAC Shareholder Redemption.

“AGH” shall have the meaning set forth in the Preamble hereto.

“Agreement” shall have the meaning set forth in the Preamble hereto.

“Anti-Corruption Laws” shall have the meaning set forth in Section 4.22.

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“Anti-Money Laundering Laws” shall mean the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering and terrorist financing laws and regulations (including any licensing or registration requirements applicable to money services businesses) of all relevant jurisdictions (including, without limitation, the Cayman Islands), and any related or similar rules or guidelines issued, administered or enforced by any Governmental Entity.

“Antitrust Laws” shall mean any applicable Legal Requirements of any Governmental Entity regarding matters of competition or foreign investment.

“Applicable Exchange Rate” shall mean the currency exchange rate for an applicable non-U.S. dollar currency into U.S. dollars (i) with respect to Chilean pesos, as published by the Central Bank of Chile, in each case, on the second Business Day immediately prior to the Closing Date; provided that if such publication is not made on such day, the “Exchange Rate” shall be the rate published by Bloomberg on such day, and (ii) with respect to any other currency, as published by Bloomberg on the second Business Day immediately prior to the Closing Date.

“Approvals” shall have the meaning set forth in Section 4.6(b).

“Audited Financial Statements” shall have the meaning set forth in Section 4.7(a).

“Business Combination End Date” shall have the meaning set forth in Section 7.23(a).

“Business Data” shall mean all business information and data, including Personal Information, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Company IT Systems or otherwise in the course of the conduct of the business of the Group Companies.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Santiago, Chile or George Town, Cayman Islands, are authorized or required by Legal Requirements to close.

“Certifications” shall have the meaning set forth in Section 5.6(a).

“Change of Control” shall mean (a) a sale, lease, license or other disposition, in a single transaction or a series of related transactions, of fifty percent (50%) or more of the assets of New PubCo and its Subsidiaries, taken as a whole; (b) a merger, consolidation or other business combination of New PubCo resulting in any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) acquiring at least fifty percent (50%) of the combined voting power of the then outstanding securities of New PubCo or the surviving Person outstanding immediately after such combination (for the avoidance of doubt, excluding any Earn- Out Shares that may be issued in connection with such transaction(s) pursuant to Section 3.8); or (c) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) (i) obtaining beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting shares of New PubCo representing more than fifty percent (50%) of the voting power of the share capital of New PubCo entitled to vote for the election of directors of New PubCo or (ii) otherwise acquiring, directly or indirectly, the power to direct or cause the direction of the management or policies of New PubCo, whether through the ability to exercise voting power, by contract or otherwise.

“Chilean Data Privacy Act (CDPA)” shall mean Chilean law No. 19,628/1999.

“Closing” shall mean the closing of the Transactions.

“Closing Date” shall have the meaning set forth in Section 2.5.

“Closing Form 6-K” shall have the meaning set forth in Section 7.3(c).

“Closing Payment Schedule” shall have the meaning set forth in Section 3.7.

“Closing Press Release” shall have the meaning set forth in Section 7.3(c).

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“Code” shall have the meaning set forth in the Recitals hereto.

“Companies Act” shall mean the Companies Act (As Revised) of the Cayman Islands.

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Business Combination” shall have the meaning set forth in Section 7.10(a).

“Company D&O Indemnified Party” shall have the meaning set forth in Section 7.12(a)(i).

“Company D&O Tail” shall have the meaning set forth in Section 7.12(a)(ii).

“Company Disclosure Letter” shall mean the letter, dated the date of this Agreement, delivered by the Company to SPAC prior to or in connection with the execution and delivery of this Agreement.

“Company Financing Certificate” shall have the meaning set forth in Section 3.6.

“Company IT Systems” shall have the meaning set forth in Section 4.17(h).

“Company Leased Properties” shall have the meaning set forth in Section 4.13(b).

“Company Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or results of operations of New PubCo, Merger Sub or the Group Companies, taken as a whole; or (b) the ability of any Company Party to consummate the Transactions by the Outside Date; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Company Material Adverse Effect pursuant to clause (a) has occurred or would reasonably be expected to occur: (i) acts of war, sabotage, hostilities, civil unrest, protests, demonstrations, insurrections, riots, cyberattacks or terrorism, or any escalation or worsening of any such acts, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, flooding, wild fires, epidemics, pandemics or other public health emergencies (including COVID-19 or any COVID-19 Measures) or other natural or man-made disasters; (iii) changes attributable to the public announcement, performance or pendency of the Transactions (including the impact thereof on relationships with customers, licensors, licensees, suppliers, employees or other third parties related thereto), provided that this clause (iii) shall not apply to the representations and warranties (or related conditions) that, by their terms, specifically address the consequences arising out of the public announcement, performance or pendency of the Transactions; (iv) changes or proposed changes in applicable Legal Requirements or enforcement or interpretations thereof or decisions by courts or any other Governmental Entity after the date of this Agreement; (v) changes in U.S. GAAP, IFRS or applicable accounting or auditing standards (or any interpretation thereof) after the date of this Agreement; (vi) changes in general economic, regulatory or tax conditions, including changes in the credit, debt, capital, currency, securities or financial markets (including changes in interest or exchange rates); (vii) events or conditions generally affecting the industries and markets in which New PubCo, Merger Sub or any Group Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Company Material Adverse Effect; or (ix) any actions (A) required to be taken, or required not to be taken, pursuant to the terms of this Agreement or (B) taken with the prior written consent of or at the prior written request of SPAC; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of New PubCo, Merger Sub or the Group Companies, taken as a whole, relative to similarly situated companies in the industries in which New PubCo, Merger Sub or the Group Companies conduct their respective operations, then such impact may be taken into account (unless otherwise excluded) in determining whether a Company Material Adverse Effect has occurred, but solely to the extent of such disproportionate and adverse effect.

“Company Material Contract” shall have the meaning set forth in Section 4.18(a).

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“Company Ordinary Shares” shall mean the common shares, no par value per share, of the Company.

“Company Parties” shall have the meaning set forth in the Preamble hereto.

“Company Party Privileged Communications” shall have the meaning set forth in Section 11.16.

“Company Real Property Leases” shall have the meaning set forth in Section 4.13(b).

“Company Registered Intellectual Property” shall have the meaning set forth in Section 4.17(a).

“Company Shareholder Approval” shall mean the approval by the Company, as the sole shareholder of each of Merger Sub and New PubCo, of the necessary matters required to be approved in connection with the execution, delivery and performance by Merger Sub and New PubCo of the Transaction Agreements to which Merger Sub and/or New PubCo (as applicable) is a party, and each ancillary document that each of Merger Sub and New PubCo has executed or delivered or is to execute or deliver pursuant to this Agreement, and the consummation of the Transactions (including the Mergers and the Pre-Closing Restructuring).

“Company Subsidiaries” shall have the meaning set forth in Section 4.2(a).

“Company Support Agreement” shall have the meaning set forth in the Recitals hereto.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated June 20, 2022, by and between SPAC and the Company, as amended and joined from time to time.

“Continental Trust” shall have the meaning set forth in Section 5.12(a).

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Copyrights” shall mean any and all copyrights and copyrightable subject matter, whether registered or unregistered and regardless of the medium of fixation or means of expression, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of Software), pictorial and graphic works.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other similar Legal Requirement, Order, directive, guideline or recommendation promulgated by any Governmental Entity in connection with or in response to COVID-19, and other action, inaction, activity or conduct reasonably necessary (such determination to be made by the Company in good faith), in connection with or in response to COVID-19.

“Current Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of October 13, 2021, by and among SPAC, the SPAC Sponsor and the other parties thereto.

“Current Sponsor Letter Agreement” shall mean that certain letter agreement, dated as of October 13, 2021, by and among SPAC, the SPAC Sponsor and the other parties thereto.

“Customs & International Trade Authorizations” shall mean any and all licenses, license exceptions, notification requirements, registrations and approvals required pursuant to the Customs & International Trade Laws for the lawful export, deemed export, re-export, deemed re-export transfer or import of goods, software, technology, technical data and services.

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“Customs & International Trade Laws” shall mean all applicable import, customs and trade, export and anti- boycott laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business.

“Debt Financing Arrangements” shall have the meaning set forth in Section 7.14.

“Disabling Devices” shall mean undisclosed Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Earn-Out Event” shall have the meaning set forth in Section 3.8(a).

“Earn-Out Shares” shall have the meaning set forth in Section 3.8(a).

“Earn-Out Target” shall have the meaning set forth in Section 3.8(a).

“Effective Times” shall have the meaning set forth in Section 2.6(c).

“Employee Benefit Plan” shall have the meaning set forth in Section 4.11(a).

“Environmental Law” shall mean any international, European Union, federal, state, local or foreign law, regulation, Order, treaty, code, rule, decree, legally binding opinion or requirement of any Governmental Entity or common law relating to: (a) the protection, investigation or restoration of the environment or natural resources or the protection of human health and safety; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property resulting from exposure to Hazardous Substances; or (d) any similar laws and other requirements having the force or effect of law, and all Orders issued or promulgated thereunder.

“Equity Financing Arrangements” shall have the meaning set forth in Section 7.14.

“Equity Value” shall mean an amount equal to: (a) $328,000,000, minus (b) the lesser of (i) aggregate amount of Transaction Expenses (other than those expenses incurred in respect of obtaining an equity line of credit or similar financing arrangement to be in place and available to New PubCo as of the Closing) of the SPAC and the Company and (ii) an amount equal to the Transaction Expenses Cap.

“Excess Transaction Expense Amount” shall have the meaning set forth in Section 3.11(b).

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning set forth in Section 3.3.

“Exchange Agent Agreement” shall have the meaning set forth in Section 3.3.

“Existing Credit Agreements” shall mean the items of Indebtedness set forth on Section 1.1(B) of the Company Disclosure Letter.

“Extension Expenses” shall mean the costs and expenses incurred by SPAC, the SPAC Sponsor and/or the Company in connection with the Extension Proposal, including any additional deposits to the Trust Account made in connection therewith.

“Extension Meeting” shall have the meaning set forth in Section 7.23(a).

“Extension Proposal” shall have the meaning set forth in Section 7.23(a).

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“Financial Statements” shall have the meaning set forth in Section 4.7(a).

“First Effective Time” shall have the meaning set forth in Section 2.6(b).

“First Merger” shall have the meaning set forth in the Recitals hereto.

“First Merger Consideration” shall have the meaning set forth in Section 3.1(c).

“First Plan of Merger” shall have the meaning set forth in Section 2.6(a)(i).

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in Section 4.1 (Organization and Qualification) (other than the second sentence); the second sentence of Section 4.2(a) (Company Subsidiaries); Section 4.4 (Authority Relative to this Agreement); Section 4.5(a)(i) (No Conflict; Required Filings and Consents) and Section 4.16 (Brokers; Third Party Expenses); (b) in the case of each of New PubCo, Merger Sub and HoldCo, Section 2(a)(i) of its Joinder Agreement (The Joining Party), Section 2(a)(iv) of its Joinder Agreement (The Joining Party), Section 2(b)(i)(A) of its Joinder Agreement (No Conflict; Required Filings and Consents); and (c) in the case of SPAC, the representations and warranties contained in Section 5.1 (Organization and Qualification) (other than Section 5.1(d)); Section 5.2 (Capitalization), Section 5.3 (Authority Relative to this Agreement); Section 5.4(a)(i) (No Conflict; Required Filings and Consents); Section 5.9 (Business Activities) and Section 5.18 (Brokers).

“Governing Documents” shall mean the legal documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs including, as applicable, certificates of incorporation, registration or formation, bylaws, memorandum and articles of association, shareholder or voting agreement, limited partnership agreements and limited liability company operating agreements.

“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, foreign, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Group Companies” shall mean (i) prior to the consummation of the Initial Contribution, the Company and all of the Company Subsidiaries or (ii) following the consummation of the Initial Contribution, HoldCo and all of the Company Subsidiaries.

“Group Company Software” shall mean all proprietary Software owned, developed, or currently being developed by or for any of the Group Companies.

“Hazardous Substances” shall mean any pollutant or contaminant including any toxic, radioactive, ignitable, corrosive, hazardous or reactive materials, waste or substances or any substances, materials, or waste regulated under any applicable Legal Requirements pertaining to the environment or Environmental Law, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, PFAS and its sub-species and daughter compounds such as PFOS and PFOA, asbestos, mold, polychlorinated biphenyls, and per- and poly-fluoroalkyl substances.

“HoldCo” shall mean the Incorporated Entity that agrees to be bound by the provisions of this Agreement applicable to HoldCo pursuant to the applicable Joinder Agreement.

“IFRS” shall mean the International Financial Reporting Standards, as issued by the IFRS Foundation and the International Accounting Standards Board.

“Inbound License” shall have the meaning set forth in Section 4.18(a)(xiv).

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“Incidental Inbound License” shall mean any (a) non-exclusive license for Software that is in the nature of a “shrink-wrap” or “click-wrap” license agreement for off-the-shelf Software that is generally commercially available; and (b) license to Open Source Software.

“Incorporated Entities” shall have the meaning set forth in Section 2.1(a).

“Indebtedness” shall mean, with respect to a Person, without duplication, all of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property, shares, stock or services including any earn-out payments (in the case of the Group Companies, other than trade payables or similar obligations incurred in the ordinary course of business); (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually due and payable as a result of the prepayment or discharge of any of the foregoing and (i) all obligations under any pension, retirement or deferred compensation plan of the Group Companies, in each case, that relate to pre-Closing service but are unpaid as of the Closing and are not otherwise accrued on the Financial Statements or separately funded.

“Initial Contribution” shall have the meaning set forth in Section 2.2(a).

“Insider” shall have the meaning set forth in Section 4.20.

“Insurance Policies” shall have the meaning set forth in Section 4.19.

“Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property throughout the world, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all Patents; (b) all Copyrights; (c) all Trademarks; (d) all internet domain names and social media identifiers and accounts; (e) all Trade Secrets; (f) all moral and economic rights of authors and inventors, however denominated, rights of publicity and privacy, and database rights; (g) all applications and registrations, and any renewals, extensions and reversions, of any of the foregoing; and (h) all other intellectual property rights, proprietary rights, or confidential information and materials; and (i) all legal rights arising from items (a) through (h), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Intended Tax Treatment” shall have the meaning set forth in the Recitals hereto.

“Intentional Fraud” shall mean with respect to a Party, actual and intentional common law fraud of such Party with respect to the representations or warranties made by such Party contained in this Agreement or in the certificate delivered by such Party pursuant to Section 8.2(d) or Section 8.3(d), as applicable.

“Interested Party Transaction” shall have the meaning set forth in Section 4.20.

“Interim Financial Statements” shall have the meaning set forth in Section 4.7(a).

“Interim Period” shall have the meaning set forth in Section 6.1.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended.

“JOBS Act” shall have the meaning set forth in Section 7.16.

“Joinder Agreement” shall have the meaning set forth in Section 2.1(b).

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company, the individuals listed on Section 1.1(C) of the Company Disclosure Letter; and (b) with respect to SPAC, the individuals listed on Section 1.1(A) of the SPAC Disclosure Letter.

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“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, inquiry, arbitration or proceeding (in each case, whether civil, criminal, regulatory or administrative or at law or in equity) by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Licensed Intellectual Property” shall mean all Intellectual Property that any third party Person owns or purports to own and that is licensed to any Group Company or to which any Group Company otherwise has a right to use.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, grant, guarantee, options, priority rights, preemptive rights, right of first offer or refusal, hypothecation, assignment, claim, easement, covenant, servitude, put or call right, voting right, shareholders’ agreement, retention rights, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Material Customers” shall have the meaning set forth in Section 4.18(a)(ii).

“Merger Sub” shall mean the Incorporated Entity that agrees to be bound by the provisions of this Agreement applicable to Merger Sub pursuant to the applicable Joinder Agreement.

“Merger Sub Ordinary Shares” shall mean the ordinary shares, par value $0.0001 per share, of Merger Sub.

“Merger Sub Shareholder” shall mean the Company or any other holder of Merger Sub Ordinary Shares, provided that any such other holder shall be approved by the SPAC prior to the transfer or issuance of any Merger Sub Ordinary Shares, which approval shall not be unreasonably withheld.

“Merger Sub Shareholder Consideration” shall have the meaning set forth in Section 3.2(b).

“Mergers” shall have the meaning set forth in the Recitals hereto.

“Minimum Cash Amount” shall mean $50,000,000.

“NASDAQ” shall mean the Nasdaq Global Market.

“New PubCo” shall mean the Incorporated Entity that agrees to be bound by the provisions of this Agreement applicable to New PubCo pursuant to the applicable Joinder Agreement.

“New PubCo A&R Memorandum and Articles of Association” shall have the meaning set forth in Section 2.8(a).

“New PubCo Board” shall mean the board of directors of New PubCo.

“New PubCo Equity Plan” shall have the meaning set forth in Section 7.18(a).

“New PubCo Ordinary Shares” shall mean ordinary shares of New PubCo, par value $0.0001 per share.

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“Open Source Software” shall mean any Software that contains, or is derived in any manner (in whole or in part) from any Software distributed (a) as “free software”; (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd); or (c) under a license that requires that any software be (i) made available or distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (iv) redistributable at no charge.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Outside Date” shall have the meaning set forth in Section 9.1(b).

“Outstanding Company Transaction Expenses” shall mean the Transaction Expenses incurred by or on behalf of any Group Company, HoldCo, New PubCo or Merger Sub, solely to the extent such Transaction Expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date.

“Outstanding Merger Sub Ordinary Shares” shall mean the Merger Sub Ordinary Shares outstanding immediately prior to the Second Effective Time.

“Outstanding SPAC Transaction Expenses” shall mean the Transaction Expenses incurred by or on behalf of SPAC, solely to the extent such Transaction Expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date.

“Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Parties” shall have the meaning set forth in the Preamble hereto.

“Party” shall have the meaning set forth in the Preamble hereto.

“Patents” shall mean any and all patents and patent applications, provisional patent applications, patent cooperation treaty applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor).

“PCAOB” shall mean the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” shall mean (a) the audited consolidated balance sheets of the Company as of October 31, 2022 and 2021, and the audited consolidated statements of income and statements of income (loss), changes in shareholders’ equity and cash flows, for the years ended October 31, 2022 and 2021 audited by the Company’s independent auditors in accordance with (i) all applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable) and (ii) PCAOB auditing standards, together with the auditor’s report of the independent auditors thereon, and (b) to the extent provided by the Company or New PubCo pursuant to Section 7.19 any other audited financial statements of the Company that are included in the Registration Statement and Proxy Statement.

“Per Share Consideration” shall mean a number of validly issued, fully paid and nonassessable New PubCo Ordinary Shares equal to (i) the quotient equal to (x) the Equity Value divided by (y) the Outstanding Merger Sub Ordinary Shares divided by (ii) $10.00.

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“Permitted Lien” shall mean (a) Liens for Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings or that are sufficiently reserved for on the financial statements in accordance with IFRS; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen and the like imposed by applicable Legal Requirement and incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, to the extent they do not, individually or in the aggregate, interfere in any material respect with the value or the present or intended use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, non-exclusive licenses entered into in the ordinary course; (g) purchase money Liens and Liens securing rental payments in connection with capital lease obligations of any of the Group Companies; (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not, individually or in the aggregate, materially interfere with the value or present or intended use or occupancy of the assets of the Group Companies and the rights under the Company Real Property Leases, taken as a whole and do not result in a material liability to the Group Companies; (i) transfer restrictions arising under applicable securities Legal Requirements; and (j) Liens set forth on Section 1.1(A) of the Company Disclosure Letter.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company, exempted company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, in addition to any definition for such term or for any similar term (e.g., “personally identifiable information”, “sensitive personal data” or “PII”) provided by applicable Legal Requirement, or by the Group Companies in any of its privacy policies, notices or Contracts, all information that identifies or could be reasonably used to identify, contact or track an individual person or device, whether or not such information is associated with an identifiable individual. “Personal Information” may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person, and includes applicable information in any form or media, whether paper, electronic, or otherwise.

“PIPE Investment” shall have the meaning set forth in Section 7.14.

“Plans of Merger” shall have the meaning set forth in Section 2.4(a).

“Pre-Closing Restructuring” shall have the meaning set forth in Section 2.2(b).

“Privacy Laws” shall mean any and all applicable Legal Requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, Processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Chilean Data Privacy Act and the Data Protection Act (As Revised) of the Cayman Islands.

“Privacy Requirements” shall mean (a) all applicable Privacy Laws, (b) any applicable privacy or other policies of any of the Group Companies concerning the collection, dissemination, storage or use of Personal Information, and (c) all contractual commitments that the any of the Group Companies has entered into or is otherwise bound with respect to the collection, dissemination, storage or use of Personal Information.

“Process” or “Processing” shall mean, with respect to any data or Personal Information, the collection, recording, use, processing, storage, organization, modification, transfer, sale, retrieval, access, disclosure, deletion, dissemination or combination of such data or Personal Information.

“Proxy Clearance Date” shall have the meaning set forth in Section 7.1(a)(ii).

“Proxy Statement” shall have the meaning set forth in Section 7.1(a)(i).

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“Reference Date” shall mean September 1, 2019.

“Registration Shares” shall have the meaning set forth in Section 7.1(a)(i).

“Registration Statement” shall have the meaning set forth in Section 7.1(a)(i).

“Regulation S-K” shall mean Regulation S-K promulgated under the Securities Act.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Related Parties” shall mean, with respect to a Person, such Person’s Affiliates and such Person’s and such Affiliates’ respective former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Representatives, and each of the foregoing Persons’ respective successors and assigns.

“Representatives” shall mean, with respect to any Person, such Person’s controlling shareholders, controlling stockholders, directors, officers, managers, employees, agents, advisors and other representatives.

“Requisite Extension Approval” shall have the meaning set forth in Section 7.23(b).

“Rose Hill IPO Underwriting Agreement” shall mean the underwriting agreement, dated October 13, 2021, between SPAC and Cantor Fitzgerald & Co.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions administered and enforced by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and Venezuela, as well as the Crimea, the so-called “Donetsk People’s Republic” and the so-called “Luhansk People’s Republic” regions of Ukraine).

“Sanctioned Person” shall mean any Person that is subject or target of Sanctions, including (i) any Person listed in any Sanctions-related list of maintained by the United States (including through OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom, (ii) any Person located, organized, resident in or national of a Sanctioned Country; or (iii) any Person 50% or more owned, directly or indirectly, or otherwise controlled by or acting on behalf of any such Person or Persons described in the foregoing clauses (i) and (ii).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including through OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Effective Time” shall have the meaning set forth in Section 2.6(c).

“Second Merger” shall have the meaning set forth in the Recitals hereto.

“Second Plan of Merger” shall have the meaning set forth in Section 2.6(a)(ii).

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” shall mean any and all computer programs (whether in source code, object code, human readable form or other form), applications, algorithms, user interfaces, firmware, development tools, templates and menus, and all documentation, including user manuals and training materials, related to any of the foregoing.

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“SPAC” shall have the meaning set forth in the Preamble hereto.

“SPAC Business Combination” shall have the meaning set forth in Section 7.10(b).

“SPAC Cash” shall mean an amount equal to, without duplication, (a) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing (including any interest earned on the funds held in the Trust Account, but net of Taxes payable thereon), plus (b) the aggregate amount of any cash of SPAC on hand immediately prior to the Closing, less (c) the Aggregate SPAC Shareholder Redemption Payments Amount, less (d) the Aggregate SPAC Shareholder Extension Redemption Payment Amount, less (e) the aggregate amount of any amounts payable in respect of the obligations contemplated by Section 7.11(a)(ii)(E), plus (f) the net amount of proceeds actually contributed by investors pursuant to the PIPE Investment in accordance with the terms and conditions of the Subscription Agreements, plus (g) the net amount of proceeds from any Debt Financing Arrangements.

“SPAC Class A Ordinary Shares” shall have the meaning set forth in Section 5.2(a)(ii).

“SPAC Class B Ordinary Shares” shall have the meaning set forth in Section 5.2(a)(iii).

“SPAC D&O Indemnified Party” shall have the meaning set forth in Section 7.12(b)(i).

“SPAC D&O Tail” shall have the meaning set forth in Section 7.12(b)(ii).

“SPAC Disclosure Letter” shall have the meaning set forth in the Preamble to Article V.

“SPAC Exchange Ratio” shall have the meaning set forth in Section 3.1(c).

“SPAC Financing Certificate” shall have the meaning set forth in Section 3.5.

“SPAC Governing Documents” shall mean the Amended and Restated Memorandum and Articles of Association of SPAC effective September 14, 2021, as it may be amended if the Extension Proposal is approved.

“SPAC Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or results of operations of the SPAC; or (b) the ability of the SPAC to consummate the Transactions by the Outside Date; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a SPAC Material Adverse Effect pursuant to clause (a) has occurred or would reasonably be expected to occur: (i) acts of war, sabotage, hostilities, civil unrest, protests, demonstrations, insurrections, riots, cyberattacks or terrorism, or any escalation or worsening of any such acts, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, flooding, wild fires, epidemics, pandemics or other public health emergencies (including COVID-19 or any COVID-19 Measures) or other natural or man-made disasters; (iii) changes attributable to the public announcement, performance or pendency of the Transactions (including the impact thereof on relationships with customers, licensors, licensees, suppliers, employees or other third parties related thereto), provided that this clause (iii) shall not apply to the representations and warranties (or related conditions) that, by their terms, specifically address the consequences arising out of the public announcement, performance or pendency of the Transactions; (iv) changes or proposed changes in applicable Legal Requirements or enforcement or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes in U.S. GAAP, IFRS or applicable accounting or auditing standards (or any interpretation thereof) after the date of this Agreement; (vi) changes in general economic, regulatory or tax conditions, including changes in the credit, debt, capital, currency, securities or financial markets (including changes in interest or exchange rates); (vii) events or conditions generally affecting the industries and markets in which the SPAC operates; (viii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a SPAC Material Adverse Effect; (ix) any actions (A) required to be taken, or required not to be taken, pursuant to the terms of this Agreement or (B) taken with the prior written consent of or at the prior written request of HoldCo, New PubCo, Merger Sub or the Company; (x) any change, event, effect or occurrence to the extent relating to any of the Group Companies, or (xi) any SPAC Shareholder Redemption, in and of itself, provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of the SPAC, taken as a whole, relative to similarly situated companies in the industries in which the SPAC conduct their respective operations, then such impact may be taken into account (unless otherwise excluded) in determining whether a SPAC Material Adverse Effect has occurred, but solely to the extent of such disproportionate and adverse effect. Notwithstanding the foregoing, the amount of any SPAC Shareholder Redemptions (or any redemption in connection with the Extension Proposal), or the failure to obtain the SPAC Shareholder Approval or the Requisite Extension Approval shall not be deemed a SPAC Material Adverse Effect; provided that the foregoing shall not prevent a determination that the underlying facts and circumstances resulting in such redemptions has resulted in a SPAC Material Adverse Effect.

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“SPAC Material Contracts” shall have the meaning set forth in Section 5.10(a).

“SPAC Preferred Shares” shall have the meaning set forth in Section 5.2(a)(i).

“SPAC Recommendation” shall have the meaning set forth the Recitals hereto.

“SPAC SEC Reports” shall have the meaning set forth in Section 5.6(a).

“SPAC Shareholder Approval” shall mean the approval by the SPAC Shareholders of the SPAC Shareholder Matters as set out in Section 7.1(a)(i), (a) in the case of items (1) (assuming approval of the Extension Proposal and the amendment of the SPAC Governing Documents contemplated thereby), (3) and (6) of the definition thereof, by way of an ordinary resolution of the SPAC Shareholders, (b) in the case of items (2) and (4) of the definition thereof, by way of a special resolution (as defined in the Companies Act) and (c) in the case of item (5) of the definition thereof, by way of the requisite approval under the SPAC Governing Documents and/or applicable law and, in each case, in accordance with the Proxy Statement, the SPAC Governing Documents and the Companies Act (as applicable).

“SPAC Shareholder Matters” shall have the meaning set forth in Section 7.1(a)(i).

“SPAC Shareholder Redemption” shall have the meaning set forth in Section 7.1(a)(i).

“SPAC Shareholders” shall have the meaning set forth in Recitals hereto.

“SPAC Shares” shall have the meaning set forth in Section 5.2(a)(iii).

“SPAC Sponsor” shall mean Rose Hill Sponsor LLC, a Delaware limited liability company.

“SPAC Sponsor Privileged Communications” shall have the meaning set forth in Section 11.15.

“SPAC Surviving Entity” shall have the meaning set forth in Section 2.3(a).

“SPAC Units” shall mean equity securities of SPAC each consisting of one SPAC Class A Ordinary Share and one-half of one SPAC Warrant.

“SPAC Warrants” shall have the meaning set forth in Section 5.2(a)(iv).

“SPAC Warrant Agreement” shall mean that certain Warrant Agreement, dated October 13, 2021, by and between SPAC and Continental Trust.

“Special Meeting” shall have the meaning set forth in Section 7.1(b).

“Special Meeting Form 8-K” shall have the meaning set forth in Section 7.3(c).

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“Sponsor Support Agreement” shall have the meaning set forth in the Recitals hereto.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, exempted company, corporation or other business entity of which: (a) if a corporation or exempted company, a majority of the total voting power of share capital or shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Surviving Entity” shall have the meaning set forth in Section 2.4(a).

“Tax” or “Taxes” shall mean: any and all federal, state, local and non-US taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies, fees and other similar charges, in each case, imposed by a Governmental Entity (whether disputed or not), together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts

“Tax Grant” shall mean any Tax exemption, Tax holiday, reduced Tax rate or other Tax benefit granted by a Taxing Authority with respect to a Group Company or SPAC, as applicable, that is not generally available without specific application therefor.

“Tax Return” shall mean any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Taxing Authority” shall mean any Governmental Entity having jurisdiction with respect to any Tax.

“Trade Secrets” shall mean any and all trade secrets and rights in technology, discoveries and improvements, inventions (whether or not patentable), Software, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), databases and data, designs, drawings, procedures, processes, algorithms, models, formulations, manuals and systems, whether or not patentable or copyrightable.

“Trademarks” shall mean any and all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof and any common law rights with respect thereto.

“Trading Day” shall mean any day on which New PubCo Ordinary Shares are tradeable on NASDAQ (or the principal securities exchange or securities market on which New PubCo Ordinary Shares are then traded).

“Transaction Agreements” shall mean this Agreement, the Sponsor Support Agreement, the Company Support Agreement, each Joinder Agreement, the Registration Rights and Lock-up Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

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“Transaction Expenses” shall mean (a) all out-of-pocket fees, costs and expenses paid or payable by a Party (whether or not billed or accrued for) prior to and through the Closing Date as a result of or in connection with the negotiation, preparation, and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including any such amounts which are triggered by or become payable as a result of the Closing; (b) with respect to the Company only, (i) all bonuses, change in control payments, severance, retention or similar payments or success fees payable to any current or former officer, employee, natural individual independent contractor or director of the Group Company solely as a result of the consummation of the Transactions, and the employer portion of employment, payroll or similar Taxes payable as a result of the foregoing amounts and (ii) any fees, costs and expenses paid or payable in connection with the Pre-Closing Restructuring; (c) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers or any other consultants and public relations firms, payable by a Party in connection with the consummation of the Transactions (including with respect to (i) the Equity Financing Arrangements and the Debt Financing Arrangements and (ii) SPAC only, the deferred underwriting compensation paid in accordance with the Rose Hill IPO Underwriting Agreement to the underwriters named therein); (d) all costs, fees and expenses related to the Company D&O Tail (with respect to the Company only) and the SPAC D&O Tail (with respect to the SPAC only); (e) all filing costs, fees and expenses payable by a Party to any Governmental Entity in connection with the Transactions, including the SEC and NASDAQ; and (f) all Extension Expenses and any other fees, costs and expenses pursuant to Section 7.23.

“Transaction Expenses Cap” shall mean $10,000,000.

“Transaction Litigation” shall have the meaning set forth in Section 7.22.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Mergers, the Pre-Closing Restructuring, the Equity Financing Arrangements and Debt Financing Arrangements.

“Transfer Taxes” shall mean all transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Trust Account” shall have the meaning set forth in Section 5.12(a).

“Trust Agreement” shall have the meaning set forth in Section 5.12(a).

“Trust Termination Letter” shall have the meaning set forth in Section 7.5.

“U.S. GAAP” shall mean U.S. generally accepted accounting principles.

“Unit Separation” shall have the meaning set forth in Section 3.1(a).

“VWAP” shall mean, for each Trading Day, the daily volume-weighted average price for New PubCo Ordinary Shares on NASDAQ during the period beginning at 9:30:01 a.m., New York time on such Trading Day and ending at 4:00:00 p.m., New York time on such Trading Day, as reported by Bloomberg through its “HP” function (set to weighted average). If the VWAP cannot be calculated for New PubCo Ordinary Shares on such date(s) on the forgoing basis, the VWAP of such shares on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the New PubCo Board.

“Waiving Parties” shall have the meaning set forth in Section 11.15.

“Willful Breach” shall mean, with respect to any Person and any agreement to which such Person is a party, such Person’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Person with the knowledge that the taking of such act or failure to take such act would cause a material breach of such covenant or agreement.

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ARTICLE II

INCORPORATION OF CERTAIN ENTITIES, THE PRE-CLOSING RESTRUCTURING AND THE MERGERS

2.1.        Incorporation of Certain Entities.

(a)         Promptly following the date hereof, (i) the Company shall cause to be incorporated solely for the purpose of engaging in the Transactions (collectively, the “Incorporated Entities”) under the laws of the Cayman Islands, (A) an exempted company with limited liability that shall serve as “New PubCo” for all purposes under this Agreement and (B) an exempted company with limited liability that shall serve as “Merger Sub” for all purposes under this Agreement, and (ii) the Company and AGH shall cause to be incorporated under the laws of Chile, a simplified stock corporation that shall serve as “HoldCo” for all purposes under this Agreement; in each case, as a direct wholly owned subsidiary of the Company and having a name reasonably agreed to by SPAC in writing.

(b)       Promptly after the Company receives the certificate of incorporation (or equivalent document) following the incorporation of the applicable Incorporated Entity from the applicable Governmental Entity (and in any event within (two) 2 Business Days thereof), the Company shall (i) cause each Incorporated Entity to execute and deliver to SPAC a joinder agreement in the form attached hereto as Exhibit B pursuant to which, among other things, each Incorporated Entity shall (A) become a party to this Agreement as of the date thereof and (B) agree to be bound by the terms, covenants and other provisions of this Agreement applicable to it as a Company Party and shall assume all rights and obligations of a Company Party hereunder, with the same force and effect as if originally named herein (a “Joinder Agreement”), and (ii) in its capacity as sole shareholder of New PubCo, deliver its adoption and approval of this Agreement and the Mergers and its authorization of the Plans of Merger by special resolution in accordance with the Companies Act in the form of written shareholder resolutions of New PubCo executed and delivered by the Company in form and substance reasonably acceptable to SPAC.

2.2.         The Pre-Closing Restructuring.

(a)         Promptly following the incorporation of HoldCo, each of AGH and the Company shall, and shall cause Micaela Cartwright Vogt to, contribute to HoldCo (i) all of the issued and outstanding equity of the Company Subsidiaries and (ii) assets set forth on Section 2.2(a) of the Company Disclosure Letter, in each case, that such Person owns (the “Initial Contribution”).

(b)         Promptly following the Initial Contribution and in any event at least three Business Days before the Closing Date, the Company shall contribute to Merger Sub all of the issued and outstanding equity of HoldCo and in exchange therefor Merger Sub shall issue 999 Merger Sub Ordinary Shares to the Company (together with the Initial Contribution, the “Pre-Closing Restructuring”).

(c)          The Company and AGH will take all actions necessary or advisable to complete the Pre- Closing Restructuring in accordance with this Section 2.2. Without limiting the foregoing, the Company and AGH agree to facilitate the consummation of the Pre-Closing Restructuring, and to the extent necessary or advisable, to make, engage in, execute, acknowledge and deliver all acts, agreements, documents and instruments necessary or advisable to consummate the Pre-Closing Restructuring, in each case subject to the terms and conditions hereunder. Prior to the Pre-Closing Restructuring, the Company and AGH shall, and shall cause their respective Representatives to, reasonably cooperate with SPAC and its Representatives in connection with the Pre-Closing Restructuring, including considering in good faith all reasonable comments timely provided by SPAC and its Representatives to drafts of all agreements, documents and instruments necessary or advisable to consummate the Pre-Closing Restructuring and keeping the SPAC and its Representatives apprised, in reasonable detail, of the status of the Pre- Closing Restructuring.

2.3.         First Merger.

(a)         On the Closing Date, at the First Effective Time, SPAC will be merged with and into New PubCo upon the terms and subject to the conditions set forth in this Agreement, the First Plan of Merger and in accordance with the applicable provisions of the Companies Act, whereupon the separate corporate existence of SPAC will cease and New PubCo will continue its existence under the Companies Act as the surviving company (New PubCo, in its capacity as the surviving company of the First Merger, is sometimes referred to as the “SPAC Surviving Entity”). All shares in the capital of New PubCo that are owned by the Company immediately prior to the First Effective Time shall automatically be cancelled at the First Effective Time as a result of the First Merger and no new shares or other consideration shall be delivered in exchange therefor at the First Effective Time. As a result of the First Merger, the shares in the SPAC Surviving Entity will be solely held by the shareholders of SPAC.

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(b)         From and after the First Effective Time, the SPAC Surviving Entity will possess all the property, rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and duties of SPAC and New PubCo, all as provided under the Companies Act.

2.4.         Second Merger.

(a)          On the Closing Date, at the Second Effective Time, Merger Sub will be merged with and into SPAC Surviving Entity upon the terms and subject to the conditions set forth in this Agreement, the Second Plan of Merger (and, together with the First Plan of Merger, the “Plans of Merger”) and in accordance with the applicable provisions of the Companies Act, whereupon the separate corporate existence of Merger Sub will cease and the SPAC Surviving Entity will continue its existence under the Companies Act as the surviving company (the SPAC Surviving Entity, in its capacity as the surviving company of the Second Merger, is sometimes referred to as the “Surviving Entity”). As a result of the Second Merger, the shares in the Surviving Entity will be owned by the shareholders of SPAC and the Company.

(b)         From and after the Second Effective Time, the Surviving Entity will possess all the property, rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and duties of the SPAC Surviving Entity and Merger Sub, all as provided under the Companies Act.

2.5.        Closing. Unless this Agreement has been terminated and the Transactions herein contemplated have been abandoned pursuant to Article IX of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, of this Agreement, the Closing will occur by electronic exchange of documents at a time and date to be specified in writing by the Parties, which will be no later than two (2) Business Days after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each such conditions), or at such other time, date and place as SPAC and the Company may mutually agree in writing. The date on which the Second Merger actually takes place is referred to as the “Closing Date”.

2.6.        Effective Times.

(a)        Upon the terms and subject to the conditions set forth in this Agreement, the Parties will cause the Mergers to be consummated as follows: (i) on the Closing Date, SPAC and New PubCo shall execute a plan of merger (the “First Plan of Merger”) substantially in the form attached as Exhibit C hereto and shall file the First Plan of Merger and other documents as required to effect the First Merger pursuant to the Companies Act with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Companies Act; and (ii) on the Closing Date, the SPAC Surviving Entity and Merger Sub shall execute a plan of merger (the “Second Plan of Merger”) substantially in the form attached as Exhibit D hereto and, on such date, shall file the Second Plan of Merger and other documents as required to effect the Second Merger pursuant to the Companies Act with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Companies Act.

(b)         The First Merger will become effective on the date when the First Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or such later date as New PubCo and SPAC may agree and specify pursuant to, and subject to the limitations specified in, the Companies Act and the First Plan of Merger (such time as the First Merger becomes effective being the “First Effective Time”).

(c)         The Second Merger will become effective on the date when the Second Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or such later date as Merger Sub and SPAC Surviving Entity may agree and specify pursuant to, and subject to the limitations specified in, the Companies Act and the Second Plan of Merger (such time as the Second Merger becomes effective being the “Second Effective Time” and, together with the First Effective Time, the “Effective Times”).

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2.7.        Effect of Mergers.

(a)        At the First Effective Time, the effect of the First Merger will be as provided in this Agreement, the First Plan of Merger and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges and franchises of each of SPAC and New PubCo shall vest in the SPAC Surviving Entity and all debts, liabilities, obligations and duties of each of SPAC and New PubCo shall become debts, liabilities, obligations and duties of the SPAC Surviving Entity.

(b)          At the Second Effective Time, the effect of the Second Merger will be as provided in this Agreement, the Second Plan of Merger and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges and franchises of each of Merger Sub and SPAC Surviving Entity shall vest in the Surviving Entity and all debts, liabilities, obligations and duties of each of Merger Sub and SPAC Surviving Entity shall become debts, liabilities, obligations and duties of the Surviving Entity.

2.8.        Governing Documents.

(a)          At the First Effective Time, the Governing Documents of the SPAC Surviving Entity shall be amended and restated as provided in the First Plan of Merger in the form to be mutually agreed (in good faith) by SPAC and the Company prior to the initial filing of the Registration Statement (the “New PubCo A&R Memorandum and Articles of Association”).

(b)          At the Second Effective Time, the Governing Documents of Surviving Entity shall be the New PubCo A&R Memorandum and Articles of Association until thereafter changed or amended as provided therein or by Legal Requirement.

2.9.         Directors and Officers.

(a)          From and after the First Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Legal Requirements and the New PubCo A&R Memorandum and Articles of Association, the directors and officers of SPAC Surviving Entity shall be the directors and officers of SPAC immediately prior to the First Effective Time as set forth in the First Plan of Merger.

(b)         From and after the Second Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Legal Requirements and the New PubCo A&R Memorandum and Articles of Association, the directors and officers of Surviving Entity shall be the directors and officers set forth in Section 2.9(b) of the Company Disclosure Letter and the Second Plan of Merger.

ARTICLE III

CLOSING TRANSACTIONS

3.1.         Effect on SPAC Shares and Warrants and New PubCo. At the First Effective Time, by virtue of the First Merger and without any action on the part of SPAC, New PubCo, the Company or any holder of any SPAC Shares:

(a)         SPAC Units. Each SPAC Class A Ordinary Share and one-half of one SPAC Warrant comprising each issued and outstanding SPAC Unit immediately prior to the First Effective Time shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one share of SPAC Class A Ordinary Share and one-half of one SPAC Warrant; provided that no fractional SPAC Warrants will be issued in connection with the Unit Separation such that if a holder of SPAC Units would be entitled to receive a fractional SPAC Warrant upon the Unit Separation, then the number of SPAC Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of SPAC Warrants.

(b)        Cancellation of Certain SPAC Shares. All SPAC Shares that are owned by the SPAC or any wholly owned subsidiary of the SPAC immediately prior to the First Effective Time shall automatically be canceled, and no New PubCo Ordinary Shares or other consideration shall be delivered or deliverable in exchange therefor.

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(c)           Conversion of SPAC Shares. Each SPAC Share issued and outstanding immediately prior to the First Effective Time (except for shares being cancelled pursuant to Section 3.1(b)) shall be converted into a number of validly issued, fully paid and non-assessable New PubCo Ordinary Shares equal to 1.00 (the “SPAC Exchange Ratio”), subject, in the case of the SPAC Sponsor, to any adjustment pursuant to Section 3.11(b) (such shares referred to collectively as the “First Merger Consideration”). As of the First Effective Time, all of the SPAC Shares shall no longer be outstanding and shall automatically be canceled by virtue of the First Merger and each former holder of SPAC Shares shall thereafter cease to have any rights with respect to such securities, except, in accordance with this Section 3.1, the First Merger Consideration and otherwise as expressly provided herein or under applicable Legal Requirements.

(d)         Cancellation of New PubCo Ordinary Shares. Each share of New PubCo that is outstanding immediately prior to the First Effective Time shall cease to be outstanding and shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(e)          Treatment of SPAC Warrants. At the First Effective Time, each SPAC Warrant that is outstanding and unexercised immediately prior to the First Effective Time, whether or not vested, shall be converted into and become a warrant to purchase New PubCo Ordinary Shares, and New PubCo shall assume each such SPAC Warrant in accordance with its terms (as in effect as of the date of this Agreement). All rights with respect to SPAC Shares under SPAC Warrants assumed by New PubCo shall thereupon be converted into rights with respect to New PubCo Ordinary Shares. Accordingly, from and after the First Effective Time: (i) each SPAC Warrant assumed by New PubCo may be exercised solely for New PubCo Ordinary Shares; (ii) the number of New PubCo Ordinary Shares subject to each SPAC Warrant assumed by New PubCo shall be determined by multiplying (A) the number of SPAC Shares that were subject to such SPAC Warrant, as in effect immediately prior to the First Effective Time by (B) the SPAC Exchange Ratio and rounding the resulting number down to the nearest whole number of New PubCo Ordinary Shares; (iii) the per share exercise price for the New PubCo Ordinary Shares issuable upon exercise of each SPAC Warrant assumed by New PubCo shall be determined by dividing (A) the per share exercise price of SPAC Shares subject to such SPAC Warrant, as in effect immediately prior to the First Effective Time, by (B) the SPAC Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any SPAC Warrant assumed by New PubCo shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such SPAC Warrant shall otherwise remain unchanged; provided, however, that to the extent provided under the terms of a SPAC Warrant, such SPAC Warrant assumed by New PubCo in accordance with this Section 3.1 shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any share split, division or subdivision of shares, share dividend or distribution (including any dividend or distribution of securities convertible into New PubCo Ordinary Shares), reorganization, combination, exchange of shares, reverse share split, consolidation of shares, reclassification, recapitalization or other like change with respect to New PubCo Ordinary Shares subsequent to the First Effective Time. The Parties shall take all lawful action to effect the aforesaid provisions of this Section 3.1(e), including causing the SPAC Warrant Agreement to be amended or amended and restated to the extent necessary to give effect to this Section 3.1(e), including adding New PubCo as a party thereto.

3.2.        Effect on Merger Sub Shares. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of New PubCo, Merger Sub or any Merger Sub Shareholder:

(a)         Cancellation of Merger Sub Ordinary Shares. All Merger Sub Ordinary Shares that are owned by Merger Sub or any wholly owned subsidiary of Merger Sub, including the Company, immediately prior to the Second Effective Time shall automatically be canceled, and no New PubCo Ordinary Shares or other consideration shall be delivered or deliverable in exchange therefor.

(b)          Conversion of Merger Sub Ordinary Shares. Each Outstanding Merger Sub Ordinary Share (except for shares being cancelled pursuant to Section 3.2(a)) shall be converted into the Per Share Consideration (the aggregate amount of consideration allocated pursuant to this Section 3.2(b), the “Merger Sub Shareholder Consideration”). As of the Second Effective Time, all of the Outstanding Merger Sub Ordinary Shares shall no longer be outstanding and shall automatically be cancelled by virtue of the Second Merger and each former holder of Outstanding Merger Sub Ordinary Shares shall thereafter cease to have any rights with respect to such securities, except the applicable consideration described in this Section 3.2(b) and otherwise as expressly provided herein or under applicable Legal Requirements.

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3.3.      Exchange Procedures. Following the date hereof and prior to the Effective Times, New PubCo shall appoint an exchange agent reasonably acceptable to SPAC and the Company (the “Exchange Agent”) to act as the exchange agent in connection with the Mergers and, if required by the Exchange Agent, enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) in a form and substance that is reasonably acceptable to SPAC, the Company and New PubCo; provided, however, that Continental Trust is deemed to be reasonably acceptable.

3.4.         Issuance of the Closing Number of Securities.

(a)         At the Closing, New PubCo shall issue to the Merger Sub Shareholder in accordance with the procedures to be agreed upon with the Exchange Agent, the number of New PubCo Ordinary Shares to which the Merger Sub Shareholder is entitled in respect of its Outstanding Merger Sub Ordinary Shares pursuant to Section 3.2(b).

(b)        At the Closing, New PubCo shall issue to each SPAC Shareholder in accordance with the procedures to be agreed upon with the Exchange Agent, the number of New PubCo Ordinary Shares to which such SPAC Shareholder is entitled in respect of its SPAC Shares pursuant to Section 3.1(c).

(c)         Notwithstanding anything in this Agreement, no fraction of a New PubCo Ordinary Share shall be issued by virtue of the Mergers, and any Person who would otherwise be entitled to a fraction of a New PubCo Ordinary Share (after aggregating all fractional New PubCo Ordinary Shares that otherwise would be received by such Person) shall receive from New PubCo, in lieu of such fractional share: (i) one New PubCo Ordinary Share if the aggregate amount of fractional New PubCo Ordinary Shares such Person would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no New PubCo Ordinary Share if the aggregate amount of fractional New PubCo Ordinary Shares such Person would otherwise be entitled to is less than 0.50.

(d)       The number of New PubCo Ordinary Shares that each Person is entitled to receive as a result of the Mergers and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any share split, share subdivision, split-up, reverse share split, share consolidation, share subdivision, share dividend or distribution (including any dividend or distribution of securities convertible into New PubCo Ordinary Shares), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to New PubCo Ordinary Shares occurring on or after the date hereof and prior to the Closing.

3.5.       SPAC Financing Certificate. No later than three (3) Business Days prior to the Closing Date, SPAC shall deliver to the Company notice (the “SPAC Financing Certificate”) setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the SPAC Shareholder Redemptions; (b) the amount of SPAC Cash; (c) the aggregate amount, and a list, of Transaction Expenses of the SPAC, including the Outstanding SPAC Transaction Expenses, together with written invoices and wire transfer instructions for the payment of the Outstanding SPAC Transaction Expenses; (d) the number and class of SPAC Shares to be outstanding as of immediately prior to the Closing after giving effect to the SPAC Shareholder Redemptions; and (e) the number of New PubCo Ordinary Shares to be issued pursuant to the Subscription Agreements. The Company and its Representatives shall have a reasonable opportunity to review and to discuss with SPAC and its Representatives the documentation provided pursuant to this Section 3.5 and any relevant books and records of the SPAC. SPAC and its Representatives shall reasonably assist and cooperate with the Company and its Representatives in their review of the documentation and shall consider in good faith the comments of the Company. The Company shall be entitled to rely in all respects on the SPAC Financing Certificate.

3.6.       Company Financing Certificate. No later than three (3) Business Days prior to the Closing Date, Company shall deliver to SPAC notice (the “Company Financing Certificate”) setting forth the aggregate amount, and a list, of Transaction Expenses of the Company, including the Outstanding Company Transaction Expenses, together with written invoices and wire transfer instructions for the payment of the Outstanding Company Transaction Expenses.  SPAC shall have a reasonable opportunity to review and to discuss with the Company and its Representatives the documentation provided pursuant to this Section 3.6 and any relevant books and records of the Company. The Company and its Representatives shall reasonably assist and cooperate with the SPAC and its Representatives in their review of the documentation and shall consider in good faith the comments of the SPAC. SPAC shall be entitled to rely in all respects on the Company Financing Certificate.

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3.7.        Closing Calculations. Promptly following delivery by SPAC of the SPAC Financing Certificate pursuant to Section 3.5 and the Company of the Company Financing Certificate pursuant to Section 3.6 and, in any event, not less than two (2) Business Days prior to the Closing Date and based solely upon the SPAC Financing Certificate and the Company Financing Certificate, the Company shall deliver to the SPAC a written notice (the “Closing Payment Schedule”) setting forth the calculation of (a) the Merger Sub Shareholder Consideration, (b) the Equity Value and (c) the Per Share Consideration, together with reasonable relevant supporting documentation used in calculating such amounts. SPAC and its Representatives shall have a reasonable opportunity to review and to discuss with the Company and its Representatives the documentation provided pursuant to this Section 3.7 and any relevant books and records the Company and its Subsidiaries. The Company and its Representatives shall reasonably assist and cooperate with SPAC and its Representatives in their review of the documentation and shall consider in good faith SPAC’s comments to the Closing Payment Schedule, and if any adjustments are made to the Closing Payment Schedule prior to the Closing, such adjusted Closing Payment Schedule shall be final and binding on all Parties and shall thereafter become the Closing Payments Schedule for all purposes of this Agreement. The Closing Payment Schedule and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement. SPAC will be entitled to rely in all respects upon the Closing Payment Schedule. SPAC shall, to the fullest extent permitted by applicable Legal Requirements, be entitled to rely fully on the information set forth in the Closing Payments Schedule, absent manifest error.

3.8.        Earn-Out Shares.

(a)         If, at any time following the Closing the VWAP of the New PubCo Ordinary Shares is greater than or equal to (i) $18.00, (ii) $22.00, (iii) $26.00 or (iv) $30.00, in each case, over any thirty (30) Trading Days within any consecutive forty-five (45) Trading Day period (each an “Earn-Out Event”), then New PubCo shall issue 2,948,800 New PubCo Ordinary Shares to the Company (“Earn-Out Shares”) as soon as practicable (but in any event within ten (10) Business Days) after the occurrence of each such Earn-Out Event. For the avoidance of doubt, the Company may be entitled to receive a maximum of 11,795,200 Earn-Out Shares in the aggregate in respect of the occurrence of all four Earn-Out Events pursuant to this Section 3.8(a). The New PubCo Ordinary Share price targets set forth in clauses (i) through (iv) of this Section 3.8(a) (each as adjusted pursuant to Section 3.8(d), an “Earn-Out Target”) and number of Earn-Out Shares to be issued pursuant to this Section 3.8(a) shall be equitably adjusted for any share split, division or subdivision of shares, share dividend or distribution (including any dividend or distribution of securities convertible into New PubCo Ordinary Shares), reorganization, combination, exchange of shares, reverse share split, consolidation of shares, reclassification, recapitalization or other like change affecting the New PubCo Ordinary Shares after the Second Effective Time.

(b)          Following the Closing New PubCo and its Subsidiaries, including the Group Companies, will be entitled to (i) operate their respective businesses based upon their respective business requirements and in their own business judgment, and (ii) make changes in their respective sole discretion to their respective operations, organization, personnel, accounting practices and other aspects of their respective businesses, including actions that may have an impact on whether any thresholds in respect of Earn-Out Shares have been met; provided that no such action may be taken if the primary purpose and intent of such action is to adversely affect the ability of New PubCo to satisfy any such threshold and the Company will not have any right to claim the loss of all or any portion of the Earn-Out Shares or other damages as a result of such decisions.

(c)          Notwithstanding anything to the contrary, in the event of a transaction that results in:

(i)            a Change of Control, then any Earn-Out Shares that have not otherwise been previously issued pursuant to Section 3.8(a) shall be issued to the Company effective as of immediately prior to the consummation of such transaction, or otherwise treated as so issued in connection therewith, so as to ensure that the Company receives all proceeds in connection with such transaction as if such Earn-Out Shares had been issued prior to the consummation thereof; or

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(ii)            New PubCo Ordinary Shares being converted into the right to receive cash or other consideration having a value (in the case of any non-cash consideration, as provided in the definitive transactions documents for such transaction, or if not so provided, determined by the New PubCo Board in good faith) equal to or in excess of an Earn-Out Target that does not constitute a Change of Control, then the Earn-Out Shares subject to the applicable Earn-Out Target that have not been previously issued pursuant to Section 3.8(a), shall be issued to the Company effective as of immediately prior to the consummation of such transaction, or otherwise treated as so issued in connection therewith, so as to ensure that the Company shall receive such Earn-Out Shares, and all proceeds thereof, in connection with such transaction.

(d)        The Parties intend that none of the rights to receive Earn-Out Shares and any interest therein shall be deemed to be a “security” for purposes of any securities law of any jurisdiction. The right to receive Earn-Out Shares are deemed contractual rights in connection with the Mergers and the parties do not view the right to receive the Earn-Out Shares as an investment by the holders thereof. The right to receive Earn-Out Shares will not be represented by any physical certificate or similar instrument. The right to receive Earn-Out Shares does not represent an equity or ownership interest in any entity. No interest in the right to receive Earn-Out Shares may be sold, transferred assigned, pledged, hypothecated, encumbered or otherwise disposed of, except by operation of law, and any attempt to do so shall be null and void.

3.9.        Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, the Exchange Agent, SPAC, the Company, New PubCo and their respective Affiliates, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment (and any other amounts treated as consideration for purposes of applicable Tax Legal Requirements) as required by applicable Legal Requirements (as determined in good faith and subject to the requirements of this Section 3.9). If any such deduction or withholding is so required (other than compensatory payments to employees of the Group Companies), the applicable withholding agent shall use commercially reasonable efforts to provide written notice to the Company of the amounts to be deducted and withheld no later than five (5) Business Days prior to such payment. Each Party shall expend commercially reasonable efforts to (a) avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions, refunds, credits or other recovery and (b) eliminate or minimize the amount of any such Tax deductions and withholdings. To the extent that amounts are so deducted and withheld and paid over to the appropriate Governmental Entity in accordance with applicable Legal Requirements, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

3.10.      Taking of Necessary Action; Further Action. If, at any time after the Effective Times, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Merger Sub, and to vest the SPAC Surviving Entity following the First Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC, the officers and directors, (or their designees) of the Company, Merger Sub and New PubCo, on the one hand, and SPAC, on the other hand, are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.11.       Transaction Expense Payment; Excess Transaction Expense Amount.

(a)         At the Closing or promptly thereafter, the Surviving Entity shall pay or cause to be paid all Transaction Expenses that remain unpaid as of the Closing Date as set forth in the Company Financing Certificate and SPAC Financing Certificate.

(b)         Notwithstanding anything to the contrary, in the event that the Transaction Expenses (other than those incurred in respect of the Debt Financing Arrangements, if any), whether paid or unpaid (valued in U.S. dollars and converting any non-U.S. dollars denominated expense into U.S. dollar using the Applicable Exchange Rate), as of immediately prior to the Closing, are greater than the Transaction Expenses Cap (such excess amount, the “Excess Transaction Expense Amount”), the number of New PubCo Ordinary Shares otherwise issuable to the SPAC Sponsor pursuant to Section 3.1 shall be decreased by a number of shares equal to the quotient of (i) the Excess Transaction Expense Amount, divided by (ii) $10.00.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to SPAC prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to SPAC that each statement contained in this Article IV (other than Section 4.4(b)) is true and correct. Except as set forth in the Company Disclosure Letter, AGH hereby represents and warrants to SPAC that each statement in Section 4.4(b) is true and correct.

4.1.       Organization and Qualification. The Company (a) is a limited liability company duly formed, validly existing and in good standing (to the extent such concept exists) under Chilean law and (b) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the Governing Documents of the Company as currently in effect, have been made available to SPAC. The Company is not in violation of any provisions of the Company’s Governing Documents in any respect.

4.2.         Company Subsidiaries.

(a)        The Company’s direct and indirect Subsidiaries as of immediately prior to the Initial Contribution (the “Company Subsidiaries”), together with their jurisdiction of incorporation or organization, as applicable, and the percentages of the outstanding equity interests of each such Company Subsidiary owned by each of the Company, AGH and each other Company Subsidiary, as applicable, are listed on Section 4.2(a) of the Company Disclosure Letter. Except as disclosed in Section 4.2(a) of the Company Disclosure Letter, as of immediately prior to the Initial Contribution, the Company or AGH owns, directly or indirectly, legal and beneficial title to all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)         Each Company Subsidiary is duly incorporated, formed or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, formation or organization and has the requisite corporate, limited liability company or equivalent power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Company Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the Governing Documents of each Company Subsidiary, as amended and currently in effect, have been made available to SPAC. No Company Subsidiary is or, to the best Knowledge of the Company, has been in violation of any provisions of its Governing Documents in any respect.

4.3.         Capitalization of the Group Companies.

(a)          Section 4.3(a) of the Company Disclosure Letter sets forth, as of the date hereof, (i) the authorized share capital of the Company, and (ii) the number, class and series of all of the issued and outstanding Company Ordinary Shares owned by each shareholder of the Company.

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(b)       Except as disclosed in Section 4.3(b) of the Company Disclosure Letter, (i) no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the any Group Company is authorized or outstanding, including any such rights granted to any employees, consultants or directors of any Group Company, and (ii) there is no commitment by any Group Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other similar equity rights, to distribute to holders of its equity securities any evidence of indebtedness, to repurchase or redeem any of its securities or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security. There are no declared or accrued unpaid dividends with respect to any Company Ordinary Shares. Except for (x) any dividends or distributions declared prior to the date of this Agreement and reflected in the Interim Financial Statements and (y) any dividends, distributions or other dispositions and payments of any nature declared, paid or made, as the case may be, between the Company and any of its Related Parties in accordance with contractual obligations existing on the date of this Agreement as disclosed pursuant to Section 4.19 or Section 4.21, the Company has not declared or paid any dividends or distributions with respect to any Company Ordinary Shares since June 30, 2022 and has not made any other dispositions or payments of any nature to any of its Related Parties.

(c)          Except as disclosed in Section 4.3(c) of the Company Disclosure Letter, all issued and outstanding Company Ordinary Shares or share capital, shares of capital stock, limited liability company interests and equity interests of each Company Subsidiary (i) are duly authorized, validly issued, fully paid and non-assessable (in each case, to the extent that such concepts are applicable) and registered in the corresponding Company Subsidiaries stock ledgers, (ii) are not subject to, nor have been issued or transferred in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right created by statute, the Governing Documents of any of the Group Companies or any agreement to which the Company is a party and (iii) have been offered, or transferred, sold and issued in compliance with applicable Legal Requirements and the applicable Group Companies’ respective Governing Documents.

(d)        No outstanding Company Ordinary Shares or share capital, shares of capital stock, limited liability company interests and equity interests of each Company Subsidiary are subject to vesting or forfeiture rights or repurchase by a Group Company. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights issued by any Group Company.

(e)        All distributions, dividends, repurchases and redemptions in respect of the share capital (or other equity interests) of each Group Company were undertaken in compliance with the applicable Group Company’s Governing Documents then in effect, any agreement to which the applicable Group Company then was a party and in compliance with applicable Legal Requirements.

(f)          Except as set forth in the Governing Documents of the respective Group Companies or in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti- takeover plan or other agreements or understandings, to which any Group Company is a party or by which any Group Company is bound with respect to any ownership interests of the applicable Group Company.

(g)        Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares, shares of capital stock, warrants, options or other securities of any Group Company are issuable and no rights in connection with any shares, warrants, options or other securities of any Group Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(h)          Except for the Indebtedness set forth in Section 4.3(h) of the Company Disclosure Letter, no Group Company has any Indebtedness. No Group Company has availed itself of any loan, grant or other payment from any Governmental Entity in connection with COVID-19.

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4.4.         Authority Relative to this Agreement.

(a)       The Company has all requisite corporate power and authority to: (i) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement; and (ii) carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions to which it is a party. The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions to which it is a party have been duly and validly authorized by all requisite action on the part of the Company and its administrator, and, except for the approvals described in Section 4.5(b), no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions to which it is a party. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b)          This Agreement and the other Transaction Agreements to which AGH is a party have been duly and validly executed and delivered by AGH and, assuming the due authorization, execution and delivery thereof by the other Parties hereto and thereto, constitute the legal and binding obligations of AGH, enforceable against AGH in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

4.5.         No Conflict; Required Filings and Consents.

(a)        Assuming that the consents, approvals, orders, authorizations, filings, notices or permits referred to in Section 4.5(b) are duly and timely made or obtained, the execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, the performance of this Agreement and the other Transaction Agreements to which it is a party by the Company will not, and the consummation of the Transactions will not: (i) conflict with or result in a violation or breach of or default under any provision of any of the Company’s Governing Documents; (ii) conflict with or violate any applicable Legal Requirements; or (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or impair any Group Company’s rights or, in a manner adverse to any of the Group Companies, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration (including any forced repurchase) or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of the Group Companies pursuant to, any Company Material Contracts, except, with respect to clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)         The execution and delivery of this Agreement, or the other Transaction Agreements to which it is a party, by the Company does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the First Plan of Merger and the Second Plan of Merger and associated documents in accordance with the Companies Act; (ii) for the consents, approvals, authorizations and permits described on Section 4.5(b) of the Company Disclosure Letter; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.6.         Compliance; Approvals.

(a)        Each of the Group Companies has since the Reference Date complied with and is not in violation of any applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business and assets, except for failures to comply or violations which, individually or in the aggregate, are not reasonably likely to be material to the Group Companies. No written or, to the Knowledge of the Company, oral notice, of non-compliance with any applicable Legal Requirements has been received by any of the Group Companies since the Reference Date, except for any potential non-compliance which, individually or in the aggregate, would not reasonably be expected to be material to the Group Companies taken as a whole.

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(b)        (i) Each of the Group Companies is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and (ii) each Approval held by each of the Group Companies is valid, binding and in full force and effect, in case of (i) and (ii), except as would not, individually or in the aggregate, be reasonably likely to be material to the Group Companies. None of the Group Companies (i) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any such Approval, or (ii) have received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval, except in the case of clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole.

4.7.         Financial Statements.

(a)          The Company has made available to SPAC true and complete copies of (i) the audited consolidated balance sheets of the Company as of October 31, 2022 and 2021, and the consolidated statements of income (loss), changes in shareholders’ equity and cash flows of the Company for the fiscal years ended October 31, 2022 and 2021 (collectively, the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheets of the Company as of April 30, 2022, and the consolidated statements of income (loss), changes in shareholders’ equity and cash flows of the Company for the four-month period then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements: (w) present fairly, in all material respects, the financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments (the effect of which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole) and the absence of footnotes); (x) were derived from, and accurately reflect in all material respects, the books and records of the Company and the Company Subsidiaries in all cases except as may be indicated in the notes thereto; (y) were prepared in conformity with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and all applicable Legal Requirements; and (z) were prepared from the books and records of the Group Companies.

(b)          The PCAOB Financial Statements to be delivered by the Company as promptly as practicable following the date hereof in accordance with Section 7.19, when so delivered, will (i) have been prepared in accordance with the books and records of the Group Companies, (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended, (iii) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved and all applicable Legal Requirements, (iv) have been audited in accordance with the standards of the PCAOB, and (v) comply in all material respects with the applicable auditing and accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (including, to the extent applicable to the Company, Regulation S-X), for inclusion in the Proxy Statement and the Registration Statement.

(c)          The Company has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Group Companies are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Group Companies and (iv) that accounts, notes and other receivables are recorded accurately. To the Knowledge of the Company, the Company has not identified, or received any written notice, alleging any fraud, whether or not material, that involves the management or other employees of the Company that have a significant role in the internal controls over financial reporting of the Company.

(d)         There are no outstanding loans or other extensions of credit made by the Group Companies to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

4.8.        No Undisclosed Liabilities. The Group Companies have no liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with IFRS or applicable Legal Requirements, except: (a) liabilities provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in the Financial Statements or in the notes thereto; (b) liabilities arising in the ordinary course of the Company’s business since the date of the most recent balance sheet included in the Financial Statements; (c) liabilities incurred in connection with the Transaction; and (d) liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole.

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4.9.        Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the most recent balance sheet included in the Financial Statements through the date of this Agreement, each of the Group Companies has conducted its business in the ordinary course of business and there has not been: (a) any Company Material Adverse Effect; or (b) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of SPAC.

4.10.       Litigation. Except as disclosed in Section 4.10 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole, as of the date of this Agreement, there is: (a) no pending or, to the Knowledge of the Company, threatened Legal Proceeding, or to the Knowledge of the Company, any investigation, against any Group Company or any of their respective properties or assets, or any of the directors, managers or officers of any Group Company, New PubCo and Merger Sub with regard to their actions as such; (b) other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity, no pending or, to the Knowledge of the Company, threatened audit, examination, investigation or enforcement by any Governmental Entity against any Group Company or any of their respective properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such; and (c) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon any Group Company or any of their respective properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such.

4.11.       Employee Benefits Plans.

(a)         Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list of each employee benefit plan, stock purchase, equity or equity-based compensation, severance, employment (other than offer letters that do not provide severance benefits or notice periods in excess of 30 days upon termination of the employment relationship), retention, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and each other material benefit plan, agreement, program, policy or other arrangement, under which (i) any current or former employee, officer, director or independent contractor of any Group Company (the “Group Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries has any present or future liability (each, an “Employee Benefit Plan”).

(b)         With respect to each Employee Benefit Plan, the Company has delivered or made available to SPAC copies of each Employee Benefit Plan and any funding instrument relating to such plan.

(c)          Except as would not reasonably be expected to be material to the Group Companies taken as a whole, (i) each Employee Benefit Plan is and has been in compliance, in all material respects, with its terms and all applicable Legal Requirements; and (ii) all contributions, premiums and other payments required to be made with respect to any Employee Benefit Plan on or before the date hereof have been timely made and all obligations in respect of each Employee Benefit Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by IFRS.

(d)       Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereunder or under the other Transaction Agreements will (whether alone or in connection with any subsequent event(s)) (i) result in the acceleration of time or vesting of any employee benefits or any loan forgiveness or (ii) result in any material payment (including severance pay, bonus or otherwise) becoming due to any Group Company Employee.

4.12.       Labor Matters.

(a)         Except as stated in Section 4.12(a) of the Company Disclosure Letter, as of the date of this Agreement, no Group Company is a party to any collective bargaining agreement or other agreement with a labor organization.

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(b)         Except as would not be material to Group Companies taken as a whole, as of the date of this Agreement, (i)(A) there are no activities or proceedings of any labor organization to organize any Group Company Employees and (B) there is no, and there has been no material labor dispute or strike, slowdown, concerted refusal to work overtime, or work stoppage against any Group Company; (ii) there is no, and there has been no notice or complaint from or on behalf of any current or former employee of, or other individual who provided services to, any Group Company has been received by any Group Company asserting or alleging sexual harassment or sexual misconduct against any other current or former appointed executive officer or director of any Group Company involving or relating to his or her services provided to any Group Company; (iii) there are no material complaints, charges, investigations, claims or other actions against any Group Company pending or, to the knowledge of the Company, threatened that would be brought or filed, with any Governmental Entity based on, arising out of, or in connection with any labor and employment Legal Requirements, or employment practice of any Group Company; and (iv) each Group Company is in material compliance with all applicable Legal Requirements respecting labor, employment and employment practices.

(c)         To the Knowledge of the Company, as of the date of this Agreement no executive officer of the Company has given written notice to any Group Company of termination of his or her employment with the Company in connection with the consummation of the Transactions. To the Knowledge of the Company, the Group Companies and each of their employees and consultants are in compliance in all material respects with the terms of any employment, nondisclosure, restrictive covenant, and consulting agreements.

(d)         Except as would not be material to the Group Companies taken as a whole, no Group Company is liable for any arrears of wages, amounts that the Group Companies are legally required to withhold from their employees’ wages and to pay to any Governmental Entity as required by applicable Legal Requirements, or penalties with respect thereto.

4.13.      Real Property; Tangible Property.

(a)         Section 4.13(a) of the Company Disclosure Letter sets forth a true, correct, and complete listing of all real property and the water rights owned by the Group Companies (the “Company Owned Properties”) The Company has made available to SPAC true, correct, and complete copies of the deeds and other instruments by which the applicable Group Company acquired all such Company Owned Properties. The applicable Group Company is the owner of each such Company Owned Property free and clear of all Liens (other than Permitted Liens) and any such Company Owned Property (together with the Company Leased Properties) (i) is adequate and sufficient for the operation of the business of the Group Companies as currently conducted in all material respects and (ii) is duly registered with the relevant registration bodies pursuant to applicable Legal Requirements and the relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed. Other than the Company Owned Properties, none of the Group Companies own any real property or water rights. To the Knowledge of the Company, there are no parties in possession or parties having any option, right of first offer or first negotiation or right of first refusal or other similar rights to purchase or lease the Company Owned Properties or any material portion thereof or material interest therein. The Group Companies have made available to SPAC true, correct, and complete copies of any title insurance commitments, title insurance policies, and surveys relating to the Company Owned Properties in the possession of any of the Group Companies.

(b)         Each Group Company has a valid, binding and enforceable leasehold interest under each of the real property leases (including water right leases) to which it is a party as of the date hereof as a lessee (the “Company Leased Properties” and, together with the Company Owned Properties, the “Company Properties”), free and clear of all Liens (other than Permitted Liens). Each of the leases in respect of any Company Leased Property to which a Group Company is a party as of the date hereof, including all amendments, terminations and modifications thereof and together with all material agreements related thereto is set forth in Section 4.13(b) of the Company Disclosure Letter (collectively, the “Company Real Property Leases”), and is in full force and effect as of the date hereof, with rights to exclusive possession and quiet enjoyment except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. The Company has made available to SPAC true, correct and complete copies of all Company Real Property Leases. No Group Company is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default. No Group Company has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a breach or default by any Group Company under any of the Company Real Property Leases and, to the Knowledge of the Company as of the date hereof, no other party is in breach or default thereof. The consummation of the transactions contemplated by this Agreement does not require the consent of any other party to any Company Real Property Lease and will not result in a breach of or default under any Company Real Property Lease, or otherwise cause any Company Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing.

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(c)        The Company Properties are suitable to allow the businesses of the Group Companies to be operated as currently conducted or intended to be conducted in all material respects. To the Knowledge of the Company, (i) there are no pending condemnation proceedings with respect to any of the Company Properties, and (ii) the current use of the Company Properties does not violate any local planning, zoning or similar land use restrictions of any Governmental Entity in any material respect. No Person other than the Group Companies has the right to use the Company Properties, except as subleased by the respective Group Company pursuant to a written sublease, a true and correct copy of which has been delivered to SPAC and is listed on Section 4.13(c) of the Company Disclosure Letter.

(d)          The Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets reflected on the Interim Financial Statements, free and clear of all Liens other than: (i) Permitted Liens; (ii) the rights of lessors under any Company Real Property Lease; and (iii) the Liens specifically identified on the Section 4.13(c) of the Company Disclosure Letter. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted in all material respects; and (B) have been maintained in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the uses to which they are being put, in each case, in all material respects; and (C) are not used by the Group Companies for any purpose other than the operation of the businesses of the Group Companies. Each Company Property is supplied with utilities and other services reasonably necessary for the operation of the businesses of the Group Companies as currently conducted at such Company Property. As of the date of this Agreement, to the Knowledge of the Company, no Group Company has received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies that could adversely affect the insurability of any Company Property or requesting the performance of any material work or alteration with respect to any Company Property.

(e)        To the Knowledge of the Company, there are no material structural or other physical defects or deficiencies in the condition of the Company Property that would materially interfere with the use or occupancy of such Company Property or any portion thereof in the operation of the business of the Group Companies as currently conducted thereon. No Group Company has received any notice of any special Tax, levy or assessment for benefits or betterments that affect the Company Property. To the Knowledge of the Company, neither the Company Property nor the use or occupancy thereof materially violates any applicable permits, licenses, or certificates of occupancy, whether federal, state, local or private, and the Company Property or the applicable Group Company holding the leasehold interest therein has received all permits, certificates of occupancy, licenses, authorizations and approvals reasonably necessary for the operation of the businesses of the Group Companies as currently conducted at such Company Property. To the Knowledge of the Company, other than the applicable Group Company, there are no Persons occupying any portion of the Company Property, as tenants-at-sufferance, trespassers or otherwise. To the Knowledge of the Company, there are no pending or threatened appropriation, condemnation, eminent domain or like proceedings relating to the Company Property. To the Knowledge of the Company, the applicable Group Company’s use, occupancy and operation of the Company Property in the manner in which it is now occupied and operated by such Group Company complies with all applicable building code, fire code, health code, zoning, land use, safety and similar applicable Legal Requirements, and there is no existing violation of building, fire or health codes and/or zoning ordinances or other applicable Legal Requirements affecting the Company Property. To the Knowledge of the Company, no improvements constituting a part of the Company Property encroach on real property owned by any Person other than the Group Companies or the owner of such Company Leased Property, and there are no encroachments onto any part of the Company Property from adjacent real property. To the Knowledge of the Company, there is no present default under any mortgage or similar instrument encumbering any Company Property.

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(f)          (i) All rents, required deposits and additional rents due to date pursuant to the Company Real Property Leases have been paid in full, (ii) no security deposit or portion thereof deposited with respect to the Company Real Property Leases has been applied in respect of a breach or default under such Company Real Property Leases which has not been redeposited in full, (iii) no Group Company owes, nor will owe in the future, any brokerage commissions or finder’s fees with respect to the Company Real Property Leases, and (iv) no Group Company has collaterally assigned or granted any security interest in the Company Real Property Leases.

4.14.       Taxes.

(a)         All income and other material Tax Returns required to be filed by or on behalf of each Group Company have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes payable by each Group Company (whether or not shown on any Tax Return) have been fully and timely paid, except with respect to matters being contested in good faith by appropriate proceeding and with respect to which adequate reserves have been made in accordance with IFRS.

(b)       No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (nor to the Company’s Knowledge is there any) against any Group Company which has not been paid or resolved.

(c)         No Tax audit or other examination of any Group Company by any Governmental Entity with regard to material Taxes is presently in progress, nor has any of the Company been notified in writing of any commencement or anticipated commencement, request or threat for such a Tax audit or other examination.

(d)          There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(e)         None of any Group Company has liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of any of the Group Companies in the ordinary course of business.

(f)          No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) as a result of (A) being a member of an affiliated, consolidated, combined, unitary or aggregate group or of any other relationship giving rise to statutory subsidiary liability being the party legally responsible for withholding and/or collection and/or as tax successor or (B) as a result of being a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business and the principal purposes of which is not related to Taxes); and (iii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state, local or foreign income Tax purposes, other than a group the common parent of which was and is the Company.

(g)         Except for set forth in Section (g) of Company Disclosure Letter, there are no ongoing or pending Legal Proceedings with respect to any material amounts of Taxes of any Group Company and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of any Group Company.

(h)         No Group Company has made a request for an advance tax ruling, request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Entity.

(i)          Each Group Company is registered for the purposes of sales Tax, use Tax, Transfer Taxes, value added Taxes or any similar Tax in all jurisdictions where it is required by law to be so registered, in each case in all material respects, and has complied in all material respects with all Legal Requirements relating to such Taxes.

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(j)           Each Group Company is a tax resident only in its jurisdiction of incorporation.

(k)          No claim has been made in writing (nor to the Company’s Knowledge has any claim been made) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that any Group Company is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(l)          Each Group Company has timely withheld and paid to the appropriate Tax authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

4.15.       Environmental Matters.

(a)          Except as would not, individually or in the aggregate, be reasonably expected be material to the Group Companies taken as a whole:

(i)             The Group Companies are, and have been for the past three years, in compliance with applicable Environmental Laws and the business of the Group Companies is being operated in compliance with applicable Environmental Laws and the Group Companies have no outstanding capital expenditures that are required to comply with applicable Environmental Laws as of the date of this Agreement;

(ii)          The Group Companies are and have been in compliance for the past five (5) years with, all permits, licenses and other authorizations required under applicable Environmental Laws;

(iii)           The Group Companies have timely filed all reports and notifications and maintains all necessary records and data in each case as required by applicable Environmental Law;

(iv)           No Group Company is party to any unresolved, pending or, to the Knowledge of the Company, threatened complaints, claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders, requests for information or proceedings arising under or related to Environmental Laws. To the Knowledge of the Company, no conditions currently exist with respect to Company Leased Properties that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws;

(v)           To the Knowledge of the Company, no conditions currently exist with respect to Company Leased Properties or any properties previously owned or occupied by any Group Company that would reasonably be expected to (i) result in any of the Group Companies incurring liabilities or obligations under Environmental Laws or (ii) affect Group Companies’ ordinary course of business;

(vi)          No Group Company has received any unresolved or outstanding written notice from any Governmental Entity or any other Person alleging any non-compliance with Environmental Laws by any Group Company or requiring any Group Company to conduct the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances, other than those notices relating to investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances conducted on behalf of the Group Companies’ customers or other third parties in the ordinary course of business;

(vii)         No Group Company has generated, treated, stored, released, transported or arranged for transportation or disposal of any Hazardous Substances at any location except in compliance with applicable Environmental Laws, and in a manner and quantity reasonably necessary for the conduct of the business of such Group Company;

(viii)         To the Knowledge of the Company, (i) no portion of any property currently or formerly owned, used, leased, or operated by any Group Company has been used by any Group Company for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances in a manner other than in compliance with applicable Environmental Law and associated permits, approvals, authorizations, consents, licenses or certificates required by applicable Environmental Laws, and (ii) there are no Hazardous Substances in the environment (including natural resources, soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air) in a manner or in quantities that would result in a violation of or give rise to a liability under Environmental Laws that are present at, on or under any currently or formerly owned, used, leased or operated property or facility of any Group Company or at any off-site location at which Hazardous Substances have been disposed of;

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(ix)         No Group Companies have given or received any warranties or indemnities in respect of, nor attempted to apportion liabilities, duties or obligations arising under Environmental Laws or otherwise relating to the environment and/or any Hazardous Substance.

(b)         The Group Companies have made available to SPAC copies of all material non-privileged environmental assessments, if any, (including any Phase I or II environmental assessments), studies, audits, analyses or reports relating to Company Leased Properties or the Group Companies and prepared in the past three years that are in the possession of the Group Companies.

4.16.       Brokers; Third Party Expenses. Except as disclosed in Section 4.16 of the Company Disclosure Letter, none of the Group Companies has any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions on account of Contracts entered into by any of the Group Companies, as applicable.

4.17.       Intellectual Property.

(a)        Section 4.17(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of all of the following Intellectual Property that is owned or purported to be owned by, and material to, any of the Group Companies: (i) issued Patents and pending applications for Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights; (iv) Internet domain names (the Intellectual Property referred to in clauses (i) through (iv), without any limitations as to materiality, collectively, the “Company Registered Intellectual Property”), (v) any Trademarks that are not registered or subject to an application for registration filed with a Governmental Entity and (vi) Group Company Software. All of the Company Registered Intellectual Property is subsisting and all of the applications and registrations in the Company Registered Intellectual Property are, to the Knowledge of the Company, valid, and to the Knowledge of the Company, all Company Registered Intellectual Property is enforceable. None of the Owned Intellectual Property and, to the Knowledge of the Company, Licensed Intellectual Property, in each case that is material to the operation of the business of any of the Group Companies has been adjudged invalid or unenforceable in whole or part. All necessary registration, maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name registrar, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining each material item of the Company Registered Intellectual Property.

(b)        A Group Company is the sole and exclusive owner of all right, title and interest in and to all material Owned Intellectual Property, including any Intellectual Property assigned to a Group Company by any employee of the Group Companies, in each case, free and clear of all Liens (other than Permitted Liens), and has a license or otherwise possesses rights to use (as currently used by the Group Companies) all other material Intellectual Property used in the conduct of the businesses of the Group Companies. To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not (i) impair any rights under, or cause any of the Group Companies to be in material violation of or material default under, any license or other agreement to use any Licensed Intellectual Property material to the business of the Group Companies or under which any of the Group Companies grants any Person rights to use any Owned Intellectual Property material to the business of the Group Companies, (ii) give rise to any termination or modification of, or entitle any other party to terminate or modify, any such licenses or other agreements, or (iii) require the payment of (or increase the amount of) any royalties, fees, or other consideration with respect to any use or exploitation of any Licensed Intellectual Property, except as would not, individually or in the aggregate, be material to any of the Group Companies.

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(c)        In the past three (3) years, the Owned Intellectual Property and the conduct of the businesses of the Group Companies has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property rights of any Person in any material respect. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any of the material Owned Intellectual Property, and no such claims have been made in writing against any third party by any of the Group Companies since the Reference Date.

(d)         There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against any of the Group Companies, and no Group Company has received since the Reference Date any written notice from any Person pursuant to which any Person is: (i) alleging that any Group Company or the conduct of the business of any of the Group Companies has infringed, misappropriated or otherwise violated any Intellectual Property rights of any third party; or (ii) contesting the scope, use, ownership, validity or enforceability of any of the Owned Intellectual Property. To the Knowledge of the Company, none of the Owned Intellectual Property is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Owned Intellectual Property.

(e)         No past or present director, officer, partner, shareholder, quotaholder, manager, employee, consultant, service provider or independent contractor of any of the Group Companies has any ownership or other rights in any material Owned Intellectual Property (other than the right to use such material Owned Intellectual Property in the performance of their activities for the Group Companies pursuant to a Contract with a Group Company). Each of the past and present directors, officers, partner, shareholder, quotaholder, manager, employees, consultants, service providers and independent contractors of any of the Group Companies who are or were engaged in creating or developing any material Owned Intellectual Property for the Group Companies has executed and delivered a written agreement, pursuant to which such Person has: (i) if such Person has access to such information, except as would not, individually or in the aggregate, be material to the Group Companies, agreed to hold all confidential and/or proprietary information of the Group Companies (or of another Person and held by any Group Company under an obligation to maintain the secrecy and confidentiality of such information) in confidence both during and for certain periods after such Person’s employment or retention, as applicable; (ii) with respect to any such material Intellectual Property that does not vest initially in a Group Company by operation of law, presently assigned to such Group Company all of such Person’s rights, title and interest in and to all such material Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby; and (iii) to the extent moral rights arise in the applicable jurisdiction, agreed to waive all moral rights such Person may have in any such material work which such Person created or authored for such Group Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there is no uncured material breach by any such Person with respect to its obligation to assign any material Intellectual Property to any Group Company or to protect the material Trade Secrets of the Group Companies under any such agreement.

(f)         Each of the Group Companies, as applicable, takes commercially reasonable steps to maintain, protect and enforce Intellectual Property rights, including the secrecy, confidentiality and value of all Owned Intellectual Property and Licensed Intellectual Property material to the business of any of the Group Companies.

(g)       No funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been used in any material respect to create, in whole or in part, any material Owned Intellectual Property in any manner that gives any such person or entity any ownership or other material rights in such Intellectual Property.

(h)       The Group Companies own, lease, license or otherwise have the legal right to use all computer systems, Software, firmware, middleware, hardware, peripherals, servers, routers, hubs, switches, data communication lines, networks, interfaces, platforms and related systems, databases, websites and all other information technology equipment used by any Group Company (collectively, the “Company IT Systems”) (provided that the foregoing is not and shall not be deemed to be a representation or warranty of any kind with respect to the infringement, misappropriation, or violation of any Intellectual Property rights of any other Person), and such Company IT Systems are sufficient in all material respects for the current needs of the Group Companies. The Group Companies have taken commercially reasonable actions to protect the security of the Company IT Systems owned by them (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, modification or corruption.

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(i)           Each of the Group Companies has, since the Reference Date, implemented and maintained commercially reasonable disaster recovery and business continuity plans, procedures and facilities. Since the Reference Date, there have been no material failures, breakdowns, continued substandard performance of any such Company IT Systems or, to the Knowledge of the Company, otherwise used by or on behalf of the Group Companies, in each case, that have not been remedied in all material respects.

(j)          None of the Group Companies have incorporated any Open Source Software in, or used any Open Source Software in connection with, any material Group Company Software in a manner that requires the contribution, distribution, licensing, attribution or disclosure to any third party of any portion of any material proprietary Group Company source code or that would otherwise transfer the rights of ownership in any Owned Intellectual Property of any of the Group Companies to any Person. The Group Companies are in material compliance with the terms and conditions of all relevant licenses for Open Source Software to which any of them are party or otherwise bound.

(k)        Each of the Group Companies has since the Reference Date complied in all material respects with all Privacy Requirements. The Group Companies have each implemented (or have required its service providers to implement) reasonable data security safeguards designed to protect the security and integrity of the Company IT Systems owned by or under the control of the Group Companies and any Business Data owned by or under the control of the Group Companies, including utilizing (or requiring its service providers to utilize) industry standard tools designed to prevent unauthorized access and the introduction of Disabling Devices. None of the Group Companies has inserted and, to the Knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Company IT Systems owned by or under the exclusive control of the Group Companies. Since the Reference Date, to the Knowledge of the Company, (i) there have been no material breaches, security incidents, misuse of or unauthorized access to, unauthorized use or transfer, or disclosure of any Personal Information in the possession or control of any of the Group Companies or collected, used or Processed by or on behalf of any of the Group Companies, and (ii) none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with any material breaches, security incidents, misuse of or unauthorized access to, unauthorized use or transfer, or disclosure of Personal Information; and (iii) none of the Group Companies has been subject to or received written notice of any audits, proceedings or investigations by any Governmental Entity or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Privacy Requirements, and, to the Knowledge of the Company, there is no reasonable basis for the same.

(l)           The Group Companies have all material rights to use the Business Data in the manner in which the Group Companies receive and use such Business Data prior to the Closing Date. The Group Companies are not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions, that would prohibit New PubCo from receiving or using Personal Information or other Business Data, in the manner in which the Group Companies receive and use such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Privacy Requirements, except as would not individually or in the aggregate be material to any of the Group Companies.

4.18.       Agreements, Contracts and Commitments.

(a)         Section 4.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean each of the following Contracts to which a Group Company is a party as of the date hereof:

(i)              any Contract or purchase commitment reasonably expected to result in future payments to or by any Group Company in excess of $1,000,000 (or its equivalent in another currency) per annum;

(ii)             any Contract with the top 10 customers of the Group Companies (the “Material Customers”) as determined by revenue, in each case during the 12-month period ended on December 31, 2021;

(iii)           any Contract with the top 10 suppliers and vendors of the Group Companies (the “Material Suppliers”) based on amounts paid for goods during the twelve-month period ended on December 31, 2021;

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(iv)         any Contract that purports to limit in any respect (A) the localities in which the Group Companies’ businesses may be conducted, (B) any Group Company from engaging in any line of business or (C) any Group Company from developing, marketing or selling products or services, including any non-compete agreements or agreements limiting the ability of any of the Group Companies from soliciting customers or employees;

(v)          any Contract memorializing any Interested Party Transactions (other than those employment agreements, confidentiality agreements, non-competition agreements (for the benefit of a Group Company) or any other agreement of similar nature entered into in the ordinary course of business with employees or technical consultants) providing for annual payments in an amount equal to or greater than $100,000 (or its equivalent in another currency) per annum;

(vi)           any Contract that imposes obligations on any of the Group Companies to provide “most favored nation” pricing to any of its customers, or that contains any “take or pay” or minimum requirements with any of its suppliers, right of first refusal or other similar provisions with respect to any transaction engaged in by any of the Group Companies;

(vii)         any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Group Companies;

(viii)          any Contract for or relating to any borrowing of money by or from the Company in excess of $200,000 (or its equivalent in another currency) per annum (excluding, for the avoidance of doubt, any intercompany arrangements solely between or among any of the Group Companies);

(ix)          (A) any employment or management Contract providing for annual payments in excess of $100,000 (or its equivalent in another currency) or (B) any change in control, retention, sale bonus or similar Contract or arrangement;

(x)           any Contract: (A) providing for the grant of any preferential rights to purchase or lease any material asset of any Group Company; or (B) providing for any exclusive or preferred right to sell or distribute any material product or material service of any of the Group Companies;

(xi)          any Contracts relating to the sale of any operating business of any Group Company or the acquisition by any Group Company of any operating business, whether by merger, purchase or sale of stock or assets or otherwise, or for which any Group Company has any material outstanding obligations in excess of $100,000 (or its equivalent in another currency) per annum (other than customary non-disclosure and similar obligations incidental thereto and other than Contracts for the purchase of inventory or supplies entered into in the ordinary course of business);

(xii)        any collective bargaining agreement or other similar labor Contract with any labor union, labor organization, or works council;

(xiii)        any Contract for the use by any of the Group Companies of any tangible property where the annual lease or mandate payments are greater than $500,000 (or its equivalent in another currency) (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(xiv)         any Contract under which any of the Group Companies: (A) obtains the right to use, or a covenant not to be sued under, any material Intellectual Property from any third party (“Inbound License”), other than Incidental Inbound Licenses; or (B) grants the right to use, or a covenant not to be sued under, any material Intellectual Property to any third party (other than non-exclusive licenses granted to suppliers, vendors, distributors or customers in the ordinary course of business);

(xv)          any Contract that creates guarantees or Liens of any nature on the Company’s assets not in the ordinary course of business and in an amount equal or greater than $200,000 (or its equivalent in another currency); and

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(xvi)          any obligation to make any material payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons and in an amount equal or greater than $200,000 (or its equivalent in another currency).

(b)         Except for any Company Material Contract that has been terminated in accordance with the terms of this Agreement or terminates upon the expiration of the stated term thereof prior to the Closing Date, each Company Material Contract is in full force and effect and represents a legal, valid and binding obligation of the applicable Group Company, New PubCo or Merger Sub party thereto and, to the Knowledge of the Company, New PubCo or Merger Sub, represents a legal, valid and binding obligation of the counterparties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. None of the Company, New PubCo or Merger Sub nor, to the Knowledge of the Company, New PubCo or Merger Sub, any other party thereto (as of the date hereof), is in material breach of or in material default under, and, to the Knowledge of the Company, New PubCo or Merger Sub, no event has occurred as of the date hereof which with notice or lapse of time or both would become a material breach of or material default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such material breach, default or event or has provided any formal written notice of any intention to terminate or modify, any such Company Material Contract. True, correct and complete copies of all Company Material Contracts have been made available to SPAC.

4.19.     Insurance. Each of the Group Companies maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations and employees (collectively, the “Insurance Policies”) covering certain material insurable risks in respect of its business and assets, and the Insurance Policies are in full force and effect in all material respects. The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies’ business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts. No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies. There is no pending material claim by any Group Company under any of the existing Insurance Policies with respect to which coverage has been questioned, denied or disputed by the underwriters of such policies. The premiums due with respect to such Insurance Policies have been timely paid and no written notice of cancellation or termination or intent to cancel has been received by any of the Group Companies with respect to any such Insurance Policy.

4.20.     Interested Party Transactions. Except as set forth in Section 4.20 of the Company Disclosure Letter or as would not, individually or in the aggregate, be material to the Group Companies, (a) no officer or director of the Company or any of then- respective immediate family members, or to the Knowledge of the Company, any employee, officer, director or manager of the Group Companies or any of their respective immediate family members, is indebted to the Group Companies for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, and (b) to the Knowledge of the Company, no officer, director, employee, manager or holder of equity or derivative securities of the Group Companies (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, a counterparty to (or controls a counterparty to) any Company Material Contract with any of the Group Companies (any such transactions in clauses (a) and (b), an “Interested Party Transaction”), in each case, other than: (i) for payment of salary, bonuses and other compensation for services rendered; (ii) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; (iii) for other employee benefits made generally available to similarly situated Persons; or (iv) related to any such Person’s ownership of Company Ordinary Shares or other securities of the Group Companies or such Person’s employment or consulting arrangements with the Group Companies. To the to the extent required by applicable Legal Requirements to be reflected, registered or accounted, all Interested Party Transactions have been duly reflected, registered and accounted in the Group Companies’ financial statements.

4.21.     Information Supplied. The information relating to the Group Companies, New PubCo and Merger Sub to be supplied by or on behalf of the Company for inclusion in the Registration Statement and the Proxy Statement (or any amendment or supplement thereto) will not, on the date of filing thereof or when the Registration Statement is declared effective or the date the Proxy Statement is first mailed to SPAC Shareholders, as applicable, or at the time of the Special Meeting, in the case of the Registration Statement, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, and in the case of the Proxy Statement, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading at the time and in light of the circumstances under which such statement is made. The Registration Statement and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation is made by SPAC with respect to the information that has been or will be supplied by the Company or any of its Representatives for inclusion in the Registration Statement and the Proxy Statement or any projections or forecasts to be included therein.

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4.22.     Anti-Bribery; Anti-Corruption. Except as would not, individually or in the aggregate, reasonably be expect to be material to the Group Companies taken as a whole, for the past five (5) years, none of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, at their direction or for their benefit has, in connection with the operation of the business of the Group Companies, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature in violation of Anti-Corruption Laws; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or materially inaccurate books and records related to any of the foregoing; or (f) otherwise violated any applicable provision of (i) the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-l, et seq., (ii) the United Kingdom Bribery Act 2010, or (iii) any other applicable anti-corruption or anti-bribery Legal Requirements (collectively, the “Anti-Corruption Laws”). For the past five (5) years, none of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, Affiliates or any of the Group Companies’ respective employees or any other Persons acting on their behalf, (i) is or has been the subject of an unresolved claim or unresolved allegation relating to (A) any potential violation of the Anti-Corruption Laws or (B) any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to any government official, to any political party or official thereof or to any candidate for political office, or (ii) has received any notice or other communication from, or made a voluntary disclosure to, any Governmental Entity regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law.

4.23.       International Trade; Sanctions; Anti-Money Laundering Laws.

(a)         For the past five (5) years, the Group Companies, the Group Companies’ respective directors, officers and, to the Knowledge of the Company, any of the Group Companies’ respective employees, Affiliates or any other Persons acting on their behalf, in connection with the operation of the business of the Group Companies, and in each case in all material respects: (a) have been in compliance with all applicable Customs & International Trade Laws, including the Customs & International Trade Authorizations; (b) have obtained all import and export licenses and all other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, deemed export, import, re-export, deemed re-export or transfer of goods, services, software and technology required for the operation of the respective businesses of the Group Companies, including the Customs & International Trade Authorizations; (c) have not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment or denial of future Customs & International Trade Authorizations in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (d) have not received any actual or, to the Knowledge of the Company, threatened claims or requests for information by a Governmental Entity with respect to Customs & International Trade Authorizations and compliance with applicable Customs & International Trade Laws and have not made any disclosures to any Governmental Entity with respect to any actual or potential noncompliance with any applicable Customs & International Trade Laws.

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(b)         None of the Group Companies or any of the Group Companies’ respective Affiliates, directors, officers and, to the Knowledge of the Company, any of the Group Companies’ respective employees, or any other Persons acting on their behalf is or has been in the past five (5) years a Sanctioned Person. For the past five (5) years, the Group Companies and the Group Companies’ respective directors, officers and, to the Knowledge of the Company, any of the Group Companies’ respective Affiliates, employees or any other Persons acting on their behalf have, in connection with the operation of the business of the Group Companies, been in compliance with Sanctions and Anti-Money Laundering Laws. For the past five (5) years, (i) no Group Company has engaged in any business with or involving, directly or indirectly, any Sanctioned Person or Sanctioned Country in violation of Sanctions, (ii) no Governmental Entity has initiated any action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations against any of the Group Companies or any of their respective directors, officers or, to the Knowledge of the Company, any of the Group Companies’ respective Affiliates, employees or any other Persons acting on their behalf in connection with any actual or alleged violation of Sanctions or Anti-Money Laundering Laws, (iii) there have been no actual or, to the Knowledge of the Company, threatened claims or requests for information by a Governmental Entity received by a Group Company with respect to the Group Companies’ or any of their respective Affiliates’ compliance with Sanctions or Anti-Money Laundering Laws and (iv) and no disclosures have been made to any Governmental Entity with respect to any actual or potential noncompliance with Sanctions or Anti-Money Laundering Laws. The Group Companies have in place controls and systems reasonably designed to ensure compliance with Sanctions and Anti-Money Laundering Laws.

4.24.     Customers and Suppliers. No Group Company has received any written or, to the Knowledge of the Company, oral notice that any Group Company is in breach of or default under any Contract with any Material Customer or Material Supplier in any material respect or that any such Material Customer or Material Supplier intends to cease doing business with any Group Company or materially decrease the volume of business that it is presently conducting with any Group Company.

4.25.       AGH Approval; Company Shareholder Approval. AGH, in his capacity as administrator of the Company, has duly (a) determined that it is fair, advisable and in the best interests of the Company and its equityholders for the Company to enter into this Agreement and the other Transaction Agreements to which it is or will be a party and (b) approved this Agreement and the other Transaction Agreements to which the Company is or will be a party and the Transactions, including the Mergers and the Pre-Closing Restructuring. The Company Shareholder Approval, once obtained pursuant to Section 7.21, will qualify as the requisite approval to adopt this Agreement and the other Transaction Agreements and approve the Transactions (including the Mergers and the Pre- Closing Restructuring) and no additional approval or vote from any holders of Merger Sub Ordinary Shares, New PubCo Ordinary Shares, HoldCo shares or any other holders of securities of Merger Sub, New PubCo or HoldCo is necessary to adopt this Agreement and the other Transaction Agreements and approve the Transactions (including the Mergers and the Pre-Closing Restructuring).

4.26.      Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS, NONE OF SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO SPAC OR ANY OF THE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS.  WITHOUT LIMITING THE FOREGOING: (A) NONE OF SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY SPAC IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS; AND (B) NONE OF SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THE COMPANY OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, BY OR ON BEHALF OF SPAC IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO SPAC OR ANY OF ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OTHER THAN IN THE TRANSACTION AGREEMENTS. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF SPAC AND ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS, AND IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF SPAC EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 4.26, CLAIMS AGAINST SPAC OR ANY OTHER PERSON WILL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SPAC

Except: (i) as set forth in the letter dated as of the date of this Agreement and delivered by SPAC to the Company on or prior to the date of this Agreement (the “SPAC Disclosure Letter”); and (ii) as disclosed in the SPAC SEC Reports filed or furnished with the SEC (and publicly available) prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports), excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements (it being acknowledged that nothing disclosed in such SPAC SEC Reports will be deemed to modify or qualify the Fundamental Representations of SPAC), SPAC represents and warrants to the Company that each statement contained in this Article V is true and correct as of the date hereof and as of the Closing Date.

5.1.         Organization and Qualification.

(a)        SPAC is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of the Cayman Islands.

(b)         SPAC has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to SPAC or have a SPAC Material Adverse Effect.

(c)          SPAC is not in breach or violation of any of the provisions of its Governing Documents in any respect.

(d)        SPAC is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to be material to the SPAC or have a SPAC Material Adverse Effect.

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5.2.         Capitalization.

(a)          As of the date of this Agreement: (i) 2,000,000 undesignated preference shares, par value $0.0001 per share, of SPAC (the “SPAC Preferred Shares”) are authorized, and no such shares are issued and outstanding; (ii) 200,000,000 class A ordinary shares, par value $0.0001 per share, of SPAC (“SPAC Class A Ordinary Shares”), are authorized and 14,375,000 such shares are issued and outstanding; (iii) 20,000,000 class B ordinary shares, par value $0.0001 per share, of SPAC (“SPAC Class B Ordinary Shares” and, together with the SPAC Preferred Shares and the SPAC Class A Ordinary Shares, the “SPAC Shares”), are authorized and 5,031,250 such shares are issued and outstanding; and (iv) 13,287,500 warrants to purchase one SPAC Class A Ordinary Share (“SPAC Warrants”) are outstanding. All outstanding SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. The SPAC Warrants have been validly issued, and constitute valid and binding obligations of SPAC, enforceable against SPAC in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b)       Except for the SPAC Warrants, SPAC Class A Ordinary Shares, the SPAC Class B Ordinary Shares and the Sponsor Support Agreement, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock or share rights, stock or share appreciation rights, stock-based performance units, commitments or Contracts of any kind to which SPAC is a party or by which it is bound obligating SPAC to issue, deliver or sell, or cause to be issued, delivered or sold, additional SPAC Shares or any other shares or other interest or participation in, or any security convertible or exercisable for or exchangeable into, SPAC Shares or any other shares or other interest or participation in SPAC. SPAC has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

(c)       Except as set forth in the SPAC Governing Documents or the Current Registration Rights Agreement or in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which SPAC is a party or by which SPAC is bound with respect to any ownership interests of SPAC.

5.3.        Authority Relative to this Agreement. SPAC has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out its obligations under this Agreement and the other Transaction Agreements and to consummate the Transactions (including the Mergers) contemplated hereby and thereby. The execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is (or will be) a party, and the consummation by SPAC of the Transactions (including the Mergers) have been (or, in the case of any Transaction Agreement entered into after the date of this Agreement, will be upon execution thereof) duly and validly authorized by all necessary corporate action on the part of SPAC, and no other proceedings on the part of SPAC are necessary to authorize this Agreement or the other Transaction Agreements to which it is a party or to consummate the Transactions contemplated hereby and thereby, other than approval of the SPAC Shareholder Matters. This Agreement and the other Transaction Agreements to which SPAC is (or will be) a party have been (or, in the case of any Transaction Agreement entered into after the date of this Agreement, will be upon execution thereof) duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery hereof and thereof by the Company and the other parties thereto, constitute or will constitute, upon execution thereof, as applicable, the legal and binding obligations of SPAC enforceable against it in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

5.4.         No Conflict; Required Filings and Consents.

(a)          Subject to the approval of the SPAC Shareholder Matters by the SPAC Shareholders, neither the execution, delivery nor performance by SPAC of this Agreement or the other Transaction Agreements to which it is (or will be) a party, nor the consummation of the Transactions, shall: (i) conflict with or violate SPAC Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 5.4(b) are duly and timely obtained or made, conflict with or violate any applicable Legal Requirements; or (iii) violate, or result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair its rights or alter the rights or obligations of any third party under, or give to any third party any rights of consent, termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of SPAC pursuant to, any Contracts (including any of the terms, conditions or provisions thereunder), except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of SPAC to enter into this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the Transactions.

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(b)         The execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is (or will be) a party does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except: (i) for the filing of the First Plan of Merger and associated documents and Second Plan of Merger and associated documents in accordance with the Companies Act; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, foreign securities laws and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which SPAC is qualified to do business; (iii) for the filing of any notifications required under the Antitrust Laws and the expiration of the required waiting periods thereunder; (iv) for the consents, approvals, authorizations and permits described in Section 5.4(b) of the SPAC Disclosure Letter; and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of SPAC to enter into this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the Transactions.

5.5.       Compliance; Approvals. Since its incorporation, SPAC has complied in all material respects with and has not been in violation of any applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation, no investigation or review by any Governmental Entity with respect to SPAC has been pending or, to the Knowledge of SPAC, threatened. No written or, to the Knowledge of SPAC, oral notice of non-compliance with any applicable Legal Requirements has been received by SPAC. SPAC is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of SPAC to enter into this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the Transactions. Each Approval held by SPAC is valid, binding and in full force and effect in all material respects. SPAC: (a) is not in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval; or (b) has not received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval, except in the case of clauses (a) and (b) as would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of SPAC to enter into this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the Transactions.

5.6.         SPAC SEC Reports and Financial Statements.

(a)         Except as set forth in Section 5.6(a) of the SPAC Disclosure Letter, SPAC has timely filed or furnished all forms, reports, schedules, statements and other documents required to be filed or furnished by SPAC with the SEC under the Exchange Act or the Securities Act since SPAC’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “SPAC SEC Reports”), and shall timely file or furnish all such forms, reports, schedules, statements and other documents required to be filed or furnished subsequent to the date of this Agreement through the Closing Date (the “Additional SPAC SEC Reports”). All SPAC SEC Reports, Additional SPAC SEC Reports, any correspondence from or to the SEC (other than such correspondence in connection with the initial public offering of SPAC) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes- Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction, except as permitted by the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. The SPAC SEC Reports were, and the Additional SPAC SEC Reports will be, prepared in all material respects in compliance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The SPAC SEC Reports did not at the time they were filed, and the Additional SPAC SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were (or will be) made, not misleading. The Certifications are each true and correct in all material respects. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Reports. To the Knowledge of SPAC, none of the SPAC SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement. Except as set forth in Section 5.6(a) of the SPAC Disclosure Letter, SPAC maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of SPAC has filed with the SEC on a timely basis all statements required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or NASDAQ, so long as copies thereof are publicly available.

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(b)         The financial statements and notes of SPAC contained or incorporated by reference in the SPAC SEC Reports fairly present, and the financial statements and notes of SPAC to be contained in or to be incorporated by reference in the Additional SPAC SEC Reports will fairly present, in all material respects the financial condition and the results of operations, changes in shareholders’ equity and cash flows of SPAC as at the respective dates of, and for the periods referred to in, such financial statements, all prepared from the books and records of the SPAC and in accordance with: (i) U.S. GAAP; and (ii) all applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable) and, in the case of the audited SPAC financial statements, were audited in accordance with the standards of the PCAOB, in each case, applied on a consistent basis throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports.

5.7.       Absence of Certain Changes or Events. Except as set forth in SPAC SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since the incorporation of the SPAC, there has not been: (a) any SPAC Material Adverse Effect; or (b) any action taken or agreed upon by SPAC that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Company.

5.8.       Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of SPAC to enter into this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the Transactions, there is (and since its incorporation, there has been): (a) no pending or, to the Knowledge of SPAC, threatened Legal Proceeding against SPAC or any of its properties or assets, or any of the directors, managers or officers of SPAC with regard to their actions as such, and, to the Knowledge of SPAC, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (b) other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity, no pending or, to the Knowledge of SPAC, threatened audit or examination by any Governmental Entity against SPAC or any of its properties or assets, or any of the directors, managers or officers of SPAC with regard to their actions as such, and, to the Knowledge of SPAC, no facts exist that would reasonably be expected to form the basis for any such audit or examination; (c) no pending or threatened Legal Proceeding by SPAC against any third party; (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on SPAC; and (e) no Order imposed or, to the Knowledge of SPAC, threatened in writing to be imposed upon SPAC or any of its properties or assets, or any of the directors, managers or officers of SPAC with regard to their actions as such.

5.9.         Business Activities.

(a)         Since its incorporation, SPAC has not conducted any business activities other than activities: (i) in connection with its organization; (ii) in connection with its initial public offering; and (iii) directed toward the accomplishment of a business combination. Except as set forth in the SPAC Governing Documents, there is no Contract or Order binding upon SPAC or to which it is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

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(b)         Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a SPAC Business Combination.

5.10.       SPAC Material Contracts.

(a)        Section 5.10 of the SPAC Disclosure Letter sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K) to which SPAC is party (the “SPAC Material Contracts”), other than any such SPAC Material Contract that is listed as an exhibit to SPAC’s Registration Statement on Form S-l (File No. 333-259532).

(b)        True, correct and complete copies of the SPAC Material Contracts have been delivered to or made available to the Company or its Representatives. Except for each SPAC Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date and except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of SPAC to enter into this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the Transactions, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of SPAC and, to the Knowledge of SPAC, represent the legal, valid and binding obligations of the other parties thereto, and, to the Knowledge of SPAC, are enforceable by SPAC to the extent a party thereto in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies, and (ii) neither SPAC or, to the Knowledge of SPAC, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract.

5.11.      SPAC Listing. The SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “ROSEU”. The SPAC Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “ROSE”. The SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “ROSEW”. There is no action or proceeding pending or, to the Knowledge of SPAC, threatened in writing against SPAC by NASDAQ or the SEC with respect to any intention by such entity to deregister the SPAC Units, the SPAC Class A Ordinary Shares or SPAC Warrants or to terminate the listing of SPAC on NASDAQ. None of SPAC or any of its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Class A Ordinary Shares or SPAC Warrants under the Exchange Act.

5.12.       Trust Account.

(a)          As of date hereof, SPAC has at least $146,840,491 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) effective as of October 13, 2021, by and between SPAC and Continental Stock Transfer and Trust Company (“Continental Trust”), for the benefit of its public shareholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and any Subscription Agreements, the obligations of SPAC under this Agreement are not subject to any conditions regarding SPAC’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the Transactions.

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(b)         The Trust Agreement has not been amended or modified and, to the Knowledge of SPAC with respect to Continental Trust, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder, and there does not exist under the Trust Agreement any event that, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or, to the Knowledge of SPAC, Continental Trust. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between SPAC and Continental Trust that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of SPAC, that would entitle any Person (other than shareholders of SPAC holding SPAC Shares sold in SPAC’s initial public offering who shall have elected to redeem their SPAC Shares pursuant to SPAC Governing Documents or the underwriters of the initial public offering with respect to any deferred underwriting compensation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem SPAC Shares in accordance with the provisions of SPAC Governing Documents. As of the date hereof, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). There are no Legal Proceedings pending or, to the Knowledge of SPAC, threatened in writing with respect to the Trust Account. As of the date of this Agreement, assuming the accuracy of the representations and warranties contained in Article IV and the compliance by the Company Parties with their respective obligations hereunder with its obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date. Upon consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the pre-Closing SPAC equityholders who have elected to redeem their SPAC Class A Ordinary Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement, SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

5.13.       Taxes.

(a)         All income and other material Tax Returns required to be filed by or on behalf of SPAC have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes required to be paid by SPAC (whether or not shown on any Tax Return) have been fully and timely paid, except with respect to matters being contested in good faith by appropriate proceeding and with respect to which adequate reserves have been made in accordance with U.S. GAAP.

(b)       No claims for additional Taxes have been asserted in writing and no proposals or deficiencies for any Taxes are being asserted, proposed, assessed, or threatened by any Governmental Entity in writing (nor to SPAC’s knowledge is there any) against SPAC which has not been paid or resolved.

(c)         No Tax audit or other examination of SPAC by any Governmental Entity with respect to material Taxes is presently in progress, nor has SPAC been notified in writing of any commencement or anticipated commencement, request or threat for such a Tax audit or other examination.

(d)          There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of SPAC.

(e)        SPAC has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on SPAC’s financial statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of SPAC in the ordinary course of business.

(f)          SPAC (i) does not have any liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business and the principal purposes of which is not related to Taxes); and (iii) has not ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state, local or foreign income Tax purposes, other than a group the common parent of which was and is SPAC.

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(g)         There are no ongoing or pending Legal Proceedings with respect to any material amounts of Taxes of SPAC and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of SPAC.

(h)         SPAC will not be required to include any item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date other than in the ordinary course of business; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign Legal Requirements); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Financial Statements, or received in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements; (iv) any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision, state or foreign local Legal Requirements) or (v) any closing agreement pursuant to Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Legal Requirements).

(i)          No claim has been made in writing (nor to SPAC’s knowledge) by any Governmental Entity in a jurisdiction in which SPAC does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(j)         SPAC has not taken any action, and it is not aware of any fact or circumstance, that would reasonably be expected, to prevent the Transactions from qualifying for the Intended Tax Treatment.

(k)         SPAC has timely withheld and paid to the appropriate Tax authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

5.14.      Information Supplied. The information supplied or to be supplied by or on behalf of SPAC for inclusion or incorporation by reference in the Registration Statement and the Proxy Statement (or any amendment or supplement thereto) will not, on the date of filing thereof or when the Registration Statement is declared effective or the date the Proxy Statement is first mailed to SPAC Shareholders, as applicable, or at the time of the Special Meeting, in the case of the Registration Statement, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, and in the case of the Proxy Statement, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading at the time and in light of the circumstances under which such statement is made. The Registration Statement and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation is made by SPAC with respect to the information that has been or will be supplied by the Company or any of its Representatives for inclusion in the Registration Statement and the Proxy Statement or any projections or forecasts to be included therein.

5.15.      Employees; Benefit Plans. Other than any former officers or as described in the SPAC SEC Reports or Section 5.15 of the SPAC Disclosure Letter, SPAC has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee. SPAC does not currently maintain or have any direct liability under any employee benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any material payment (including severance, unemployment compensation, bonus or otherwise) becoming due to any director, officer or employee of SPAC; or (b) result in the acceleration of the time of payment or vesting of any such employee benefits. Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

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5.16.      Board Approval; Shareholder Vote. The board of directors of SPAC (including any required committee or subgroup of the board of directors of SPAC) has, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements to which it is a party and the consummation of the Transactions; (b) determined that the consummation of the Transactions is in the best interest of the SPAC and determined to make the SPAC Recommendation; and (c) direct that this Agreement be submitted to the shareholders of SPAC for their adoption. Other than the approval of the SPAC Shareholder Matters, no other corporate proceedings on the part of SPAC are necessary to approve the consummation of the Transactions.

5.17.      Affiliate Transactions. Except as described in the SPAC SEC Reports, no Contract between SPAC, on the one hand, and any of the present or former directors, officers, employees, shareholders, stockholders or warrant holders or Affiliates of SPAC (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing.

5.18.      Brokers. Except as set forth in Section 5.18 of the SPAC Disclosure Letter, SPAC does not have any liability or obligation to pay any fees or commissions to any broker, finder, investment banker, agent or other similar Person with respect to the Transactions.

5.19.     Disclaimer of Other Warranties. SPAC HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS, NONE OF AGH, THE COMPANY, ANY OF ITS SUBSIDIARIES, NEW PUBCO, MERGER SUB, HOLDCO OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO SPAC OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ANY INSIDER, ANY OF THE GROUP COMPANIES, OR ANY OF THE RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING: (A) NONE OF AGH, THE COMPANY, ANY OF ITS SUBSIDIARIES, NEW PUBCO, MERGER SUB, HOLDCO OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY AGH, THE COMPANY, NEW PUBCO, MERGER SUB OR HOLDCO IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS; AND (B) NONE OF AGH NOR THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NEW PUBCO, MERGER SUB, HOLDCO NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE TO SPAC OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO SPAC OR ITS REPRESENTATIVES BY OR ON BEHALF OF AGH OR THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES, NEW PUBCO, MERGER SUB AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING OTHER THAN IN THE TRANSACTION AGREEMENTS. SPAC HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. SPAC ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES, NEW PUBCO, MERGER SUB AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING, AND IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, SPAC HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF AGH, THE COMPANY, NEW PUBCO, MERGER SUB AND HOLDCO EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.19, CLAIMS AGAINST ANY GROUP COMPANY, NEW PUBCO, MERGER SUB, HOLDCO OR ANY OTHER PERSON WILL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON.

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ARTICLE VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1.        Conduct of Business by the Company, the Company Subsidiaries, HoldCo, New PubCo and Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Second Effective Time (the “Interim Period”), the Company, HoldCo, New PubCo and Merger Sub shall, and the Company shall cause each of the Company Subsidiaries to, other than as a result of or in connection with COVID-19, carry on its business in the ordinary course and in accordance with applicable Legal Requirements, except: (x) to the extent that SPAC shall otherwise consent in advance and in writing (such consent not to be unreasonably withheld, conditioned or delayed); or (y) as expressly contemplated by this Agreement or any of the other Transaction Agreements; or (z) as expressly set forth in Section 6.1 of the Company Disclosure Letter. Without limiting the generality of the foregoing, except (i) as expressly contemplated by this Agreement or any of the other Transaction Agreements, (ii) or as required by applicable Legal Requirements, (iii) as a result of or in connection with a COVID-19 Measure or, (iv) as expressly set forth in Section 6.1 of the Company Disclosure Letter, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company, HoldCo, New PubCo and Merger Sub shall not, and the Company shall cause the Company Subsidiaries not to, do any of the following:

(a)       except in the ordinary course of business or as otherwise required by any existing Employee Benefit Plan or applicable Legal Requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor, except for (A) individual increases of not more than 5% in the base salary or wage rate of any current employee who has annual base compensation of more than $125,000 (or its equivalent in another currency) in the ordinary course of business and (B) the payment of annual bonuses and other short-term incentive compensation in the ordinary course of business (including with respect to the determination of the achievement of any applicable performance objectives, whether qualitative or quantitative); (ii) grant or pay any severance, retention, transaction or change in control pay or benefits to, or otherwise increase the severance, retention, transaction or change in control pay or benefits of, any current or former employee, director or independent contractor, other than the payment of severance in the ordinary course of business in exchange for a release of claims; (iii) enter into, materially amend or terminate any Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Employee Benefit Plan if it had been in effect on the date of this Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan or otherwise; (v) grant any equity or equity-based compensation awards or (vi) hire or terminate any employee whose annual base compensation is $100,000 (or its equivalent in another currency) or more, other than terminations for cause;

(b)         (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon or otherwise dispose of any right, title or interest in or to any Owned Intellectual Property that is material to any of the Group Companies, New PubCo or Merger Sub (or any of their respective businesses); or (ii) voluntarily extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property that is material to any of the Group Companies, New PubCo or Merger Sub (or any of their respective businesses), other than, in each of clauses (i) through (ii), non-exclusive licenses granted in the ordinary course of business or expirations of Intellectual Property in accordance with the applicable statutory term (if such term is non-renewable);

(c)         except for transactions solely among the Company, the Company Subsidiaries, HoldCo, New PubCo and Merger Sub: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, shares, equity securities or property) in respect of any share capital or otherwise, or split, combine or reclassify any share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any share capital; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, shares, capital stock or any other equity interests, as applicable, in any Group Company, New PubCo or Merger Sub; or (iii) grant, issue sell or otherwise dispose, or authorize to issue, sell, or otherwise dispose any membership interests, shares, capital stock or any other equity interests (such as share or stock options, share or stock units, restricted shares or stock or other Contracts for the purchase or acquisition of such shares or capital stock), as applicable, in any Group Company, New PubCo or Merger Sub (other than as expressly required by the Subscription Agreements);

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(d)          amend its Governing Documents;

(e)         except as set forth in Section 6.1(e) of the Company Disclosure Letter: (i) merge, consolidate or combine with a third party, other than with SPAC; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing a majority of the equity interest in or all or substantially all of the assets of, or by any other manner, any third-party business or corporation, partnership, association or other business organization or division thereof;

(f)          voluntarily dispose of, amend or fail to renew any Company Real Property Lease other than in the ordinary course of business and as would not reasonably be expected to be material to the Group Companies, New PubCo or Merger Sub, individually or in the aggregate;

(g)        other than with respect to the Company Real Property Leases and Intellectual Property, voluntarily sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing with respect to, material assets or properties, other than in the ordinary course of business or pursuant to Contracts existing on the date hereof;

(h)          (i) make, create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies, New PubCo or Merger Sub and other than advances for business expenses and loans or advances to customers and suppliers in the ordinary course of business; (ii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness incurred after the date hereof in excess of $10,000,000 (or its equivalent in another currency) in the aggregate other than (w) in connection with additional borrowings, extensions of credit and other financial accommodations from the existing lenders or under existing credit facilities, notes and other Indebtedness existing as of the date of this Agreement, (x) guarantees of any Indebtedness of any Company Subsidiaries or guarantees by the Company Subsidiaries of the Indebtedness of the Company, HoldCo, New PubCo or Merger Sub, (y) Indebtedness that qualifies as Transaction Expenses of the Company or (z) Indebtedness incurred in connection with any transaction permitted under Section 6.1(e); (iii) except in the ordinary course of business, create any Liens on any material property or material assets of any of the Group Companies, New PubCo or Merger Sub in connection with any Indebtedness thereof (other than Permitted Liens); or (iv) cancel or forgive any Indebtedness owed to any of the Group Companies, New PubCo or Merger Sub other than ordinary course compromises of amounts owed to the Group Companies, New PubCo or Merger Sub by their respective customers;

(i)          compromise, settle or agree to settle any Legal Proceeding involving payments by any Group Company, New PubCo or Merger Sub of $100,000 (or its equivalent in another currency) or more, or that imposes any material non-monetary obligations on a Group Company, New PubCo or Merger Sub (excluding, for the avoidance of doubt, confidentiality, non-disparagement or other similar obligations incidental thereto);

(j)          except in the ordinary course of business or as would not reasonably be expected to be material to the Group Companies, New PubCo or Merger Sub, individually or in the aggregate: (i)(A) modify, amend in a manner that is adverse to the applicable Group Company, New PubCo or Merger Sub or terminate any Company Material Contract; (B) enter into any Contract that would have been a Company Material Contract, had it been entered into prior to the date of this Agreement; or (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract (other than assignments by the applicable Group Company, New PubCo or Merger Sub to any other Group Company, New PubCo or Merger Sub); or (ii) modify or amend any material term under the Existing Credit Agreements or terminate the Existing Credit Agreements or any commitments thereunder;

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(k)       except as required by IFRS (or any interpretation thereof) or applicable Legal Requirements (including to obtain compliance with PCAOB auditing standards), make any material change in accounting methods, principles or practices;

(l)         (i) make, change or revoke any material Tax election (in each case other than actions in respect of such Tax elections that would be consistent with the past practice of the Company); (ii) settle or compromise any material Tax liability, enter into any closing agreement in respect of material Taxes or enter into any Tax sharing or similar agreement, (iii) file any amended material Tax Return other than any such amendments that would be consistent with the past practice of the Company, (iv) consent to any extension or waiver of the statute of limitations regarding any material amount of Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes, in each case other than any such extensions or waivers that would be consistent with the past practice of the Company, (v) settle or consent to any claim or assessment relating to any material amount of Taxes or (vi) surrender or allow to expire any right to claim a refund of material Taxes;

(m)       take, or fail to take, any action if such action, or failure to take such action, would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(n)      authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of the Company, HoldCo, New PubCo or Merger Sub;

(o)        subject to Section 6.1(a), enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, shareholders, stockholders or other Affiliates (including any direct or indirect controlling equityholder of the Company, but other than the Group Companies, New PubCo or Merger Sub), other than (i) payments or distributions relating to obligations in respect of arm’s-length commercial transactions, (ii) reimbursement for reasonable expenses incurred in connection with any of the Group Companies, New PubCo or Merger Sub, (iii) Employee Benefit Plans and (iv) employment arrangements entered into in the ordinary course;

(p)       engage in any material new line of business (it being understood that this Section 6.1(p) shall not restrict the Group Companies from extending its business into new geographies);

(q)          amend or enter into any Contract set forth in Section 4.18(a) of the Company Disclosure Letter (or that would have been required to be set forth therein if such Contract existed on the date hereof) or any Contract of a type described in Section 4.20; or

(r)          agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 6.1(a) through Section 6.1(r).

6.2.        Conduct of Business by SPAC. During the Interim Period, SPAC shall carry on its business in the ordinary course, except: (a) to the extent that the Company shall otherwise consent in advance and in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as expressly contemplated by this Agreement or any of the other Transaction Agreements; or (c) as expressly set forth in Section 6.2 of the SPAC Disclosure Letter. Without limiting the generality of the foregoing, except (i) as expressly contemplated by this Agreement or any of the other Transaction Agreements, (ii) as set forth in Section 6.2 of the SPAC Disclosure Letter, or (iii) as required by applicable Legal Requirements, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, SPAC shall not do any of the following:

(a)        declare, set aside or pay dividends on or make any other distributions (whether in cash, shares, stock, equity securities or property) in respect of any share capital (or warrant) or split, combine or reclassify any share capital (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any share capital or warrant, or effect any like change in capitalization;

(b)          purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of SPAC;

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(c)         except pursuant to any Equity Financing Arrangement, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares or other equity securities or any securities convertible into or exchangeable for shares or other equity securities, or subscriptions, rights, warrants or options to acquire any shares or other equity securities or any securities convertible into or exchangeable for shares or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares or equity securities or convertible or exchangeable securities;

(d)          amend its Governing Documents or the terms of any of SPAC Warrants;

(e)       (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f)          except pursuant to any Debt Financing Arrangement, (i) incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons; (ii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition; or (iii) enter into any arrangement having the economic effect of any of the foregoing; provided, however, that SPAC shall be permitted to incur Indebtedness from its Affiliates and shareholders, including SPAC Sponsor, in order to meet its reasonable working capital requirements, in each case, having terms with respect to such working capital loans as described in SPAC’s prospectus filed with the SEC in connection with its initial public offering;

(g)          make any loan, advance or capital contribution to any other Person;

(h)        except as required by U.S. GAAP (or any interpretation thereof) or applicable Legal Requirements, make any change in accounting methods, principles or practices;

(i)         (i) make, change or revoke any material Tax election (in each case other than actions in respect of such Tax elections that would be consistent with the past practice of SPAC); (ii) settle or compromise any material Tax liability, enter into any closing agreement in respect of material Taxes or enter into any Tax sharing or similar agreement; (iii) file any amended material Tax Return other than any such amendments that would be consistent with the past practice of SPAC; (iv) consent to any extension or waiver of the statute of limitations regarding any material amount of Taxes or in respect of any material Tax attribute that would give rise to any claim or assessment of Taxes, in each case other than any such extensions or waivers that would be consistent with the past practice of SPAC; (v) settle or consent to any claim or assessment relating to any material amount of Taxes; or (vi) surrender or allow to expire any right to claim a refund of material taxes;

(j)          take, or fail to take, any action if such action, or failure to take such action, would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(k)          create any Liens on any material property or material assets of SPAC;

(l)           liquidate, dissolve, reorganize or otherwise wind up the business or operations of SPAC;

(m)         commence, settle or compromise any Legal Proceeding material to SPAC or its properties or assets;

(n)          engage in any material new line of business;

(o)        (i) modify, amend or terminate the Trust Agreement or enter into, amend or terminate any other agreement related to the Trust Account; or (ii) enter into, modify, amend or terminate any other agreement with any SPAC Shareholders;

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(p)         amend or enter into any Contract set forth in Section 5.10 of the SPAC Disclosure Letter (or that would have been required to be set forth therein if such Contract existed on the date hereof) or any Contract of a type described in Section 5.17; or

(q)          agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 6.2(a) through Section 6.2(p).

6.3.        Requests for Consent. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that (a) an e-mail from the Company to one or more of the individuals (or such other persons as SPAC may specify by notice to the Company) set forth on Section 6.3 of the SPAC Disclosure Letter specifically requesting consent under Section 6.1 shall constitute a valid request by the Company for all purposes under Section 6.1 and (b) an e-mail from SPAC to one or more of the individuals (or such other persons as the Company may specify by notice to SPAC) set forth on Section 6.3 of the Company Disclosure Letter specifically requesting consent under Section 6.2 shall constitute a valid request by SPAC for all purposes under Section 6.2.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1.         Proxy Statement/Registration Statement; Special Meeting; Shareholder Approval.

(a)          Proxy Statement/Registration Statement.

(i)             As promptly as reasonably practicable following the execution and delivery of this Agreement, New PubCo shall, and the Company shall cause New PubCo to, in accordance with this Section 7.1(a), prepare, in preliminary form, and file, and Company shall assist and cooperate with the preparation and filing of, a registration statement on Form F-4 or other applicable form with the SEC (such registration statement (including the Proxy Statement (as defined below)) as amended or supplemented, the “Registration Statement”), and SPAC shall assist and cooperate with the preparation of a proxy statement to be sent to the SPAC Shareholders in advance of the Special Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) for the purposes of (I) registering under the Securities Act, to the extent permitted by applicable rules and regulations of the SEC, the New PubCo Ordinary Shares to be issued in connection with the Transactions (including any New PubCo Ordinary Shares to be issued upon exercise of the SPAC Warrants assumed by New PubCo and the Earn-Out Shares) (together, the “Registration Shares”), (II) providing SPAC Shareholders with notice of the opportunity to redeem SPAC Class A Ordinary Shares (the “SPAC Shareholder Redemption”) in accordance with the terms of the SPAC Governing Documents, and (III) soliciting proxies from holders of SPAC Class A Ordinary Shares to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the approval and authorization of the First Plan of Merger and the Second Plan of Merger by way of special resolution pursuant to the Companies Act; (3) the approval and adoption of the New PubCo Equity Plan; (4) the adoption of the New PubCo A&R Memorandum and Articles of Association by way of special resolution pursuant to the Companies Act and the SPAC Governing Documents; (5) other proposals the Parties mutually deem necessary or appropriate to consummate the Transactions; and (6) adjournment of the Special Meeting if necessary to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “SPAC Shareholder Matters”). Without the prior written consent of the Company (each such consent not to be unreasonably withheld, conditioned or delayed), the SPAC Shareholder Matters shall be the only matters (other than procedural matters) which SPAC shall propose to be acted on by the SPAC Shareholders at the Special Meeting. The Registration Statement will comply as to form and substance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and will remain effective as long as is necessary to consummate the Transactions.

(ii)           SPAC shall file the definitive Proxy Statement with the SEC and cause such Proxy Statement to be mailed to its shareholders of record, as of the record date to be established by the board of directors of SPAC in accordance with Section 7.1(b), as promptly as practicable following the effectiveness of the Registration Statement (such date, the “Proxy Clearance Date”).

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 (iii)           Prior to each filing with the SEC of the Registration Statement and any other documents to be filed with the SEC that relate to the Transactions, both preliminary and final, and any amendment or supplement thereto, New PubCo will make available to the Company and SPAC and their respective counsel a draft thereof and will provide the Company and SPAC (including their respective counsel) with a reasonable opportunity to comment on such draft and shall consider such comments in good faith. New PubCo shall not file any such documents with the SEC without the prior written consent of the Company and SPAC (such consent not to be unreasonably withheld, conditioned or delayed). New PubCo will advise the Company and SPAC, promptly after it receives notice thereof, of: (A) the time when the Registration Statement has been filed; (B) the effectiveness of the Registration Statement; (C) the filing of any supplement or amendment to the Registration Statement; (D) the issuance of any stop order by the SEC or of the initiation or written threat of any proceeding for such purpose; (E) any request by the SEC for amendment of the Registration Statement; (F) any comments from the SEC relating to the Registration Statement and responses thereto; and (G) requests by the SEC for additional information relating to the Registration Statement. New PubCo shall respond to any SEC comments on the Registration Statement as promptly as practicable and shall use commercially reasonable efforts to have the Registration Statement cleared by the SEC under the Securities Act as promptly as practicable; provided that prior to responding to any requests or comments from the SEC, New PubCo will make available to the Company and SPAC (including their respective counsel) drafts of any such response and provide the Company and SPAC (including their respective counsel) with a reasonable opportunity to comment on such drafts and will consider any such comments in good faith.

(iv)        If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Registration Statement so that the Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, New PubCo shall promptly file an amendment or supplement to the Registration Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform New PubCo and SPAC of such information, event or circumstance.

(v)            New PubCo or SPAC, as applicable, shall make all necessary filings, as required for itself, with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws and any rules and regulations thereunder.

(vi)           Each of SPAC and New PubCo agrees to use commercially reasonable efforts to promptly furnish to the other Party and its Representatives all information within its possession concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders, as well as information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, Proxy Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of SPAC or the Company to any regulatory authority (including NASDAQ) in connection with the Transactions.

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 (b)        SPAC shall, as promptly as practicable following the Proxy Clearance Date, take, in accordance with applicable Legal Requirements, NASDAQ rules and the SPAC Governing Documents, and will cause its Affiliates and Representatives to take, all action necessary to establish a record date (which date shall be mutually agreed with the Company) for, duly call and give notice of, the Special Meeting and commence the mailing of the Proxy Statement to the SPAC Shareholders. SPAC shall convene and hold an extraordinary general meeting of the SPAC Shareholders (the “Special Meeting”), for the purpose of obtaining the SPAC Shareholder Approval, which meeting shall be held not more than twenty-five (25) Business Days after the date on which SPAC mails the Proxy Statement to its shareholders. SPAC shall use reasonable best efforts to obtain the SPAC Shareholder Approval at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with applicable Legal Requirements for the purpose of seeking the SPAC Shareholder Approval. Subject to the proviso in the immediately following sentence, SPAC shall include the SPAC Recommendation in the Proxy Statement. SPAC shall keep the Company reasonably informed regarding all matters relating to the SPAC Shareholder Matters and the Special Meeting, including by promptly furnishing any voting or proxy solicitation reports received by SPAC in respect of such matters and similar updates regarding any redemptions. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking the SPAC Shareholder Approval shall not be affected by any intervening event or circumstance, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of the SPAC Shareholders the SPAC Shareholder Matters, in each case, in accordance with this Agreement, regardless of any intervening event or circumstance. The board of directors of SPAC shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the SPAC Recommendation. Notwithstanding anything to the contrary contained in this Agreement, SPAC shall be entitled to postpone or adjourn the Special Meeting without the consent of any other Party: (i) to ensure that any supplement or amendment to the Registration Statement that the board of directors of SPAC has determined in good faith is required by applicable Legal Requirements is disclosed to SPAC Shareholders and for such supplement or amendment to be promptly disseminated to SPAC Shareholders prior to the Special Meeting to the extent required by applicable Legal Requirements; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient SPAC Class A Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) to seek withdrawals of redemption requests from SPAC Shareholders if SPAC reasonably expects the SPAC Shareholder Redemption payments would cause the condition in Section 8.2(e) to not be satisfied at the Closing; or (iv) in order to solicit additional proxies from shareholders for purposes of obtaining the SPAC Shareholder Approval; provided, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

7.2.        Certain Regulatory Matters. As promptly as practicable, and in any event within ten (10) Business Days after the date of this Agreement, the Parties shall each prepare and file any required notifications or filings under any applicable Antitrust Laws or other applicable Legal Requirements in connection with the Transactions. The Parties shall promptly and in good faith respond to all information requested of it by a Governmental Entity in connection with any such notifications and filings and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly provide the other with copies of all material written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, each Party shall: (A) promptly inform the others of any material communication to or from a Governmental Entity regarding the Transactions; (B) permit each other to review in advance any material proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto; (C) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (D) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (E) keep the other reasonably informed as to the status of any such Legal Proceeding; and (F) promptly furnish each other with copies of all material correspondence, filings (subject to appropriate redaction, and only to the extent allowed under applicable Legal Requirements) and material written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions.

7.3.         Other Filings; Press Release.

(a)         As promptly as practicable after execution of this Agreement and as soon as required by applicable Legal Requirements, SPAC will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved (not to be unreasonably withheld, conditioned or delayed) in advance in writing by the Company.

(b)       Promptly after the execution of this Agreement, SPAC and the Company shall also issue a mutually agreeable joint press release announcing the execution of this Agreement.

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(c)          SPAC shall prepare a draft Current Report on Form 8-K announcing the results of the Special Meeting and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC prior to the Closing (“Special Meeting Form 8-K”), the form and substance of which shall be approved (not to be unreasonably withheld, conditioned or delayed) in advance in writing by the Company. New PubCo shall prepare a draft Current Report on Form 6-K announcing the Closing and such other information that may be required to be disclosed with respect to the Transactions (the “Closing Form 6-K”), the form and substance of which shall be approved (not to be unreasonably withheld, conditioned or delayed) in advance in writing by the Company and SPAC. As promptly as practicable following the Special Meeting, SPAC shall file the Special Meeting Form 8-K with the SEC. Concurrently with the Closing, or as soon as practicable thereafter, New PubCo shall file the Closing Form 6-K with the SEC. Prior to the Closing, SPAC and the Company shall prepare a mutually agreeable joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Substantially concurrently with the Closing, SPAC shall issue the Closing Press Release.

7.4.         Confidentiality; Communications Plan; Access to Information.

(a)          The Confidentiality Agreement, and the terms thereof, are hereby incorporated herein by reference to the extent not inconsistent with this Agreement. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated pursuant to its terms prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company, on the one hand, or SPAC, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality (including the Confidentiality Agreement); (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality to the disclosing Party or an Affiliate thereof; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) outside legal counsel determines disclosure is required by applicable Legal Requirement or stock exchange rule; or (vi) prior to the Closing, disclosure consented to in writing by SPAC (in the case of disclosure by the Company Parties) or the Company (in the case of disclosure by SPAC).

(b)       SPAC and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions promptly following the date hereof. Notwithstanding the foregoing, none of the Parties or any of their respective Affiliates will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions, or any matter related to the foregoing or that would otherwise be required to be filed by SPAC pursuant to Rule 425 of the Securities Act, without the prior written consent of the Company, in the case of a public announcement by SPAC, or SPAC, in the case of a public announcement by any Company Party (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by applicable Legal Requirements, in which case, other than, in the case of the Company Parties, routine disclosures to Governmental Entities made by any Company Party or its Affiliates in the ordinary course of business or any other communication by any Company Party or its Affiliates that is not widely disseminated, the disclosing Party first shall allow such other Parties to review, to the extent reasonably practicable and legally permissible, such public announcement or public communication or dissemination and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; provided that such activities are permitted pursuant to the Transaction Agreements; (iii) in the case of the Company Parties internal announcements to employees or external communications to banks, customers or suppliers, in each case, as the Company determines to be reasonably appropriate (such determination to be made by the Company in good faith) provided that such announcements or communications are not required to be filed by SPAC pursuant to Rule 425 of the Securities Act; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.3 or this Section 7.4(a); (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement; and (vi) announcements and communications to other third parties to the extent necessary to seek, obtain or give consents, approvals, waivers or notices required as a result of the Transactions.

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(c)        The Company will afford SPAC and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Group Companies during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Group Companies, as SPAC may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to materially interfere with the businesses or operations of the Group Companies. SPAC will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of SPAC during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of SPAC, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to materially interfere with the businesses or operations of SPAC. Notwithstanding anything to the contrary, the Parties shall not be required to take any action, provide any access or furnish any information that such Party in good faith reasonably believes would be reasonably likely to (i) cause or constitute a waiver of any attorney-client or other privilege or, (ii) violate any Contract to which such Party or any of its Affiliates is a party or bound, provided, that the Parties agree to cooperate in good faith to make alternative arrangements to allow for such access or furnishings in a manner that does not result in the events set out in clauses (i) and (ii).

7.5.        Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, and without limitation to any other covenant or agreement in this Agreement or any other Transaction Agreement, each of the Company, New PubCo, Merger Sub and SPAC agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using commercially reasonable efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII, to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings, including registrations, declarations and filings with Governmental Entities, if any, and filings required pursuant to Antitrust Laws and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions set forth on Section 7.5(b) of the Company Disclosure Letter; (d) the termination of each agreement set forth on Section 7.5(c) of the Company Disclosure Letter; (e) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (f) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of SPAC, sending a termination letter to Continental Trust substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”). Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require SPAC or any Company Party to agree to any divestiture by itself or any of its Affiliates of shares or shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties, shares and capital stock, or the incurrence of any liability or expense.

7.6.         No SPAC Securities Transactions. None of AGH, the Company or any of its Subsidiaries will, directly or indirectly, engage in any transactions involving the securities of SPAC prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions. The Company shall direct each of its officers and directors to comply with the foregoing requirement.

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7.7.        No Claim Against Trust Account. For and in consideration of SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company Parties hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with SPAC; provided, that: (a) nothing herein shall serve to limit or prohibit any Company Party’s right to pursue a claim against SPAC pursuant to this Agreement for legal relief against monies or other assets of SPAC held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions (so long as such claim would not affect SPAC’s ability to fulfill its obligation to effectuate any SPAC Shareholder Redemption); and (b) nothing herein shall serve to limit or prohibit any claims that any Company Party may have in the future pursuant to this Agreement against SPAC’s assets or funds that are not held in the Trust Account.

7.8.        Disclosure of Certain Matters. Each of SPAC, New PubCo, Merger Sub and the Company will promptly provide the other Parties with prompt written notice of: (a) any event, development or condition of which it obtains Knowledge that: (i) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; (ii) would require any amendment or supplement to the Registration Statement; or (b) the receipt of notice from any Person alleging that the consent of such Person may be required in connection with the Transactions.

7.9.       Securities Listings. From the date hereof through the Closing, SPAC shall use commercially reasonable efforts to ensure SPAC remains listed as a public company on, and for SPAC Class A Ordinary Shares to be listed on, NASDAQ. New PubCo, the Company and SPAC shall cooperate to, and each shall use commercially reasonable efforts to, cause the Registration Shares issued in connection with the Transactions to be approved for listing on NASDAQ (or other public stock market or exchange in the United States as may be agreed by the Company and SPAC) and accepted for clearance by the Depository Trust Company, subject to official notice of issuance, at Closing.

7.10.       No Solicitation.

(a)         During the Interim Period, the Company shall not, and shall cause the Company’s Subsidiaries not to, and shall direct their respective Representatives not to, directly or indirectly, other than as contemplated by this Agreement: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than SPAC and its Representatives) concerning any merger, consolidation, sale of ownership interests and/or substantial portion of the assets, recapitalization or similar transaction of, by or involving the Company, HoldCo, New PubCo or Merger Sub (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. The Company shall, and shall cause the Company’s Subsidiaries to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

(b)         During the Interim Period, SPAC shall not, and shall cause the SPAC Sponsor not to, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company Parties and their respective Representatives) concerning any merger, consolidation, purchase of ownership interests or assets, recapitalization or similar business combination transaction of, by or involving SPAC (each, a “SPAC Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a SPAC Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a SPAC Business Combination. SPAC shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any SPAC Business Combination.

(c)        Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or SPAC Business Combination, as applicable, after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or SPAC Business Combination, as applicable, such Party shall keep the other Parties reasonably informed of any material developments with respect to such inquiry, proposal, offer or submission. Notwithstanding anything to the contrary, any Party may respond to any unsolicited proposal regarding a Company Business Combination or SPAC Business Combination by stating only that such Party has entered into a binding definitive agreement with respect to a business combination and is unable to provide any information related to such Party or any of its Subsidiaries or entertain any proposals or offers or engage in any negotiations or discussions concerning a Company Business Combination or SPAC Business Combination, as applicable.

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7.11.      Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental Trust (which notice SPAC shall provide to Continental Trust in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC: (i) shall cause the documents, opinions and notices required to be delivered to Continental Trust pursuant to the Trust Agreement to be so delivered, including providing Continental Trust with the Trust Termination Letter; and (ii) shall use commercially reasonable efforts to cause Continental Trust to, and Continental Trust shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter, including all amounts payable: (A) to SPAC Shareholders who properly elect to have their SPAC Class A Ordinary Shares redeemed for cash in accordance with the provisions of SPAC Governing Documents; (B) for income tax or other tax obligations of SPAC prior to the Closing; (C) to the underwriters of the initial public offering or any other person (including Cantor Fitzgerald & Co.) in accordance with the provisions of the Rose Hill IPO Underwriting Agreement with respect to any deferred underwriting compensation; (D) all Outstanding Company Transaction Expenses and Outstanding SPAC Transaction Expenses to be paid pursuant to the terms of this Agreement (subject to Section 3.11(b)); and (E) as repayment of loans from, and reimbursement of, expenses to directors, officers and shareholders of SPAC or any other Indebtedness of SPAC, if any; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

7.12.       Director and Officer Matters.

(a)          New PubCo, Merger Sub and the Company.

(i)              New PubCo agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any New PubCo, Merger Sub or the Company (each, together with such person’s heirs, executors or administrators (a “Company D&O Indemnified Party”)), as provided in their respective Governing Documents, shall survive the Closing and shall continue in full force and effect. For a period of six years following the Closing Date, New PubCo shall, and shall cause HoldCo to, maintain in effect the exculpation, indemnification and advancement of expenses provisions of their respective Governing Documents as in effect immediately prior to the Closing Date, and New PubCo shall, and shall cause HoldCo to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Company D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(ii)          Prior to the Closing, New PubCo shall, or shall cause HoldCo to, purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “Company D&O Tail”) in respect of acts or omissions occurring prior to the Closing, covering each such Person that prior to the Closing is or was a director or officer of HoldCo, New PubCo, Merger Sub or the Company on terms with respect to coverage, deductibles and amounts as is reasonably appropriate for companies of similar circumstances or as commercially practicable under market conditions at such time. The Company D&O Tail shall be maintained for the six-year period following the Closing. New PubCo shall maintain the Company D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by the Group Companies, as applicable, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.12(a)(ii).

(iii)          The rights of each Company D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Governing Documents of HoldCo, New PubCo, or Merger Sub or the Company, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of New PubCo and the Company under this Section 7.12(a) shall not be terminated or modified in such a manner as to adversely affect any Company D&O Indemnified Party without the consent of such Company D&O Indemnified Party. The provisions of this Section 7.12(a) shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the Company D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 7.12(a).

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 (iv)          If New PubCo or, after the Closing, HoldCo, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of New PubCo or HoldCo, as applicable, assume the obligations set forth in this Section 7.12(a).

(b)          SPAC.

(i)              New PubCo agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of SPAC (each, together with such person’s heirs, executors or administrators, a “SPAC D&O Indemnified Party”), as provided in the SPAC Governing Documents, shall survive the Closing and shall continue in full force and effect. For a period of six years from the Closing Date, New PubCo shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of SPAC Governing Documents as in effect immediately prior to the Closing Date, and New PubCo shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any SPAC D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(ii)            Prior to the Closing, SPAC shall purchase and pay a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “SPAC D&O Tail”) in respect of acts or omissions occurring prior to the Closing covering each such Person prior to the Closing that is or was a director or officer of SPAC on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing. New PubCo shall maintain the SPAC D&O Tail in full force and effect for its full term and shall honor all obligations thereunder, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.12(b)(ii).

(iii)           The rights of each SPAC D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Governing Documents of SPAC, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of New PubCo and SPAC under this Section 7.12(b) shall not be terminated or modified in such a manner as to adversely affect any SPAC D&O Indemnified Party without the consent of such SPAC D&O Indemnified Party. The provisions of this Section 7.12(b) shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the SPAC D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 7.12(b).

(iv)            If New PubCo or any of its successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of New PubCo assume the obligations set forth in this Section 7.12(b).

7.13.       Tax Matters.

(a)       The Parties shall reasonably cooperate with each other and their respective tax counsel to document and support the Intended Tax Treatment. The Parties (i) shall not take any action that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment and (ii) shall not take any inconsistent position, including on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, for Tax purposes unless otherwise required by a “determination” within the meaning of Section 1313 of the Code. This Agreement is intended to constitute and is hereby adopted by the Parties as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder with respect to the First Merger.

(b)          New PubCo, SPAC and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing or amendment of Tax Returns and any audit or other proceeding with respect to Taxes or Tax Returns of the New PubCo, SPAC or any Group Company. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

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(c)       New PubCo shall use commercially reasonable efforts to provide in a timely manner the SPAC Shareholders information that is reasonably required to make a valid election as contemplated by Section 1295 of the Code (and the Treasury Regulations promulgated thereunder) with respect to SPAC for the U.S. federal income taxable year that includes the Closing Date (including through provision of the Annual Information Statement described in Treasury Regulations Section 1.1295-1 (g)); provided, that New PubCo shall be entitled to rely on information furnished by or provided by the SPAC or SPAC Sponsor (and each shall cooperate with New PubCo) and any books and records of the SPAC acquired or held by New PubCo.

(d)         All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions (collectively, “Transfer Taxes”) shall be borne and paid by New PubCo. Unless otherwise required by applicable Legal Requirement, New PubCo shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Company and Merger Sub and SPAC and New PubCo shall reasonably cooperate with respect thereto as necessary). The Company and SPAC shall reasonably cooperate to reduce or eliminate the amount of any such Transfer Taxes.

7.14.      Financing Arrangements. During the Interim Period, (a) SPAC shall use its commercially reasonable efforts to (i) identify additional sources of financing on behalf of New PubCo from third party financing sources first (A) in the form of (x) a private placement of New PubCo Ordinary Shares at a price of $10.00 per such share to be consummated at the Closing (the “PIPE Investment”), and (y) an equity line of credit or similar financing arrangement to be in place and available to New PubCo as of the Closing (together with the PIPE Investment, “Equity Financing Arrangements”); and then, (B) in the event that, in the reasonable discretion of SPAC and the Company, sufficient Equity Financing Arrangements (after taking into consideration negotiations and available terms as contemplated by the following clause (ii)) are not available, in the form of debt financing arrangements for borrowed money entered into by HoldCo, New PubCo and/or SPAC (the “Debt Financing Arrangements”), (ii) negotiate definitive agreements on terms reasonably acceptable to the Company and New PubCo as necessary to effectuate the Equity Financing Arrangements, including, with respect to the PIPE Investments, subscription agreements to purchase New PubCo Ordinary Shares (“Subscription Agreements”), and (iii) in the event that SPAC may identify additional sources of financing in respect of Debt Financing Arrangements pursuant to the preceding clause (i), negotiate definitive agreements on terms acceptable to the Company and New PubCo as necessary to effectuate the Debt Financing Arrangements; and (b) the Company and New PubCo shall reasonably cooperate with SPAC in connection with procuring each Equity Financing Arrangement and Debt Financing Arrangement, including by (i) providing such information as SPAC may reasonably request, (ii) granting access to the Company and its Representatives during normal business hours as may be reasonably necessary for due diligence purposes, and (iii) participating in a reasonable number of meetings, presentations and road shows with respect to such Equity Financing Arrangement and Debt Financing Arrangement.

7.15.      Qualification as a Foreign Private Issuer. With respect to New PubCo, during the Interim Period, each Party shall (i) take all requisite lawful action such that New PubCo shall qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act and (ii) not take any action that would cause New PubCo to not qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act.

7.16.      Qualification as an Emerging Growth Company. SPAC shall, during the Interim Period: (a) take all requisite lawful action to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause SPAC to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

7.17.       New PubCo Board.

(a)          SPAC and New PubCo shall take all necessary action to cause the New PubCo Board as of immediately following the Closing to consist of eight (8) directors.

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(b)         Subject to the terms of the New PubCo A&R Memorandum and Articles of Association, the Company, SPAC and New PubCo shall take all necessary actions to cause the composition of the New PubCo Board to be comprised of the individuals set forth in Section 2.9(b) of the Company Disclosure Letter.

(c)         Any subsequent New PubCo Board shall be composed in accordance with and subject to the terms and conditions of the New PubCo A&R Memorandum and Articles of Association.

7.18.       New PubCo Equity Plan.

(a)          SPAC, New PubCo and the Company shall cooperate to establish an equity incentive plan (the “New PubCo Equity Plan”) for service providers of New PubCo and its subsidiaries, to be approved by New PubCo, HoldCo and SPAC and effective as of (and contingent on) the Closing. The proposed form of the New PubCo Equity Plan shall be mutually agreed (in good faith) by SPAC and the Company prior to the initial filing of the Registration Statement. New PubCo shall obtain the approval of the New PubCo Equity Plan from the New PubCo Board and the shareholder of New PubCo prior to the Closing.

(b)         Notwithstanding anything herein to the contrary, each Party acknowledges and agrees that all provisions contained in this Section 7.18 are included for the sole benefit of SPAC, New PubCo and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of SPAC, New PubCo, the Company or any of their respective Affiliates to amend, terminate or otherwise modify any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement before, on or following the Closing or (iii) shall confer upon any Person who is not a Party (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

7.19.       Financial Statements; Other Financial Information.

(a)         (i) As promptly as practicable after the date of this Agreement but in no event later than February 1, 2023, the Company shall deliver to SPAC, for inclusion in the Proxy Statement and Registration Statement the PCAOB Financial Statements and the consent of the independent auditors to use such PCAOB Financial Statements in the Proxy Statement and Registration Statement, and (ii) from time to time, as promptly as practicable, the Company shall deliver to SPAC, to the extent required for inclusion in the Proxy Statement and the Registration Statement, any other audited and unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of income and statements of income (loss), changes in shareholders’ equity and cash flows of any of the Group Companies, in each case, where applicable, in compliance with the standards of the PCAOB, and in compliance in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to the registrant at such time.

(b)          From the date hereof until the Proxy Clearance Date, the Company will furnish to SPAC (i) unaudited consolidated balance sheets of the Company, and statements of income (loss) and cash flows of the Company, for each quarterly period completed after the date hereof no later than 45 days following the end of each such quarterly period, which interim financial statements will be suitable for inclusion in the Proxy Statement or the Registration Statement and prepared, in all material respects, in accordance with IFRS applied on a consistent basis during the periods involved (except in each case as described in the notes thereto and for the absence of footnotes), and reviewed in accordance with PCAOB Accounting Standard 4105, and on that basis will present fairly, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of their operations and changes in cash flows for the periods then ended, and (ii) audited consolidated balance sheets of the Company, and statements of income (loss) and cash flows of the Company, for each fiscal year completed after the date hereof no later than 60 days following the end of each such fiscal year, together with their respective auditor’s reports thereon and consent to use such financial statements and reports, which financial statements will be suitable for inclusion in the Proxy Statement or the Registration Statement, prepared, in all material respects, in accordance with IFRS applied on a consistent basis during the periods involved (except as described in the notes thereto), and audited in accordance with applicable PCAOB auditing standards, and on that basis will present fairly, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of their operations and changes in cash flows for the periods then ended.

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(c)          The Company, SPAC, New PubCo and Merger Sub shall each use their respective commercially reasonable efforts to assist the other in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements and/or such financial statements for other periods as contemplated by the rules of the SEC) that are required to be included in the Registration Statement and any other filings to be made by SPAC or New PubCo with the SEC in connection with the Transactions.

7.20.       Transaction Expenses.

(a)       The Company shall (i) use commercially reasonable efforts to keep (A) low, and reduce, as much as reasonably practicable, the aggregate amount of Transactions Expenses of the Company and (B) SPAC reasonably informed regarding the Transactions Expenses of the Company, including the aggregate amount and list of the vendors thereof, and (ii) incur all such Transaction Expenses in good faith.

(b)        SPAC shall (i) use commercially reasonable efforts to keep (A) low, and reduce, as much as reasonably practicable, the aggregate amount of Transactions Expenses of SPAC and (B) the Company reasonably informed regarding the Transactions Expenses of SPAC, including the aggregate amount and list of the vendors thereof, and (ii) incur all such Transaction Expenses in good faith.

(c)         The foregoing provisions of this Section 7.20 shall not be deemed to modify, limit or otherwise affect the provisions of Section 11.10 or any other provision of this Agreement.

7.21.     Company Shareholder Approval. The Company shall promptly (and in any event within two (2) Business Days) after the Registration Statement has been declared effective by the SEC, deliver to SPAC a written consent (which shall be irrevocable and in such form and substance as shall be reasonably acceptable to SPAC), which such written consent shall evidence the Company Shareholder Approval in relation to Merger Sub.

7.22.     Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder or stockholder demands or other shareholder or stockholder Legal Proceedings (including derivative claims) relating to this Agreement, any other Transaction Agreement or any other matters relating thereto (collectively, “Transaction Litigation”) commenced against, in the case of SPAC, it, its Affiliates or their respective Representatives (in their capacity as Representatives) or, in the case of the Company, it, its Affiliates or any of their respective Representatives (in their capacity as Representatives). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation and (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation. Notwithstanding the foregoing, subject to and without limiting the covenants and agreements, and the rights of the other Party set forth in the immediately preceding sentence, SPAC or its Affiliates shall control the negotiation, defense and settlement of any Transaction Litigation brought against SPAC or its Affiliates or any of their respective Representatives, and the Company or its Affiliates shall control the negotiation, defense and settlement of any Transaction Litigation brought against the Company or its Affiliates or any of their respective Representatives; provided, however, that prior to the Closing in no event shall either Party, its Affiliates, or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed).

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7.23.      Extension Proposal. As promptly as reasonably practicable, and in any event no later than 25 Business Days following the date hereof, SPAC shall prepare a proxy statement of SPAC (as amended, the “Extension Proxy Statement”) for the purpose of soliciting proxies from SPAC Shareholders to vote, at an extraordinary general meeting to be called and held for the purpose of such vote (the “Extension Meeting”) in favor of a proposal (the “Extension Proposal”) to amend the SPAC Governing Documents by Special Resolution (as defined in the SPAC Governing Documents) to (i) extend the deadline by which SPAC must complete its SPAC Business Combination in accordance therewith from January 18, 2023 to July 18, 2023 (the “Business Combination End Date”) and (ii) clarify that SPAC is authorized to consummate the Business Combination (as defined in the SPAC Governing Documents) following approval of SPAC Shares of the same by Ordinary Resolution (as defined in the SPAC Governing Documents), unless the Closing shall have occurred. The Extension Proxy Statement shall include a recommendation from the board of directors of SPAC that the SPAC Shareholders approve the Extension Proposal. In the event that SPAC does not receive comments from the SEC with respect to the preliminary Extension Proxy Statement, then SPAC shall file with the SEC the definitive Extension Proxy Statement, and shall use its reasonable best efforts to cause distribution of the definitive Extension Proxy Statement to SPAC Shareholders, as soon as reasonably practicable after the tenth calendar day immediately following the date of filing of the preliminary Extension Proxy Statement with the SEC; provided, however, if SPAC does receive comments from the SEC with respect to the preliminary Extension Proxy Statement, SPAC shall file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the distribution of the definitive Proxy Statement to the SPAC Shareholders, as soon as reasonably practicable following clearance by the SEC with respect to such comments. Pursuant to such distribution of the Extension Proxy Statement, SPAC shall call the Extension Meeting in accordance with the SPAC Governing Documents and the laws of the Cayman Islands and solicit proxies from SPAC Shareholders to vote in favor of the approval of the Extension Proposal.

(b)        In the event that the requisite vote of SPAC Shareholders in accordance with the SPAC Governing Documents and the laws of the Cayman Islands to approve the Extension Proposal (the “Requisite Extension Approval”) is obtained, (i) SPAC shall, as soon as reasonably practicable, take all actions necessary to reflect the terms of the Extension Proposal, including making all applicable filings and executing and delivering all applicable documentation; and (ii) the Company shall deposit, or cause to be deposited, into the Trust Account any additional amounts, if any, so required to be deposited in connection with the Extension Proposal.

ARTICLE VIII

CONDITIONS TO THE TRANSACTION

8.1.        Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the First Effective Time of the following conditions, any of which may be waived, in writing, exclusively by both SPAC and the Company:

(a)          At the Special Meeting (including any adjournments thereof), the SPAC Shareholder Approval shall have been obtained.

(b)          The Company Shareholder Approval shall have been obtained and delivered to SPAC.

(c)         SPAC shall have at least $5,000,001 of net tangible assets following the exercise by the holders of SPAC Class A Ordinary Shares issued in SPAC’s initial public offering of securities and outstanding immediately before the First Effective Time of their right to redeem their SPAC Class A Ordinary Shares held by them into a pro rata share of the Trust Account in accordance with SPAC Governing Documents, and after giving effect to the receipt of the net amount of proceeds actually (i) contributed by investors in accordance with the terms and conditions of the Subscription Agreements upon consummation of the PIPE Investment and/or (ii) received pursuant to any Debt Financing Arrangement.

(d)       The Parties will have received or have been deemed to have received all other necessary pre-Closing authorizations, consents, clearances, waivers and approvals of the Governmental Entities set forth on Section 8.1(d) of the Company Disclosure Letter in connection with the execution, delivery and performance of this Agreement and the Transactions (or any applicable waiting period thereunder shall have expired or been terminated).

(e)       No provision of any applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect, and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect.

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 (f)         The New PubCo Ordinary Shares to be issued pursuant to this Agreement shall be approved for listing upon the Closing on NASDAQ (or any other public stock market or exchange in the United States as may be agreed by the Company and SPAC) subject to official notice of issuance thereof.

(g)         The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Registration Statement.

8.2.        Additional Conditions to Obligations of the Company. The obligations of the Company, HoldCo, New PubCo and Merger Sub to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the First Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)         (i) The Fundamental Representations of SPAC shall be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality,” “SPAC Material Adverse Effect” or any similar limitation contained therein) on and as of the Closing as though made on and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); and (ii) all other representations and warranties set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contained herein) on and as of the Closing as though made on and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except in the case of this clause (ii), where any failures of such representations and warranties to be so true and correct, individually and in the aggregate, has not had and is not reasonably likely to have a SPAC Material Adverse Effect.

(b)         SPAC shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Second Effective Time in all material respects.

(c)          No SPAC Material Adverse Effect shall have occurred since the date of this Agreement that exists as of the Closing.

(d)        SPAC shall have delivered to the Company a certificate, signed by an authorized representative of SPAC and dated as of the First Effective Time, certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c).

(e)          The SPAC Cash shall equal or exceed the Minimum Cash Amount.

(f)         Each of the SPAC Sponsor, Cantor Fitzgerald & Co., and J.V.B. Financial Group, LLC shall have duly executed and delivered to the Company the Registration Rights Agreement and Lock-up Agreement.

8.3.     Additional Conditions to the Obligations of SPAC. The obligations of the SPAC to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the First Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by SPAC:

(a)          (i) The Fundamental Representations of the Company, AGH, New PubCo, HoldCo and Merger Sub shall be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality”, “Company Material Adverse Effect” or any similar limitation contained therein) on and as of the Closing as though made on and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); and (ii) all other representations and warranties of (A) the Company set forth in Article IV hereof and (B) of each of New PubCo, HoldCo and Merger Sub set forth in their respective Joinder Agreements shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the Closing as though made on and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except, in the case of this clause (ii), where any failures of such representations and warranties of the Company, New PubCo, HoldCo and Merger Sub to be so true and correct, individually and in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

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(b)        The Company, New PubCo and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the First Effective Time in all material respects.

(c)           No Company Material Adverse Effect shall have occurred since the date of this Agreement that exists as of the Closing.

(d)         The Company shall have delivered to SPAC a certificate, signed by an authorized representative of the Company and dated as of the First Effective Time, certifying as to the matters set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c).

(e)           The Pre-Closing Restructuring shall have been completed.

(f)           Each of HoldCo, Merger Sub and New PubCo shall have been incorporated and shall have duly executed and delivered to SPAC a Joinder Agreement.

(g)          Each of the Company and New PubCo shall have duly executed and delivered to SPAC the Registration Rights Agreement and Lock-up Agreement.

ARTICLE IX

TERMINATION

9.1.         Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written agreement of SPAC and the Company at any time;

(b)         by either SPAC or the Company if the Closing shall not have occurred by January 18, 2023 (the “Outside Date”); provided that if the Business Combination End Date is extended pursuant to Section 7.23, the Outside Date shall be automatically extended without any further action by any Party until the Business Combination End Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)          by either SPAC or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Mergers, which Order or other action is final and nonappealable;

(d)        by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of SPAC, or if any representation or warranty of SPAC shall have become untrue, in either case, such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by SPAC is curable by SPAC prior to the Closing, then the Company must first provide written notice of such breach to SPAC and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i) 30 days after delivery of written notice from the Company to SPAC of such breach; and (ii) the Outside Date; provided, further, that SPAC continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by SPAC is cured during such 30 day period);

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(e)         by SPAC, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, HoldCo, New PubCo or Merger Sub or if any representation or warranty of the Company, New PubCo or Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VIII, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by the Company, HoldCo, New PubCo or Merger Sub, as applicable, prior to the Closing, then SPAC must first provide written notice of such breach to the Company and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) 30 days after delivery of written notice from SPAC to the Company of such breach; and (ii) the Outside Date; provided, further, that the Company, New PubCo or Merger Sub, as applicable, continues to exercise commercially reasonable efforts to cure such breach (it being understood that SPAC may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company, New PubCo or Merger Sub is cured during such 30 day period);

(f)        by SPAC if the Company Shareholder Approval (i) with respect to New PubCo is not obtained and delivered to SPAC within the timeframe set forth in Section 2.1(b) or (ii) with respect to Merger Sub is not obtained and delivered to SPAC within the timeframe set forth in Section 7.21;

(g)          by either SPAC or the Company, if, at the Special Meeting (including any adjournments thereof), the SPAC Shareholder Approval is not obtained; and

(h)          by either SPAC or the Company, if the Requisite Extension Approval is not obtained at the Extension Meeting (including any adjournments thereof).

9.2.         Notice of Termination; Effect of Termination.

(a)        Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b)         In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.4, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for its own Willful Breach of this Agreement or its own Intentional Fraud.

ARTICLE X

NO SURVIVAL

10.1.      No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary (including Section 11.14) shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) the liability of any Person with respect to its own Intentional Fraud.

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ARTICLE XI

GENERAL PROVISIONS

11.1.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered on a Business Day, otherwise on the next Business Day, if delivered by email; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to SPAC, to:

Rose Hill Acquisition Corporation
981 Davis Drive
Atlanta, GA 30327
Attention:	Albert Hill IV; Juan Jose Rosas
Email:	[****]; [****] with a copy to (which

shall not constitute notice):

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attention:	Alan Annex; Adam Namoury
Email:	annexa@gtlaw.com; adam.namooury@gtlaw.com

if to any Company Party:

Inversiones e Inmobilaria GHC Ltda
Av. Camino El Abra Km 2.5
Requínoa, Región del Libertador Bernardo O´higgins, Chile
Attention:	Alejandro García Huidobro Llompart
Email:	[****]
Attention:	Vicente Abogabir Mendez
Email:	[****]

with a copy to (which shall not constitute notice):

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention:	Michael L. Fitzgerald; Robert W. Leung
Email:	michaelfitzgerald@paulhastings.com; robertleung@paulhastings.com or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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11.2.       Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include all genders. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at https://www7.idealsvdr.com/v3/PRIZE_-_RH_l5u2y/, online virtual data room hosted by Ideals Data Room at least three (3) Business Day prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars (unless otherwise expressly stated). References to “ordinary course of business” (or similar references) shall mean the ordinary course of business consistent with past practice (including as to amounts, terms and conditions, as applicable). Obligations of any Incorporated Entity shall not be effective until execution of the applicable Joinder Agreement.

11.3.     Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Agreement (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

11.4.      Entire Agreement; Third Party Beneficiaries. This Agreement, including the Exhibits, Annexes and Schedules hereto, the other Transaction Agreements and any other documents and instruments and agreements among the Parties or their respective Affiliates as contemplated by or referred to herein: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights of Persons pursuant to the provisions of Section 7.12, this Section 11.4, Section 11.14, Section 11.15 and Section 11.16 (which will be for the benefit of the Persons set forth therein and herein), are not intended to confer upon any other Person other than the Parties any rights or remedies. Notwithstanding anything to the contrary contained herein, the past, present and future directors, officers, employees, incorporators, members, partners, shareholders, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce this Section 11.4.

11.5.      Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.6.      Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

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11.7.      Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, provided that the Mergers shall be governed by the laws of the Cayman Islands.

11.8.       Consent to Jurisdiction; Waiver of Jury Trial.

(a)          Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware or, to the extent that the such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above- named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.1 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 11.8, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENT WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

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11.9.       Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.10.    Expenses. Prior to and until the consummation of the Mergers and the other Transactions, all Transaction Expenses shall be paid by the Party incurring such Transaction Expenses, except (a) as contemplated by Section 3.11(b), (b) that the Company shall be responsible for and pay (i) the SEC filing fees incurred in respect of the Registration Statement, (ii) all expenses incurred in connection with any filings with or approvals from NASDAQ in connection with this Agreement and the Transactions and (iii) the Extension Expenses and any other fees, costs and expenses pursuant to Section 7.23, (c) SPAC shall be responsible for and pay all expenses incurred in connection with printing, mailing and soliciting proxies with respect to the Proxy Statement and Registration Statement (including the cost of all copies thereof and any amendments thereof or supplements thereto) and (d) SPAC and the Company shall each be responsible for and each pay 50% of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under applicable Antitrust Laws. Notwithstanding the foregoing, if (i) the Mergers and the other Transactions shall be consummated, all Outstanding Company Transaction Expenses and Outstanding SPAC Transaction Expenses shall be paid by the Surviving Entity as contemplated by Section 3.11(a), and (ii) this Agreement is terminated in accordance with its terms, to the extent that SPAC has available cash on hand in its working capital account as of the date of such termination, then SPAC shall promptly reimburse the Company by wire transfer of immediately available funds in accordance with written instructions provided by the Company amounts previously paid by the Company in respect of Extension Expenses and any other fees, costs and expenses pursuant to Section 7.23.

11.11.    Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 11.11, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.12.     Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

11.13.    Extension; Waiver. At any time prior to the Closing, SPAC (on behalf of itself), and the Company (on behalf of itself, AGH, HoldCo, New PubCo and Merger Sub, may), to the extent not prohibited by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

11.14.     No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties under this Agreement, including any arising in any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 11.14 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.14. This Section 11.14 shall be binding on all successors and assigns of Parties.

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11.15.    SPAC Legal Representation. Each Party hereby agrees for itself and on behalf of its shareholders, stockholders, members, owners, partners, Representatives and Affiliates, and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that Greenberg Traurig, LLP (or any of its successors) may represent the SPAC Sponsor or any of its shareholders, stockholders, members, owners, partners, Representatives and Affiliates, in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, and each Party, on behalf of itself and the other Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of Party, for itself and the other Waiving Parties, acknowledges that the foregoing provision applies whether or not Greenberg Traurig, LLP provides legal services to SPAC Sponsor or its Affiliates after the Closing Date. Each Party, for itself and the other Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between SPAC or SPAC Sponsor or any of their respective Affiliates and their respective counsel, including Greenberg Traurig, LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, do not pass to the Company, AGH, Merger Sub or New PubCo notwithstanding the Mergers, and instead survive, remain with and are controlled by the SPAC Sponsor (the “SPAC Sponsor Privileged Communications”), without any waiver thereof. Each Party, on behalf of itself and the other Waiving Parties, agrees that none of them may use or rely on any of the SPAC Sponsor Privileged Communications, whether located in the records or email server of a Group Company or otherwise (including in the knowledge or the officers and employees of a Group Company), in any Legal Proceeding against or involving any of the SPAC Sponsor after the Closing, and each of them agrees not to assert that any privilege has been waived as to the SPAC Sponsor Privileged Communications.

11.16.    Company Legal Representation. Each Party hereby agrees for itself and on behalf of its Waiving Parties, that Paul Hastings LLP (or any of its successors) may represent any Company Party or any of its respective shareholders, stockholders, members, owners, partners, Representatives and Affiliates, in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, and each Party, on behalf of itself and the other Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each Party, for itself and the other Waiving Parties, acknowledges that the foregoing provision applies whether or not Paul Hastings LLP provides legal services to Company or its Affiliates after the Closing Date. Each of Party, for itself and the other Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between a Company Party or any of its respective Affiliates and respective counsel, including Paul Hastings LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, do not pass to the SPAC or the SPAC Sponsor notwithstanding the Mergers, and instead survive, remain with and are controlled by the Company Parties (the “Company Party Privileged Communications”), without any waiver thereof. Each Party, on behalf of itself and the other Waiving Parties, agrees that none of them may use or rely on any of the Company Party Privileged Communications, whether located in the records or email server of a Group Company or otherwise (including in the knowledge or the officers and employees of a Group Company), in any Legal Proceeding against or involving any Company Party after the Closing, and each of them agrees not to assert that any privilege has been waived as to the Company Party Privileged Communications.

11.17.    Disclosure Letters and Exhibits. The Company Disclosure Letter and the SPAC Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty of the Company, New PubCo or Merger Sub, on the one hand, or SPAC, on the other hand, as applicable, in this Agreement. Certain information set forth in the Company Disclosure Letter and the SPAC Disclosure Letter is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter or the SPAC Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the SPAC Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in the Company Disclosure Letter or the SPAC Disclosure Letter is or is not material for purposes of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

ROSE HILL ACQUISITION CORPORATION

By:	/s/ Albert Hill IV
	Name:	Albert Hill IV
	Title:	Co-Chief Financial Officer

INVERSIONES E INMOBILARIA GHC LTDA

By:	/s/ Alejandro Garcia Huidobro Empresario
	Name:	Alejandro Garcia Huidobro Empresario
	Title:	Administrator and Legal Representative

Solely for the purposes of Section 2.1, Section 2.2,
Section 4.4(b) and Article XI:

ALEJANDRO GARCÍA HUIDOBRO EMPRESARIO INDIVIDUAL

/s/ Alejandro Garcia Huidobro Empresario

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of Registration Rights and Lock-up Agreement

[Attached.]

Final Form

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), dated as of [ ], is made and entered into by and among [Prize Newco], an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), Rose Hill Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Inversiones e Inmobilaria GHC Ltda, a limited liability company organized under the laws of Chile (the “Company Shareholder”), and the undersigned parties listed under Holder on the signature pages hereto.

RECITALS

WHEREAS, the Company Shareholder, Rose Hill Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”), and certain other parties party thereto have entered into that certain Business Combination Agreement, dated as of October 19, 2022 (as amended or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, (i) the Company Shareholder will contribute the shares of the Company to [Prize] Merger Sub, an exempted company incorporated with limited liability in the Cayman Islands (“Merger Sub”) prior to the Mergers (as defined below) as a result of which the Company shall become a wholly-owned subsidiary of Merger Sub, and (ii) (x) SPAC will merge with and into the Company, with the Company surviving such merger, and (y) Merger Sub will merge with and into the Company, with the Company surviving such merger (the mergers in (x) and (y), collectively, the “Mergers”);

WHEREAS, SPAC, Sponsor and the other holders of SPAC securities party thereto (the Sponsor and each such party, collectively, the “Prior Holders”) are parties to that certain Registration Rights Agreement, dated October 13, 2021 (the “Prior Registration Rights Agreement”); and

WHEREAS, pursuant to the Business Combination Agreement, (i) the Company and the Prior Holders desire to amend and restate the Prior Registration Rights Agreement in its entirety as set forth herein, and (ii) the parties hereto desire to enter into this Agreement pursuant to which (x) the Company shall grant certain Holders (as defined below) certain registration rights with respect to the Registrable Securities (as defined below) and (y) all Holders agree to be subject to the Founder Shares Lock-Up Period (as defined below) and/or the Private Placement Lock-Up Period (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. Capitalized terms used but not otherwise defined in this Section 1.1 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed and (iii) the Company has a bona fide business purpose for not making such information public.

“affiliate” shall mean, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person including without limitation any general partner, managing partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the power to elect or appoint at least fifty percent (50%) of the directors, managers, general partners, or persons exercising similar authority with respect to such Person; provided that no Holder shall be deemed an affiliate of the Company or any of its subsidiaries for purposes of this Agreement and neither the Company nor any of its subsidiaries shall be deemed an affiliate of any Holder for purposes of this Agreement.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction, but excluding a variable price reoffer.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Cantor” shall mean Cantor Fitzgerald & Co.

“CCM” shall mean J.V.B. Financial Group, LLC on behalf of its division, Cohen & Company Capital Markets.

“Class A Ordinary Shares” shall mean, following the First Effective Time, the Class A Ordinary Shares, par value $0.0001 per share, of the Company.

“Class B Ordinary Shares” shall mean, following the First Effective Time, the Class B Ordinary Shares, par value $0.0001 per share, of the Company.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.3.3.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Effectiveness Deadline” shall have the meaning given in subsection 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“First Effective Time” has the meaning given in the Business Combination Agreement.

“Form F-1” shall have the meaning given in subsection 2.1.1.

“Form F-1 Shelf” shall have the meaning given in subsection 2.3.1.

“Form F-3 Shelf” shall have the meaning given in subsection 2.3.1.

“Founder Shares” shall mean the Class B Ordinary Shares and shall be deemed to include the Ordinary Shares issuable upon conversion thereof.

“Founder Shares Lock-Up Period” shall mean with respect to the Founder Shares, the period ending on the earlier of (A) one year after the Closing Date and (B) (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

“Holders” shall mean the Prior Holders and the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2, in each case, for so long as such Person beneficially owns or otherwise holds any Registrable Securities.

“Insider Letter” shall mean that certain letter agreement, dated October 13, 2021, by and among SPAC, the Sponsor and each of the SPAC’s officers, directors and director nominees.

“Joinder” shall have the meaning given in subsection 5.10.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.

“Mergers” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement not misleading or, in the case of a Prospectus, not misleading in the light of the circumstances under which they were made.

“New Holder” shall mean any of the undersigned parties listed under Holder on a signature page hereto that is not a Prior Holder.

“Ordinary Shares” shall mean the Class A Ordinary Shares and the Class B Ordinary Shares.

“Other Coordinated Offering” shall mean an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-Up Period, Private Placement Lock-Up Period or any other lock-up period, as the case may be, under the Insider Letter, the Private Placement Warrants Purchase Agreement, this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Piggyback Registration Rights Holders” shall have the meaning given in subsection 2.2.1.

[“PIPE Subscription Agreements” shall mean those certain subscription agreements, each dated [ ], entered into by and among the Company and the Persons identified therein as “Investors.”]

“Prior Holder” shall have the meaning given in the Recitals hereto.

“Prior Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants” shall mean warrants to acquire Class A Ordinary Shares, including any warrants that may be acquired by the Sponsor upon conversion of loans to the Company for expenses at or prior to the Closing (as defined in the Business Combination Agreement), each warrant entitling the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share.

“Private Placement Lock-Up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the Closing Date.

“Pro Rata” shall have the meaning given in subsection 2.1.5.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares (including any Ordinary Shares or other equivalent equity security issued or issuable upon the conversion of any such Founder Shares or exercisable for Ordinary Shares), (b) the Private Placement Warrants (including any Ordinary Shares issued or issuable from time to time upon the exercise of any such Private Placement Warrants), (c) any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, including those acquired by the Holder in connection with the Business Combination, (d) any other equity security of the Company issued or issuable with respect to any such Ordinary Shares referred to in clause (a), (b), or (c) by way of a share capitalization or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization and (e) Earn-Out Shares (as defined in the Business Combination Agreement); provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates or book entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, excluding Selling Expenses, but including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Class A Ordinary Shares are then listed;

(B) the fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters, if any, in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees);

(E) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by subsection 3.1.5;

(F) Financial Industry Regulatory Authority fees;

(G) the fees and disbursements of counsel for the Company;

(H) the fees and expenses of all independent registered public accountants retained by the Company incurred specifically in connection with such Registration;

(I) the fees and expenses of any special experts retained by the Company in connection with such Registration; and

(J) the reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration or the Takedown Requesting Holder initiating an Underwritten Shelf Takedown or Other Coordinated Offering (the “Selling Holder Counsel”) in an amount not to exceed $[75,000].

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Second Effective Time” has the meaning set forth in the Business Combination Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 3.2.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.3.3.

“Shelf Threshold” shall have the meaning given in subsection 2.3.3.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.3.2.

“Suspension Event” shall have the meaning given in Section 3.5.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.3.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.3.

“Withdrawal Notice” shall have the meaning given in subsection 2.1.6.

ARTICLE 2
REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, provided the Company does not have an effective Registration Statement pursuant to Section 2.3 outstanding covering the Registrable Securities, the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Holders (the “Demanding Holders”), in each case, may make a written demand for Registration of all or part of their Registrable Securities (and the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $15,000,000), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within [ten (10)] days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within three (3) business days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall file, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, a Form F-3 Shelf or, if Form F-3 is not then available to the Company, a Form F-1 Shelf covering all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of [three (3)] Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all of the Registrable Securities including one (1) Demand Registration on behalf of each of Cantor and its designees and CCM and its designees; provided, however, that a Registration shall not be counted for such purposes unless a Form F-1 Shelf or any similar long- form registration statement that may be available at such time (“Form F-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form F-1 Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further, that an Underwritten Shelf Takedown shall not count as a Demand Registration.

2.1.2 Amendments and Supplements; Subsequent Shelf Registration. Subject to the provisions of subsection 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities until all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities, or to file an additional Registration Statement as a shelf registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities until all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities.

2.1.3 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated. Notwithstanding the foregoing, in the event that the Demanding Holders withdraw their request for such registration, elect not to pay the registration expenses therefor and forfeit their right to Registration pursuant to Section 3.2, such withdrawn Registration Statement shall be counted as a Registration for purposes of this subsection 2.1.3.

2.1.4 Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, subject only to the reasonable approval of the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advise(s) the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and the Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, that can be sold in an Underwritten Offering contemplated by this subsection 2.1.5 or subsection 2.2.2, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities, Pro Rata of the Requesting Holders exercising their rights to register their Registrable Securities pursuant to Section 2.1 hereof, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company other than pursuant to Section 2.1 or Section 2.3 hereof), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan or employee share purchase plan, (ii) for an offering in connection with a merger, consolidation or other acquisition, an exchange offer or offering of securities solely to the Company’s existing shareholders (including any rights offering with a backstop or standby commitment), (iii) for an offering of debt that is convertible into or exchangeable for equity securities of the Company, (iv) for a dividend reinvestment plan, (v) a Block Trade or (vi) an Other Coordinated Offering, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than seven (7) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within three (3) business days after receipt of such written notice (such Registration, a “Piggyback Registration”, and each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Piggyback Registration, a “Piggyback Registration Rights Holder”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The notice periods set forth in this subsection 2.2.1 shall not apply to an Underwritten Shelf Takedown conducted in accordance with subsection 2.3.3. The Company shall have the right to terminate or withdraw any Registration Statement initiated by it under this subsection 2.2.1 before the effective date of such Registration, whether or not any Holder has elected to include Registrable Securities in such Registration. The expenses including any Selling Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.2.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration (other than Underwritten Shelf Takedown), in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the equity securities that the Company desires to sell, taken together with (i) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof and (iii) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities for the account of other Persons that the Company is obligated to register, if any, as to which Registration has been requested pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the public announcement of an offering if the PiggyBack Registration is with respect to the sale of securities pursuant to an already effective Registration Statement. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Shelf Registrations.

2.3.1 Initial Registration. The Company shall, as soon as practicable, but in no event later than thirty (30) calendar days after the consummation of the Mergers, prepare and file or cause to be prepared and filed with the Commission, a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.3.1 and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as possible after the initial filing thereof, but in no event later than (i) [sixty (60)] business days following the filing deadline ([ninety (90)] days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall be a shelf registration statement on Form F-3 (a “Form F-3 Shelf”) or, if Form F-3 is not then available to the Company, on Form F-1 (a “Form F-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.3.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested prior to effectiveness by, the Holders, including the registration of the distribution to its shareholders, partners, members or other affiliates. The Company agrees to provide in such a Registration Statement (and in any prospectus or prospectus supplement forming a part of such Registration Statement) that all assignees, successors or transferees under this Agreement shall, by virtue of such assignment, be deemed to be selling shareholders under the Registration Statement (or any such prospectus or prospectus supplement) with respect to such Registrable Securities. The Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this subsection 2.3.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. When effective, a Registration Statement filed pursuant to this subsection 2.3.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.3.2 Form F-3 Shelf. If the Company files a Form F-3 Shelf and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall use commercially reasonable efforts to file a Form F-1 Shelf as promptly as reasonably practicable to replace the shelf registration statement that is a Form F-3 Shelf and have the Form F-1 Shelf declared effective as promptly as reasonably practicable and to cause such Form F-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.3.3 Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.3.1 or 2.3.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement (an “Underwritten Shelf Takedown”); provided that such Holder(s) reasonably expect aggregate gross proceeds in excess of $15,000,000 from such Underwritten Shelf Takedown (the “Shelf Threshold”). All requests for an Underwritten Shelf Takedown shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within three (3) business days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to reductions consistent with the Pro Rata calculations in subsection 2.1.5, shall include in such Underwritten Shelf Takedown, all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice or, in the case of a Block Trade or an Other Coordinated Offering, as provided in Section 2.5. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the initiating Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Underwritten Shelf Takedown contemplated by this subsection 2.3.3, subject to Section 3.4 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling shareholders as are customary in underwritten offerings of securities.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date [thirty (30)] days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, commercially reasonable efforts to cause the applicable Registration Statement to become and/or remain effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than ninety (90) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, no Registration pursuant to Section 2.1 or Section 2.5 shall be effected or permitted with respect to any Registrable Securities held by any Holder, until after the expiration of the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as the case may be.

2.5 Block Trades; Other Coordinated Offerings.

2.5.1 Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.5, if the Holders desire to effect (a) a Block Trade or (b) an Other Coordinated Offering, and, in each case, the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $15,000,000 , the Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade or Other Coordinated Offering will commence.

As promptly as reasonably practicable, the Company shall use commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering. The Holders shall use commercially reasonable efforts to work with the Company and the Underwriter(s) (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade or Other Coordinated Offering) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering and any related due diligence and comfort procedures.

2.5.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sale agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.5.2.

2.5.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.5.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.5.5 A Holder in the aggregate may demand no more than [two (2)] Block Trades or Other Coordinated Offerings pursuant to this Section 2.5 in any twelve (12) month period. Notwithstanding anything herein to the contrary, a Block Trade or Other Coordinated Offering effected pursuant to this Section 2.5 shall not be counted as an Underwritten Shelf Takedown effected pursuant to subsection 2.3.3.

2.6 Lock-Up Agreement. Each Holder hereby agrees that, during the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as the case may be, such Holder will not:

(a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares of the Company, as the case may be; or

(b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise.

In order to enforce the foregoing covenant, the Company shall place restrictive legends on the certificates or book-entry positions representing the shares subject to this Section 2.6 and shall be entitled to impose stop transfer instructions with respect to such shares until the end of the Founder Shares Lock-Up Period or Private Placement Lock-Up Period, as the case may be. Such legend shall be in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, DATED AS OF [ ], BY AND BETWEEN THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH REGISTRATION RIGHTS AND LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

If any transfer or other disposition is made or attempted contrary to the provisions of this Section 2.6, such purported transfer or other disposition shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Registrable Securities as one of its equity holders for any purpose. Each Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with this Section 2.6 or that are necessary to give further effect thereto.

The foregoing notwithstanding, the Founder Shares Lock-Up Period or Private Placement Lock- Up Period, as the case may be, and restrictions set forth in this Section 2.6 shall not apply to: [(a) any Ordinary Shares acquired by any Holder pursuant to any PIPE Subscription Agreement or in open market transactions following the Closing (as defined in the Business Combination Agreement)]; (b) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares; provided, that such plan does not provide for the transfer of Ordinary Shares during the Founder Shares Lock-Up Period or Private Placement Lock-Up Period, as the case may be; (c) pledges of Ordinary Shares or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder and any pledgee agrees to be subject to the Founder Shares Lock-Up Period or Private Placement Lock-Up Period, as the case may be; (d) if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or as part of a distribution, transfer or other disposition of Ordinary Shares or Registrable Securities to partners (whether general or limited), limited liability company members or stockholders of a Holder; or (e) transfers (i) of any or all of the Registrable Securities made pursuant to a bona fide gift or charitable contribution; (ii) of any or all of the Registrable Securities by will or intestate succession upon the death of a holder or any Permitted Transferee; (iii) to any Permitted Transferee; (iv) of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin; (v) of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a qualified domestic order or in connection with a divorce settlement; (vi) by the Sponsor to the members of the Sponsor; (vii) to the Holder’s officers, directors, consultants or their affiliates; (viii) to the Sponsor’s officers or directors, any affiliates or family members of any of the Sponsor’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (ix) by any member of the Sponsor to any other member of the Sponsor or such other member’s Permitted Transferees; or (x) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided that in the case of (i), (ii), (iii), (iv), (v), (vi) (vii), (viii), (ix) or (x) above, it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Registrable Securities subject to the provisions of this Agreement applicable to such holder, and there shall be no further transfer of such Registrable Securities except in accordance with this Agreement; provided, further, that in the case of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) or (x) above (to the extent such transfer is to a party other than a Permitted Transferee (other than any direct or indirect limited partner of the applicable Holder)), in each case, such transfer or distribution shall not involve a disposition for value.

For the avoidance of doubt, nothing in this Agreement shall restrict a Holder’s rights under Section 2.3 of this Agreement to cause the Company to file and cause to become effective a Registration Statement with the Commission naming such holder as a selling shareholder (and to make any required disclosures on Schedule 13D in respect thereof).

For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of the Company with respect to the Registrable Securities during the Founder Shares Lock-Up Period or Private Placement Lock-Up Period, as the case may be, including the right to vote any Registrable Securities that are entitled to vote. The Company agrees to (i) instruct its transfer agent to remove the legend in this Section 2.6 upon the expiration of the Founder Shares Lock-Up Period or Private Placement Lock-Up Period, as the case may be and (ii) if requested by the transfer agent, cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i).

ARTICLE 3
COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the Second Effective Time, the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 use its commercially reasonable efforts to prepare and file with the Commission after receipt of a request for a Demand Registration pursuant to Section 2.1, a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, with respect to such Registrable Securities and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto (other than by way of a document incorporated by reference), furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (other than by way of a document incorporated by reference), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, however, that the Company shall be under no obligation to provide any document that is incorporated by reference in any Registration Statement or Prospectus, or any amendment or supplement thereto, to the extent such document is publicly available on the SEC’s EDGAR system;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable any Holder of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or to qualify as a dealer in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 after the filing of a Registration Statement, the Company shall promptly, and in no event more than [three (3)] business days after such filing, notify the Holders of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within [three (3)] business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.5 hereof, and promptly make available to the Holders any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon;

3.1.8 promptly following the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference) furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 permit a representative of the Holders (such representative to be selected by a majority-in- interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.10 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, Block Trade, Other Coordinated Offering or other sale by a broker, placement agent or sales agent pursuant to such Registration in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.11 on the date the Registrable Securities are delivered for sale, in the event of an Underwritten Registration, Block Trade, Other Coordinated Offering or other sale by a broker, placement agent or sales agent pursuant to such Registration, obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders, and the representations, warranties and covenants of the Holders included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company;

3.1.13 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.14 if the Registration involves the Registration of Registrable Securities with a total offering price (including piggyback securities and before deducting underwriting discounts) in excess of $[50,000,000], use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.15 upon execution of confidentiality agreements, make available for inspection by any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Demanding Holders (in which case the Demanding Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration). It is acknowledged by the Holders that the Holders shall bear all Selling Expenses and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders (as well as of any consultant retained by the Holders).

3.3 Information. The Holders shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

3.4 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.5 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement or, if applicable, any amendment thereto in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board, upon the advice of legal counsel, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension Event”) for the shortest period of time, but in no event more than ninety (90) total calendar days during any twelve (12)-month period, determined in good faith by the Company to be necessary for such purpose; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during any such Suspension Event, other than pursuant to a registration relating to the sale or grant of securities to employees or directors of the Company or a subsidiary pursuant to a share option, share purchase, equity incentive or similar plan; or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered. In the event the Company exercises its rights under this Section 3.5, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall immediately notify the Holders upon the termination of any Suspension Event, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.

3.6 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, shall file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, other than 8-K reports. The Company further covenants that it shall use commercially reasonable efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Class A Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to the Company), including providing any customary legal opinions to the Company’s transfer agent. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

[3.7 Limitations on Registration Rights. Notwithstanding anything herein to the contrary, (i) neither Cantor, nor its respective designees may exercise their rights under Sections 2.1 and 2.2 hereunder after five (5) and seven (7) years after the effective date of the registration statement relating to the SPAC’s initial public offering, respectively, and (ii) Cantor may not exercise their rights under Section 2.1 more than one time.]

ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company agrees to indemnify, to the extent permitted by law, each such Holder of Registrable Securities, its officers and directors and each Person, if any, who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder. Notwithstanding the foregoing, the indemnity agreement contained in this subsection 4.1.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify, to the fullest extent permitted by law, the Company, each of its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any loss, claim, damage, liability or expense with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) outside counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, based upon the written opinion of counsel of any indemnified party, representation of an indemnified party and any other such indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability except in the case of fraud or willful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection
4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [ ], Attention: [ ], with a copy to: Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, Attention: Michael L. Fitzgerald, if to the Sponsor, to: [ ], Attention: [ ], with copy to: Greenberg Traurig, LLP, [One Vanderbilt Avenue, New York, New York 10017], Attention: [ ], and, if to any Holder, at such Holder’s physical address, email address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 This Agreement and the rights, duties and obligations of the Holders hereunder may be freely assigned or delegated by such Holder to a Permitted Transferee; provided, however, that if any such assignment or delegation occurs during the Founder Shares Lock-Up Period or Private Placement Lock-Up Period, as the case may be, such Permitted Transferee must enter into a written agreement with the Company agreeing to be bound by the provisions contained in Section 2.6 hereto.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. This Agreement will amend and restate the Prior Registration Rights Agreement to read as set forth herein, when it has been duly executed by parties having the right to so amend and restate the Prior Registration Rights Agreement.

5.6 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.7  WAIVER OF TRIAL BY JURY. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8 Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court within the State of New York, New York County, for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 5.8 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 5.1 shall be effective service of process for any such proceeding, claim, demand, action or cause of action.

5.9 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the then outstanding Registrable Securities (which majority interest must include Cantor or CCM if such amendment or modification affects in any way the rights of Cantor or CCM hereunder), compliance with any of the provisions, covenants and conditions set forth in this Agreement (except for the definitions of Founder Shares Lock-Up Period and Private Placement Lock-Up Period and Section 2.6 hereto which would require the written consent of all Holders) may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination or waiver effected in accordance with this Section 5.9 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

5.10 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of each of the Holders of a majority of the total Registrable Securities (in each case, so long as such Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Ordinary Shares), the Company may make any person or entity who acquires Ordinary Shares or rights to acquire Ordinary Shares after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Ordinary Shares of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Ordinary Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Ordinary Shares.

5.11 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.12 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.13 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce their rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.14 Other Registration Rights. The Company represents and warrants that no Person, other than a (i) Holder of Registrable Securities [and (ii) a holder of securities of the Company that are registrable pursuant to the PIPE Subscription Agreements], has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that[, except with respect to the PIPE Subscription Agreements,] this Agreement supersedes the Prior Registration Rights Agreement and any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. [Notwithstanding the foregoing, the Company and the Holders hereby acknowledge that the Company has granted resale registration rights to certain holders of the Company securities in the PIPE Subscription Agreements, and that nothing herein shall restrict the ability of the Company to fulfill its resale registration obligations under the PIPE Subscription Agreements.]

5.15 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)). The provisions of Section 3.7 and Article IV shall survive any termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

[PRIZE NEWCO]

By:
Name:
Title:

HOLDERS:[1]

ROSE HILL SPONSOR LLC

By:
Name:
Title:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

J.V.B. FINANCIAL GROUP, LLC

By:
Name:
Title:

[Signature Page to A&R Registration Rights Agreement and Lockup Agreement]

[1]	NTD: Rest of Holder sig page blocks to be added.

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights and Lock-Up Agreement, dated as of [ ] (as the same may hereafter be amended, the “Registration Rights Agreement”), among [Prize Newco], an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Ordinary Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein[; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) Ordinary Shares shall not be included as Registrable Securities, for purposes of the Excluded Sections].

[For purposes of this Joinder, “Excluded Sections” shall mean [ ].]

Accordingly, the undersigned has executed and delivered this Joinder as of the [•] day of [•], 20[•].

HOLDER:

By:
Name:
Its:
Address:

Agreed and Accepted as of [•] [•], 20[•]

COMPANY:
[PRIZE NEWCO]

By:

Name:
Title:

EXHIBIT B

Form of Joinder Agreement

[Attached.]

Final Form

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of [•], 2022, is made and entered by and among Inversiones e Inmobilaria GHC Ltda, a limited liability company organized under the laws of Chile (the “Company”), Rose Hill Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”), Alejandro García Huidobro Empresario Individual (“AGH”), and [•]1 (the “Joining Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, the Company, SPAC and AGH have previously entered into that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of October 19, 2022;

WHEREAS, pursuant to Section 2.1 of the Business Combination, the Company [and AGH]2 have incorporated the Joining Party solely for the purpose of engaging in the transactions contemplated by the Business Combination Agreement; and

WHEREAS, the Joining Party desires to become a party to the Business Combination Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Agreement to be Bound. Upon execution of this Agreement, the Joining Party (a) shall be deemed to be (i) “[•]”[3], (ii) a “Company Party” and (iii) a “Party” (each a “Specified Designation”) for all purposes under the Business Combination Agreement; (b) agrees to be bound by the terms and conditions of the Business Combination Agreement applicable to each Specified Designation; (c) accepts and assumes all rights and obligations under the Business Combination applicable to each Specified Designation, and (d) agrees to perform in accordance with their terms all of the obligations which are required under the Business Combination Agreement to be performed by it with respect to each Specified Designation.

2.
Representations and Warranties. Except as set forth in the letter dated as of the date of this Agreement delivered by the Joining Party to SPAC prior to or in connection with the execution and delivery of this Agreement (the “Joining Party Disclosure Letter”), the Joining Party hereby represents and warrants to SPAC that each statement contained in this Section 2 is true and correct.

(a)	The Joining Party.

(i)
The Joining Party is an [•] duly incorporated, validly existing and in good standing under the laws of [•]. The Joining Party has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Joining Party or have a Company Material Adverse Effect. The Joining Party is not in violation of any of the provisions of its Governing Documents in any material respect. The Joining Party is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

[1]	Note to Draft: Separate agreements to be executed by Merger Sub, New PubCo and HoldCo.
[2]	Note to Draft: To be included in joinder executed by HoldCo.
[3]	Note to Draft: To reference Merger Sub, New PubCo or HoldCo, as applicable.

(ii)
Prior to the Pre-Closing Restructuring, the Joining Party does not have (A) any direct or indirect Subsidiaries or participations in joint ventures or other entities, or own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person; or (B) any assets or properties of any kind other than those incident to its formation and this Agreement. The Joining Party does not conduct and has never conducted any business except as expressly contemplated by the Transaction Agreements and the Transactions. The Joining Party has been incorporated solely for the purpose of engaging in the Transactions.

(iii)	As of the date hereof, all outstanding shares of the Joining Party are owned by the Company, free and clear of all Liens (other than Permitted Liens).

(iv)
The Joining Party the requisite power and authority to: (A) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (B) carry out its obligations under this Agreement and the other Transaction Agreements and to consummate the Transactions (including the Mergers). The execution and delivery by the Joining Party of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by the Joining Party of the Transactions (including the Mergers) have been duly and validly authorized by all necessary corporate action on the part of each of the Joining Party, and, except for receipt of [the Company Shareholder Approval in relation to the Joining Party and][4] the approvals described in Section 4.5(b) of the Company Disclosure Letter, no other proceedings on the part of the Joining Party is necessary to authorize this Agreement or the other Transaction Agreements to which any of them is a party or to consummate the transactions contemplated thereby. This Agreement and the other Transaction Agreements to which any of them is a party have been duly and validly executed and delivered by the Joining Party and, assuming the due authorization, execution and delivery thereof by the other Parties thereto, constitute the legal and binding obligations of the Joining Party, enforceable against the Joining Party in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

[4]	Note to Draft: To be included in the Joinder Agreement executed by Merger Sub and New PubCo.

(b)	No Conflict; Required Filings and Consents

(i)
Assuming that the consents, approvals, orders, authorizations, filings, notices or permits referred to in Section 4.5(b) of the Business Combination Agreement are duly and timely made or obtained, the execution and delivery by the Joining Party of this Agreement and the other Transaction Agreements to which it is a party do not, the performance of this Agreement and the other Transaction Agreements to which it is a party by the Joining Party will not, and the consummation of the Transactions will not: (A) conflict with or result in a violation or breach of or default under any provision of any of the Joining Party’s Governing Documents; (B) conflict with or violate any applicable Legal Requirements; or (C) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or impair the Joining Party’s rights or, in a manner adverse to the Joining Party, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration (including any forced repurchase) or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of the Joining Party pursuant to, any Company Material Contracts, except, with respect to clauses (B) and (C) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(ii)
The execution and delivery of this Agreement, or the other Transaction Agreements to which it is a party, by the Joining Party does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (A) for the filing of the First Plan of Merger and the Second Plan of Merger and associated documents in accordance with the Companies Act; (B) for the consents, approvals, authorizations and permits described on Section 4.5(b) of the Company Disclosure Letter; and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)	Compliance; Approvals.

(i)
The Joining Party has since the Reference Date complied with and is not in violation of any applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business and assets, except for failures to comply or violations which, individually or in the aggregate, are not reasonably likely to be material to the Joining Party. No written or, to the Knowledge of the Company, oral notice, of non-compliance with any applicable Legal Requirements has been received by the Joining Party since the Reference Date, except for any potential non-compliance which, individually or in the aggregate, would not reasonably be expected to be material to the Joining Party.

(ii)
(A) The Joining Party is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and (B) each Approval held by the Joining Party is valid, binding and in full force and effect, in case of (A) and (B), except as would not, individually or in the aggregate, be reasonably likely to be material to the Joining Party. The Joining Party (A) is not in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any such Approval, or (B) have received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval, except in the case of clauses (A) and (B) as would not, individually or in the aggregate, reasonably be expected to be material to the Joining Party.

(d)
Litigation. Except as disclosed in Section 2(d) of the Joining Party Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to be material to the Joining Party, there is: (a) no pending or, to the Knowledge of the Company, threatened Legal Proceeding, or to the Knowledge of the Company, any investigation, against the Joining Party or any of its respective properties or assets, or any of the directors, managers or officers of the Joining Party with regard to their actions as such; (b) other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity, no pending or, to the Knowledge of the Company, threatened audit, examination, investigation or enforcement by any Governmental Entity against the Joining Party or any of its properties or assets, or any of the directors, managers or officers of the Joining Party with regard to their actions as such; and (c) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon the Joining Party or any of their respective properties or assets, or any of the directors, managers or officers of the Joining Party with regard to their actions as such.

(e)
Disclaimer of Other Warranties. THE JOINING PARTY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS, NONE OF SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO SPAC OR ANY OF THE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING: (A) NONE OF SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY SPAC IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS; AND (B) NONE OF SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THE COMPANY OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, BY OR ON BEHALF OF SPAC IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO SPAC OR ANY OF ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OTHER THAN IN THE TRANSACTION AGREEMENTS. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF SPAC AND ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS, AND IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF SPAC EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 2(e), CLAIMS AGAINST SPAC OR ANY OTHER PERSON WILL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON.

3.
Miscellaneous. Sections 11.2 (Interpretation), 11.3 (Counterparts; Electronic Delivery), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), 11.9 (Rules of Construction) and 11.14 (No Recourse) of the Business Combination Agreement shall apply mutatis mutandis to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written above.

ROSE HILL ACQUISITION CORPORATION

By:
Name:
Title:

ALEJANDRO GARCÍA HUIDOBRO EMPRESARIO INDIVIDUAL

By:
Name:
Title:

INVERSIONES E INMOBILARIA GHC LTDA

By:
Name:
Title:

[JOINING PARTY]

By:
Name:
Title:

[Signature Page to Joinder Agreement]

EXHIBIT C

Form of First Plan of Merger

[Attached.]

Final Form

[New PubCo] (as the Surviving Company)

and

Rose Hill Acquisition Corporation (as the Merging Company)

PLAN OF MERGER

Date: [●]

94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands
T +1 345 949 4123 F +1 345 949 4647

BVI | CAYMAN ISLANDS | GUERNSEY | HONG KONG | JERSEY | LONDON

THIS PLAN OF MERGER (this Plan of Merger) is made on [●] 2022 between:

(1)
[NEW PUBCO], an exempted company incorporated under the laws of the Cayman Islands with registered number [●] having its registered office at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Company or the Surviving Company); and

(2)
ROSE HILL ACQUISITION CORPORATION, an exempted company incorporated under the laws of the Cayman Islands with registered number 373648 having its registered office at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (the Merging Company).

RECITALS

(A)
The board of directors of each of the Surviving Company and the Merging Company have approved a merger pursuant to which the Merging Company will merge with and into the Surviving Company, the undertaking, property and liabilities of the Merging Company will vest in the Surviving Company, and the Merging Company will cease to exist, with the Surviving Company continuing as the surviving company (the Merger).

(B)
The Merger shall be upon the terms and subject to the conditions of (i) the Merger Agreement (defined below), (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (defined below).

(C)
The shareholders of each of the Surviving Company and the Merging Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(D)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Merger:

Companies Act	means the Companies Act (as amended) of the Cayman Islands;

Constituent Company	means each of the Surviving Company and the Merging Company;

Effective Date
means the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act or such later date as the directors of the Constituent Companies may agree and specify in accordance with this Plan of Merger and the Companies Act;

Merger Agreement
means the business combination agreement dated October 19, 2022 between Inversiones e Inmobilaria GHC Ltda, the Merging Company and Alejandro García Huidobro Empresario Individual in the form annexed as Schedule 1 to this Plan of Merger, to which (i) the Surviving Company agreed to be bound pursuant to that certain joinder agreement executed by the Surviving Company on [●] 2022 and (ii) [Merger Sub] agreed to be bound pursuant to that certain joinder agreement executed by
[Merger Sub] on [●] 2022;

Registrar	means the Registrar of Companies in the Cayman Islands; and

Restated M&A	means the amended and restated memorandum and articles of association of the Surviving Company in the form annexed as Schedule 2 to this Plan of Merger.

2

1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)
A reference to any legislation (or any provision of it) includes a modification or re- enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedules

The Schedules form part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedules.

2.	PLAN OF MERGER

2.1	Company details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Surviving Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company[, which shall continue to be named [●] after the Merger].[1]

(c)
The registered office of the Surviving Company is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The registered office of the Merging Company is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Following the Merger, the registered office of the Surviving Company will continue to be at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1- 9009, Cayman Islands.

(d)
Immediately prior to the Effective Date, the authorised share capital of the Surviving Company will be US$[●] divided into [●] shares of a par value of US$[●] each, of which [●] shares are issued and outstanding.

[1]	Note to Draft: Parties to confirm if New PubCo will change its name upon completion of the First Merger.

3

(e)	Immediately prior to the Effective Date, the authorised share capital of the Merging Company will be US$22,200.00 divided into:[2]

(i)	200,000,000 Class A ordinary shares of a par value of US$0.0001 each, of which 14,375,000 Class A ordinary shares are issued and outstanding;

(ii)	20,000,000 Class B Ordinary shares of a par value of US$0.0001 each, of which 5,031,250 Class B Ordinary shares are issued and outstanding; and

(iii)	2,000,000 Preference shares of par value US$0.0001 each, of which no Preference shares are issued and outstanding.

(f)	Following the Merger, the authorised share capital of the Surviving Company shall [continue to be]/[be changed to] US$[●] divided into [●] shares of a par value of US$[●] each.

2.2	Effective Date

The Merger shall be effective on the Effective Date.

2.3	Terms and conditions of the Merger

The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company, are set out in this Plan of Merger and the Merger Agreement.

2.4	Memorandum of Association and Articles of Association

On  the Effective Date, the memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion of the then-current memorandum and articles of association of the Surviving Company in their entirety and the substitution in their place of the Restated M&A.

2.5	Rights and restrictions attaching to shares

Following the Merger, the rights and restrictions attaching to the shares in the Surviving Company will be as set out in the Restated M&A.

2.6	Directors of the Surviving Company

The names and addresses of the directors of the Surviving Company shall be as follows:[3]

Name	Address

[Full name of director]	[Personal address of director]

[Full name of director]	[Personal address of director]

2.7	Directors' benefits

No amounts or benefits will be paid or payable to any director of either of the Constituent Companies consequent upon the Merger.

2.8	Secured creditors

(a)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

[2]	Note to Draft: Number of Class A and Class B SPAC Shares that will be issued and outstanding immediately prior to consummating the First Merger to be confirmed and inserted.

[3]	Note to Draft: Names and addresses of SPAC directors to be inserted.

4

(b)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.	APPROVAL AND AUTHORISATION

This Plan of Merger has been:

(a)	approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Companies Act; and

(b)	authorised by special resolution of the shareholders of the Surviving Company pursuant to section 233(6) of the Companies Act; and

(c)	authorised by special resolution of the shareholders of the Merging Company pursuant to section 233(6) of the Companies Act.

4.	AMENDMENT AND TERMINATION

4.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the directors of both the Constituent Companies, to:

(a)	change the Effective Date, provided that the new Effective Date shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; or

(b)
to make any other change to the Plan of Merger which the directors of the Constituent Companies consider, in their sole discretion, to be necessary or advisable in connection with the Merger, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the directors of either of the Constituent Companies.

4.3
If this Plan of Merger is amended or terminated in accordance with this Clause 4 after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file or cause to be filed notice of the amendment or termination (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

5.	COUNTERPARTS

This Plan of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger.

6.	GOVERNING LAW

This Plan of Merger is governed by, and is to be construed in accordance with, the laws of the Cayman Islands.

[The signature page follows]

5

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED	)
for and on behalf of	)
[New PubCo] acting by:	)
	)	Name:
)
	)	Position: Director

SIGNED	)
for and on behalf of	)
Rose Hill Acquisition Corporation acting by:	)
	)	Name:
	)	Position: Director

[Signature Page to First Plan of Merger]

Schedule 1

Merger Agreement

Schedule 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

EXHIBIT D

Form of Second Plan of Merger

[Attached.]

Final Form

[New PubCo] (as the Surviving Company) and

[Merger Sub] (as the Merging Company)

PLAN OF MERGER

Date: [●]

94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands
T +1 345 949 4123 F +1 345 949 4647

BVI | CAYMAN ISLANDS | GUERNSEY | HONG KONG | JERSEY | LONDON	mourant.crom

THIS PLAN OF MERGER (this Plan of Merger) is made on [●] 2022 between:

(1)
[NEW PUBCO], an exempted company incorporated under the laws of the Cayman Islands with registered number [●] having its registered office at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Company or the Surviving Company); and

(2)
[MERGER SUB], an exempted company incorporated under the laws of the Cayman Islands with registered number [●] having its registered office at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Merging Company).

RECITALS

(A)
The board of directors of each of the Surviving Company and the Merging Company have approved a merger pursuant to which the Merging Company will merge with and into the Surviving Company, the undertaking, property and liabilities of the Merging Company will vest in the Surviving Company, and the Merging Company will cease to exist, with the Surviving Company continuing as the surviving company (the Merger).

(B)
The Merger shall be upon the terms and subject to the conditions of (i) the Merger Agreement (defined below), (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (defined below).

(C)
The shareholders of each of the Surviving Company and the Merging Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(D)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Merger:

Companies Act	means the Companies Act (as amended) of the Cayman Islands;

Constituent Company	means each of the Surviving Company and the Merging Company;

Effective Date
means the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act or such later date as the directors of the Constituent Companies may agree and specify in accordance with this Plan of Merger and the Companies Act;

Merger Agreement
means the business combination agreement dated October 19, 2022 between Inversiones e Inmobilaria GHC Ltda, Rose Hill Acquisition Corporation and Alejandro García Huidobro Empresario Individual in the form annexed as Schedule 1 to this Plan of Merger, to which (i) the Surviving Company agreed to be bound pursuant to that certain joinder agreement executed by the Surviving Company on [●] 2022 and (ii) the Merging Company agreed to be bound pursuant to that certain joinder agreement executed by the Merging Company on [●] 2022; and

Registrar	means the Registrar of Companies in the Cayman Islands.

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1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)
A reference to any legislation (or any provision of it) includes a modification or re- enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedules

The Schedules form part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedules.

2.	PLAN OF MERGER

2.1	Company details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Surviving Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company[, which shall continue to be named [●] after the Merger].[1]

(c)
The registered office of the Surviving Company is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The registered office of the Merging Company is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1- 9009, Cayman Islands. Following the Merger, the registered office of the Surviving Company will continue to be at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

(d)
Immediately prior to the Effective Date, the authorised share capital of the Surviving Company will be US$[●] divided into [●] shares of a par value of US$[●] each, of which [●] shares are issued and outstanding.

(e)
Immediately prior to the Effective Date, the authorised share capital of the Merging Company will be US$[●] divided into [●] shares of a par value of US$[●] each, of which [●] shares are issued and outstanding.

(f)	Following the Merger, the authorised share capital of the Surviving Company shall [continue to be]/[be changed to] US$[0.0001] divided into [●] shares of a par value of US$[●] each.

[1]	Note to Draft: Parties to confirm if New PubCo will change its name upon completion of the Second Merger.

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2.2	Effective Date

The Merger shall be effective on the Effective Date.

2.3	Terms and conditions of the Merger

The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company, are set out in this Plan of Merger and the Merger Agreement.

2.4	Memorandum of Association and Articles of Association

The memorandum and articles of association of the Surviving Company immediately prior to the Merger shall be its memorandum and articles of association after the Merger.

2.5	Rights and restrictions attaching to shares

Following the Merger, the rights and restrictions attaching to the shares in the Surviving Company will be as set out in the memorandum and articles of association of the Surviving Company.

2.6	Directors of the Surviving Company

The names and addresses of the directors of the Surviving Company shall be as follows:[2]

Name	Address
[Full name of director]	[Personal address of director]
[Full name of director]	[Personal address of director]

2.7	Directors' benefits

No amounts or benefits will be paid or payable to any director of either of the Constituent Companies consequent upon the Merger.

2.8	Secured creditors

(a)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.	APPROVAL AND AUTHORISATION

This Plan of Merger has been:

(a)	approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Companies Act; and

(b)	authorised by special resolution of the shareholders of the Surviving Company pursuant to section 233(6) of the Companies Act; and

(c)	authorised by special resolution of the shareholders of the Merging Company pursuant to section 233(6) of the Companies Act.

[2]	Note to Draft: Insert names and addresses of Directors as per Section [2.9(b)] of the business combination agreement.

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4.	AMENDMENT AND TERMINATION

4.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the directors of both the Constituent Companies, to:

(a)	change the Effective Date, provided that the new Effective Date shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; or

(b)
to make any other change to the Plan of Merger which the directors of the Constituent Companies consider, in their sole discretion, to be necessary or advisable in connection with the Merger, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the directors of either of the Constituent Companies.

4.3
If this Plan of Merger is amended or terminated in accordance with this Clause 4 after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file or cause to be filed notice of the amendment or termination (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

5.	COUNTERPARTS

This Plan of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger.

6.	GOVERNING LAW

This Plan of Merger is governed by, and is to be construed in accordance with, the laws of the Cayman Islands.

[The signature page follows]

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IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED	)
for and on behalf of	)
[New PubCo] acting by:	)
	)	Name:
	)	Position: Director
)

SIGNED	)
for and on behalf of	)
[Merger Sub] acting by:	)
	)	Name:
	)	Position: Director

[Signature Page to Second Plan of Merger]

Schedule 1

Merger Agreement